                                                            1996 FORM 10-K
                                                            EXHIBIT 10.15




                         AMENDED AND RESTATED REVOLVING
                                CREDIT AGREEMENT


                                     AMONG


                       LAKEHEAD PIPE LINE COMPANY, INC.,
                       LAKEHEAD PIPE LINE PARTNERS, L.P.,
                    LAKEHEAD SERVICES, LIMITED PARTNERSHIP,
                LAKEHEAD PIPE LINE COMPANY, LIMITED PARTNERSHIP;


                                BANK OF MONTREAL
                            AS AGENT FOR THE BANKS;


                         HARRIS TRUST AND SAVINGS BANK
                          AS COLLATERAL AGENT FOR THE
                     BANKS FROM TIME TO TIME PARTY HERETO;

                                      AND

                        THE BANKS SHOWN ON SCHEDULE 1.01
                            AND THE OTHER BANKS FROM
                           TIME TO TIME PARTY HERETO


                               SEPTEMBER 6, 1996

                               TABLE OF CONTENTS



Article I - Definitions; Construction ...................................   2
     Section 1.01 - Definitions .........................................   2
     Section 1.02 - Construction ........................................  26
     Section 1.03 - References, Exhibits ................................  26
     Section 1.04 - Accounting Matters ..................................  26
     Section 1.05 - Types of Loans ......................................  27
     Section 1.06 - Computation of Time Periods .........................  27

Article II - Amount and Terms of Credit .................................  27
     Section 2.01 - Loan Commitments ....................................  27
     Section 2.02 - Notice of Borrowing .................................  29
     Section 2.03 - [Intentionally Omitted] .............................  29
     Section 2.04 - Disbursement of Funds ...............................  29
     Section 2.05 - Notes ...............................................  30
     Section 2.06 - Assumption of Loans by Another Borrower,
                    Several Liability of Borrowers, Etc. ................  30
     Section 2.07 - Interest and Fee Provisions .........................  30
     Section 2.08 - Security ............................................  32
     Section 2.09 - Pro Rata Borrowings .................................  33
     Section 2.10 - Illegality ..........................................  34
     Section 2.11 - Increased Costs; Capital Adequacy ...................  34
     Section 2.12 - Change of Lending Office ............................  36
     Section 2.13 - Deposits Unavailable ................................  36
     Section 2.14 - Continuation and Conversion Elections ...............  36
     Section 2.15 - Funding .............................................  37
     Section 2.16 - Non-receipt of Funds by the Agent ...................  37
     Section 2.17 - Interest Rate Determination .........................  38
     Section 2.18 - Interest ............................................  38
     Section 2.19 - Certain Events ......................................  39
     Section 2.20 - Voluntary Termination by Borrower ...................  39
     Section 2.21 - Mandatory Action When Certain Indebtedness
                    Exceeds Required Amount .............................  39
     Section 2.22 - Adequate Stated Interest ............................  39

Article III - Fees; Loan Commitments; Payments ..........................  40
     Section 3.01 - Facility Fee ........................................  40
     Section 3.02 - Voluntary Reduction of Loan Commitments .............  40
     Section 3.03 - Mandatory Reduction of Total Loan Commitment ........  40
     Section 3.04 - Voluntary Prepayments ...............................  41
     Section 3.05 - Mandatory Prepayments ...............................  42

     Section 3.06 - Method and Place of Payment ........................... 42
     Section 3.07 - Net Payments .......................................... 42
     Section 3.08 - Pro Rata Treatment .................................... 44

Article IV - Conditions Precedent ......................................... 46
     Section  4.01 - Conditions Precedent to the Initial Credit Event ..... 46
     Section  4.02 - Conditions Precedent to Loans ........................ 48
     Section  4.03 - Use of Proceeds ...................................... 48
     Section  4.04 - Takeover Notification ................................ 48

Article V - Representations and Warranties ................................ 50
     Section  5.01 - Organization ......................................... 50
     Section  5.02 - Power and Authority, Licenses and Permits ............ 51
     Section  5.03 - Authorization of Credit Documents; No Violation ...... 51
     Section  5.04 - Enforceability of Credit Documents ................... 52
     Section  5.05 - Financial Statements ................................. 52
     Section  5.06 - [Intentionally Omitted] .............................. 52
     Section  5.07 - Payment of Taxes ..................................... 52
     Section  5.08 - Environmental Matters ................................ 53
     Section  5.09 - Foreign Assets Control Regulations, etc............... 54
     Section  5.10 - Disclosure ........................................... 54
     Section  5.11 - Chief Executive Office ............................... 54
     Section  5.12 - [Intentionally Omitted] .............................. 54
     Section  5.13 - [Intentionally Omitted] .............................. 54
     Section  5.14 - Indebtedness ......................................... 55
     Section  5.15 - Assets and Business .................................. 55
     Section  5.16 - Compliance with Other Instruments, etc................ 56
     Section  5.17 - Governmental Consent ................................. 56
     Section  5.18 - Federal Reserve Regulations .......................... 56
     Section  5.19 - Investment Company Act ............................... 56
     Section  5.20 - Public Utility Holding Company Act; Federal Power Act. 56
     Section  5.21 - ERISA ................................................ 57

Article VI - Affirmative Covenants ........................................ 57
     Section 6.01 - [Intentionally Omitted] ............................... 57
     Section 6.02 - [Intentionally Omitted] ............................... 57
     Section 6.03 - Reporting Covenants ................................... 57
     Section 6.04 - Visitation, Inspection, Etc............................ 61

Article VII - Procedures on Prepayment .................................... 62
     Section  7.01 - Notice of Optional Prepayments: Officer's Certificate. 62
     Section  7.02 - [Intentionally omitted] .............................. 62
     Section  7.03 - Contingent Prepayments on Disposition of Mortgaged
                     Properties ........................................... 62

     Section 7.04 - Prepayment on Taking or Destruction .................... 63
     Section 7.05 - Pro Rata Payment of Mortgage Notes ..................... 63

Article VIII - Business and Financial Covenants ............................ 64
     Section 8.01 - Indebtedness ........................................... 64
     Section 8.02 - Liens .................................................. 66
     Section 8.03 - Investments/Guaranties, etc............................. 70
     Section 8.04 - Restricted Payments .................................... 71
     Section 8.05 - Transactions with Affiliates ........................... 72
     Section 8.06 - Subsidiary Stock and Indebtedness ...................... 72
     Section 8.07 - Mergers and Consolidations ............................. 73
     Section 8.08 - Partnership or Corporate Existence, etc.; Business;
                    Compliance with Laws ................................... 75
     Section 8.09 - Payment of Taxes and Claims, Etc........................ 76
     Section 8.10 - Compliance with ERISA .................................. 76
     Section 8.11 - Maintenance of Properties/Insurance .................... 77
     Section 8.12 - Security Documents ..................................... 78
     Section 8.13 - Chief Executive Office ................................. 78
     Section 8.14 - Intentionally Omitted .................................. 78
     Section 8.15 - Intentionally Omitted .................................. 78
     Section 8.16 - Intentionally Omitted .................................. 78
     Section 8.17 - Covenant to Secure Notes Equally ....................... 78
     Section 8.18 - Intentionally Omitted .................................. 78
     Section 8.19 - Rate Refund Reserve .................................... 78
     Section 8.20 - More Restrictive Provisions ............................ 79

Article IX - Events of Default ............................................. 79
     Section 9.01 - Events of Default ...................................... 79
     Section 9.02 - Other Remedies ......................................... 82
     Section 9.03 - No Cross-default ....................................... 82

Article X - The Agent and the Collateral Agent ............................. 82
     Section 10.01 - Appointment ........................................... 82
     Section 10.02 - Nature of Duties ...................................... 83
     Section 10.03 - Lack of Reliance on the Agent and the Collateral Agent. 83
     Section 10.04 - Certain Rights of the Agent, the Collateral Agent ..... 84
     Section 10.05 - Reliance .............................................. 85
     Section 10.06 - Indemnification ....................................... 85
     Section 10.07 - Bank of Montreal/Harris Trust and Savings Bank ........ 85
     Section 10.08 - Holders ............................................... 86
     Section 10.09 - Resignation ........................................... 86
     Section 10.10 - Representations and Warranties of the Banks
                     and the Collateral Agent .............................. 87

     Section 10.11 - Collateral Agent May Act Through Agents ............... 88
     Section 10.12 - Indemnification ....................................... 88
     Section 10.13 - Copies, etc............................................ 88

Article XI - Miscellaneous ................................................. 88
     Section 11.01 - Payment of Expenses. etc............................... 88
     Section 11.02 - Notices ............................................... 89
     Section 11.03 - Benefit of Agreement; Participations and Assignments .. 89
     Section 11.04 - No Waiver; Remedies Cumulative ........................ 92
     Section 11.05 - Governing Law ......................................... 92
     Section 11.06 - Counterparts .......................................... 92
     Section 11.07 - Headings Descriptive .................................. 92
     Section 11.08 - Amendment and Waiver .................................. 92
     Section 11.09 - Collateral Agent Authorization ........................ 93
     Section 11.10 - Transfer by Banks ..................................... 93
     Section 11.11 - Debt Service Reserve .................................. 94
     Section 11.12 - Indemnity by MLP and the Services Partnership ......... 95
     Section 11.13 - Survival .............................................. 96
     Section 11.14 - Severability .......................................... 96
     Section 11.15 - Forum Selection and Consent to Jurisdiction ........... 96
     Section 11.16 - Final Agreement ....................................... 97
     Section 11.17 -[Intentionally omitted] ................................ 97
     Section 11.18 - Renewal, Extension, and Amendment ..................... 97

SCHEDULES

Schedule 1.01 - Banks
Schedule 1.02 - Notes
Schedule 5.08 - Environmental Matters
Schedule 5.15(b)(ii) - Counties with Pipeline Assets
Schedule 5.15(c)(ii) - Counties / Facilities
Schedule 5.21(a) - ERISA Plans



EXHIBITS

Exhibit A -  Notice of Non-Continuation
Exhibit B -  Notice of Borrowing
Exhibit C -  Notice of Continuation/Conversion
Exhibit D - Credit Event Certificate
Exhibit E -  Operating Partnership Compliance Certificate
Exhibit F -  Subordination Provisions
Exhibit G -  Form of Assignment Agreement

                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

     This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of September 6, 1996 is made and entered into by and among LAKEHEAD PIPE LINE COMPANY, INC., a Delaware corporation (the "General Partner"), LAKEHEAD PIPE LINE PARTNERS, L.P., a Delaware limited partnership (the "MLP"), LAKEHEAD SERVICES, LIMITED PARTNERSHIP, a Delaware limited partnership (the "Services Partnership"), LAKEHEAD PIPE LINE COMPANY, LIMITED PARTNERSHIP, a Delaware limited partnership (the "Operating Partnership" and together with the MLP and the Services Partnership, the "Borrowers"); the financial institutions listed on Schedule
1.01 hereto; BANK OF MONTREAL, a Canadian chartered bank as agent for the "Banks" (hereinafter defined); and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as collateral agent for the Banks.


                                  WITNESSETH:


     WHEREAS, the General Partner and the Borrowers entered into that certain Revolving Credit and Term Loan Facility Agreement dated as of December 12, 1991 (as the same may have been amended, modified or supplemented prior to the date hereof, the "Existing Credit Agreement"), with Bank of Montreal as "Agent" and "Technical Agent" (as each of said terms is therein defined) for the banks from time to time party thereto; Harris Trust and Savings Bank as Collateral Agent for such banks; and the banks listed in Schedule 1.01 thereto, pursuant to which the banks from time to time party thereto agreed to make revolving loans to the Borrowers in a maximum amount not to exceed $275,000,000 (which amount was subsequently reduced by the Borrowers first to $225,000,000 and then to $205,000,000);

     WHEREAS, the General Partner and the Borrowers have requested that the Banks continue to make available to the Borrowers revolving loans in a maximum aggregate amount not to exceed $205,000,000 in accordance with the terms and conditions of the Existing Credit Agreement as amended and restated as hereinafter set forth;

     WHEREAS, the Banks, subject to the terms and conditions hereinafter set forth, have agreed and hereby agree so to do;

     WHEREAS, Bank of Montreal has agreed to continue to act as Agent for the Banks in accordance with terms and conditions of the Existing Credit Agreement as amended and restated as hereinafter set forth and in accordance with certain of the "Security Documents" (hereinafter defined);

     WHEREAS, Harris Trust and Savings Bank has agreed to continue to act as Collateral Agent for the Banks in accordance with terms and conditions of the Existing Credit Agreement as amended and restated as hereinafter set forth and in accordance with certain of the Security Documents; and

     WHEREAS, accordingly, the General Partners, the Borrowers, the Banks listed in Schedule 1.01 hereto, the Agent, and the Collateral Agent have agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                           DEFINITIONS; CONSTRUCTION

     SECTION 1.01 Definitions. As used herein and in any other of the "Credit Documents" (hereinafter defined) unless otherwise defined therein, the following terms shall have the meanings specified hereinbelow unless the context otherwise requires. Each term defined in this Section 1.01 or in any other provision of this Agreement in the singular shall have the same meanings in the plural and vice versa.

     "Affiliate" shall mean as applied to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person, provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether as a general partner or through the ownership of voting securities or by contract or otherwise.

     "Agent" shall mean, Bank of Montreal, acting hereunder in its capacity as agent for the Banks and its successors appointed pursuant to Article X.

     "Agreement" shall mean this Amended and Restated Revolving Credit Agreement, as amended, supplemented or modified from time to time, including, but not limited to, by that certain First Amendment to Amended and Restated Credit Agreement dated of even date herewith executed by the General Partner, the Borrowers and the Agent (for so long as the same shall be in effect).

     "Acquired Assets" shall mean, at any date of determination, any assets other than Newly Constructed Assets acquired by the Operating Partnership or any of its Subsidiaries from any Person at any time during the four consecutive calendar quarter period used to determine Consolidated Cash Flow as at such date of determination.

    "Allocable Excess Sales Proceeds" shall have the meaning assigned to such term in Section 7.03(a).

    "Applicable Anniversary Date" shall have the meaning assigned to such term in Section 2.01.

     "Applicable Margin" and "Applicable Facility Fee" shall mean, as applicable, the following percentages for the specified Levels, Types of Loans, and Collateral:

                                 PRICING CHART

                                              PRIME           LIBOR
                     COLLATERAL               RATE   CD RATE   RATE     APPLICABLE
LEVELS                  TYPE                  LOAN    LOAN     LOAN    FACILITY FEE
---------------------------------------------------------------------------------------
  I            Qualifying Securities          -0-    .125%    .125%     .075%
                Mortgaged Properties          -0-    .125%    .125%     .075%
  II           Qualifying Securities          -0-    .125%    .125%     .085%
                Mortgaged Properties          -0-    .165%    .165%     .085%
  III          Qualifying Securities          -0-    .125%    .125%     .100%
                Mortgaged Properties          -0-    .225%    .225%     .100%
  IV           Qualifying Securities          -0-    .125%    .125%     .1875%
                Mortgaged Properties          -0-    .3125%   .3125%    .1875%
  V            Qualifying Securities          -0-    .125%    .125%     .250%
                Mortgaged Properties          -0-    .750%    .750%     .250%

For purposes of the foregoing Pricing Chart:

     Level I shall be applicable, as at any date of determination, if the Cash Flow/Interest Coverage Pricing Ratio as at such date shall be equal to or greater than 3.75; or, upon notice to the Agent, at any time that the senior, secured debt of either the MLP or the Operating Partnership is rated AA- or better (or the comparable equivalent thereof if the rating system is changed) by S&P or Aa3 (or the comparable equivalent thereof if the rating system is changed) by Moody s;

     Level II shall be applicable, as at any date of determination, if the Cash Flow/Interest Coverage Pricing Ratio as at such date shall be equal to or greater than 3.00 but less than 3.75, or upon notice to the Agent, at any time that the senior, secured debt of either the MLP or the Operating Partnership is rated A- or better but not as high as AA- (or the comparable equivalents thereof if the rating system is changed) by S&P or A3 or better but not as high as Aa3 (or the comparable equivalents thereof if the rating system is changed) by Moody s, unless Borrowers otherwise qualify for the Applicable Margin and Applicable Facility Fee specified above for Level I;

     Level III shall be applicable, as at any date of determination, if the Cash Flow/Interest Coverage Pricing Ratio as at such date shall be equal to or greater than 2.50 but less than 3.00, or upon notice to the Agent, at any time that the senior, secured debt of either the MLP or the Operating Partnership is rated BBB or better but not as high as A- (or the comparable equivalents thereof if the rating system is changed) by S&P or Baa2 or better but not as high as A3 (or the comparable equivalents thereof if the rating system is changed) by Moody's, unless Borrowers otherwise qualify for the Applicable Margin and Applicable Facility Fee specified above for Level I or Level II;

     Level IV shall be applicable, as at any date of determination, if the Cash Flow/Interest Coverage Pricing Ratio as at such date shall be equal to or greater than 2.25 but less than 2.50, or upon notice to the Agent, at any time that the senior, secured debt of either the MLP or the Operating Partnership is rated BBB- (or the comparable equivalent thereof if the rating system is changed) by S&P or Baa3 (or the comparable equivalent thereof if the rating system is changed) by Moody's, unless Borrowers otherwise qualify for the Applicable Margin and Applicable Facility Fee specified above for Levels I, II or III; and

     Level V shall be applicable, as at any date of determination, if the Cash Flow/Interest Coverage Pricing Ratio as at such date shall be less than 2.25, unless Borrowers provide notice to the Agent in respect of the rating of the senior, secured debt of either the MLP or the Operating Partnership, and as a result of such rating, Borrowers qualify for the Applicable Margin and Applicable Facility Fee specified above for Levels I, II, III or IV, as applicable.

     "Assessment Rate" shall mean, for any date, the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then-current net annual assessment rate that would be employed in determining amounts payable by the Banks to the FDIC for insurance by the FDIC of time deposits made in Dollars at the Agent's Domestic Lending Office.

     "Assets" shall mean, collectively, the regulated crude oil and natural gas liquids pipeline business and assets of the MLP (including, without limitation, approximately 2,600 miles of pipeline with diameters ranging from 12 inches to 48 inches, 45 main line pump station locations with a total of approximately 470,000 installed horsepower and 43 tanks with a capacity of approximately 8.5 million barrels).

     "Assignee" shall have the meaning assigned to such term in Section
11.03(b).

     "Assignment Agreement" shall have the meaning assigned to such term in
Section 11.03(b).

     "Assignor" shall have the meaning assigned to such term in Section
11.03(b).

     "Assumption Agreements" shall mean, collectively, the assumption agreements executed, respectively, by any of the Borrowers pursuant to Section 2.06.

     "Available Cash" shall mean, with respect to any calendar quarter:

          (a) the sum of (i) all cash receipts of the Operating Partnership during such quarter from all sources and (ii) any reduction in cash reserves established in prior quarters, less (b) the sum of (i) all cash disbursements of the Operating Partnership during such quarter (excluding Restricted Payments), plus (ii) any cash reserves established in such quarter or any increase in cash reserves established in prior quarters in such amounts as the general partner of the Operating Partnership shall determine to be necessary or appropriate in its reasonable discretion (A) to provide for the proper conduct of the business of the Operating Partnership (including cash reserves for future capital expenditures), (B) to provide for reserves in an amount equal to the incremental revenues collected by the Operating Partnership and its Subsidiaries pursuant to a rate increase that are subject to possible refund or (C) to provide funds for the payment of debt service (including the payment of principal, prepayment amounts, if applicable, and interest) of the Operating Partnership in respect of the Notes, the Mortgage Notes and any other Indebtedness of the Operating Partnership with respect to any of the next four quarters, plus (iii) any other cash reserves established in such quarter in such amounts as the general partner of the Operating Partnership determines in its reasonable discretion to be necessary because the payment of Restricted Payments in such amounts would be prohibited by applicable law or other agreement (including this Agreement), security agreement, mortgage, debt instrument or other agreement or obligation to which the Operating Partnership is a party or by which it is bound or its assets are subject; provided that Available Cash shall reflect (w) in each calendar quarter a reserve equal to at least 50% of the aggregate amount of all interest in respect of the Notes, the Mortgage Notes and any other Indebtedness of the Operating Partnership secured pursuant to Section 8.02(i) to be paid in the next quarter (assuming, in the case of the Notes, that the rate of interest will be the Fluctuating Rate and, in the case of other Indebtedness bearing interest at fluctuating interest rates which cannot be determined in advance, that the interest rate in effect on the last Business Day of the immediately preceding calendar quarter will remain in effect until such Indebtedness is due to be paid), (x) with respect to the Mortgage Notes and any of such other Indebtedness of which principal is payable annually, in the third calendar quarter immediately preceding each calendar quarter in which any scheduled principal payment is due with respect to such Mortgage Notes and other Indebtedness (a "principal payment quarter"), a reserve equal to at least 25% of the aggregate amount of all principal to be paid in respect of such Mortgage Notes and other Indebtedness in such principal payment quarter; in the second calendar quarter immediately preceding a principal payment quarter, a reserve equal to at least 50% of the aggregate amount of all principal to be paid in respect of such Mortgage Notes and other Indebtedness in such principal payment quarter, and in the calendar quarter immediately preceding a principal payment quarter, a reserve equal to at least 75% of the aggregate amount of all principal to be paid in respect of such Mortgage Notes and other such Indebtedness in such principal payment quarter, (y) with respect to any other Indebtedness of which principal is payable semi-annually or more frequently, in each calendar quarter a reserve equal to at least 50% of the aggregate amount of all principal to be paid in respect of such other Indebtedness in the next quarter, and (z) a reserve comprised of any other amounts required pursuant to Section 11.11(b) of this Agreement.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended.

     "Banks" shall mean the financial institutions listed in Schedule 1.01 hereto and all Persons who become Banks pursuant to subsections 2.01, 11.03(b) or 11.03(c).

     "Base CD Rate" means, relative to any Interest Period for CD Rate Loans, the secondary rate (adjusted to the basis of a year of 365 or 366 days, as the case may be) for certificates of deposit having a maturity approximately equal to such Interest Period reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in the Federal Reserve Statistical Release H.15(519) during the week following such day), or if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for certificates of deposit having a maturity approximately equal to such Interest Period of major money center banks in New York City received at approximately 10:00 A.M., New York City time on such day (or, if such day shall not be a Business Day, on the next preceding Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by the Agent.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States or any successor thereto.

     "Borrowers" shall have the meaning assigned to such term in the introductory paragraph hereof, provided, however, that such term shall not include any such Person which has as of the date of determination has ceased to be a Borrower under this Agreement pursuant to Section 2.20, and "Borrower" shall mean any of the Borrowers.

     "Borrowing" shall mean a borrowing by a Borrower of any Loan pursuant to a Notice of Borrowing or a conversion of a Loan from one Type of Loan to another Type of Loan pursuant to a Notice of Continuation/Conversion. Each Borrowing shall be of one Type of Loan.

     "Business" shall mean the operation by the Operating Partnership and its Subsidiaries of the regulated crude oil and natural gas liquids pipeline system.

     "Business Day" shall mean any day excluding Saturday, Sunday, and any other day on which banks are required or authorized to close in New York City, New York or Chicago, Illinois and, if the applicable day relates to LIBOR Rate Loans, on which trading is carried on by and between banks in Dollar deposits in the interbank eurodollar market.

     "Capital Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person (as lessee or guarantor or other surety) which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

     "Cash Flow Available for Debt Service" shall mean, as of any calendar quarter-end (a) EBITDA for the most recently-ended four calendar quarter period (including the calendar quarter then ending), less (b) the amount of investment income generated by such Person and its Subsidiaries on a consolidated basis from the investment of cash and cash equivalents during such period.

     "Cash Flow/Interest Coverage Pricing Ratio" means, as of the end of each calendar quarter, the quotient obtained by dividing (A) the sum of (a) EBITDA plus (b) to the extent not included in EBITDA, EBITDA with respect to Acquired Assets, excluding, however, (c) any nonrecurring amounts (including, without limitation, amounts paid to shippers (or accrued) pursuant to decisions of regulatory bodies or negotiated settlement agreements) to the extent included in the foregoing clauses (a) and (b), less (d) the amount of investment income generated by such Person and its Subsidiaries on a consolidated basis from the investment of cash and cash equivalents, in each case for the period of four consecutive calendar quarters ending on such calendar quarter ending date by (B) the sum of (x) the Consolidated Gross Interest Expense less (y) the amount of investment income generated by such Person and its Subsidiaries on a consolidated basis from the investment of cash and cash equivalents for the same four consecutive calendar quarter period.

     "CD" shall mean Certificate of Deposit.

     "CD Rate" for any Interest Period shall mean for each CD Rate Loan an interest rate per annum determined by the Agent to be the sum (rounded upwards to the nearest 1/16th of 1%) of: (a) the product of (i) the Base CD Rate and
(ii) Statutory Reserves plus (b) the Assessment Rate.

     "CD Rate Loan" shall mean any Loan made or converted at the CD Rate plus the Applicable Margin pursuant to a Notice of Borrowing or a Notice of Continuation/Conversion or otherwise pursuant to the terms of this Agreement.

     "CD Reserve Percentage" shall mean, relative to any Interest Period for CD Rate Loans, a percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements), specified under regulations issued from time to time by the Board and then applicable to the class of banks of which Agent is a member, on deposits of the type used as a reference in determining the CD Rate and having a maturity approximately equal to such Interest Period.

     "CERCLA" shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended.

     "Change" shall have the meaning assigned to such term in Section
2.11(a)(i).

     "Closing" shall mean the closing of the transactions contemplated by this Agreement.

     "Closing Date" shall mean the date on which the conditions precedent specified in Section 4.01 are first satisfied and the Initial Credit Event shall have occurred.

     "Closing Date Pricing Certificate" shall have the meaning assigned to such term in Section 4.01(c).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral" shall mean, as applicable, Qualifying Securities or Mortgaged Properties.

     "Collateral Agent" shall mean Harris Trust and Savings Bank acting in its capacity as collateral agent for the Banks and its successors appointed pursuant to Article X.

     "Communications" shall have the meaning assigned to such term in Section 11.02.

     "Consolidated Cash Flow" shall mean, at any date of determination, (a) all cash receipts of the Operating Partnership and its Subsidiaries from operations (except in respect of Acquired Assets or Newly Constructed Assets which are treated below in this definition) during the period of four consecutive calendar quarters most recently ended prior to such date of determination, but excluding
(A) cash proceeds from Interim Capital Transactions and (B) net cash receipts from operations in respect of assets sold pursuant to Section 8.07(c), less (b) the amount of investment income received by such Person and its Subsidiaries on a consolidated basis during such period from the investment of cash and cash equivalents, less (c) the sum of:

          (i) all cash operating expenditures of the Operating Partnership and its Subsidiaries during such period (including, without limitation, cash operating expenditures of Subsidiaries prior to the acquisition thereof by the Operating Partnership and taxes paid by the Operating Partnership as an entity and by its Subsidiaries during such period),

          (ii) an amount equal to the actual reserves, if any, established by the general partner of the Operating Partnership during such period for the incremental revenues collected by the Operating Partnership and its Subsidiaries during such period pursuant to a rate increase which revenues are, at such date of determination, subject to possible refund,

          (iii) the amount, if any, by which cash reserves outstanding as of the end of the period that the general partner of the Operating Partnership determines in its reasonable discretion to be necessary or appropriate to provide for the future cash payment of expenditures of the type referred to in clause (i) above exceeds such cash reserves outstanding at the beginning of such period, plus

          (iv) the amount, if any, by which cash reserves outstanding at the end of the period that the general partner of the Operating Partnership determines in its reasonable discretion to be necessary or appropriate to provide funds for distributions with respect to the four calendar quarters following the end of such period exceeds such cash reserves outstanding at the beginning of such period, plus (d) with respect to Acquired Assets, an amount equal to the cash receipts generated by such Acquired Assets (less actual cash operating expenditures paid with respect to such Acquired Assets) during the four consecutive calendar quarters ending on the date of determination (regardless of the ownership thereof during such period), plus (e) with respect to Newly Constructed Assets, an amount equal to the product obtained by multiplying (i) the cost thereof by
(ii) the interest rate applicable to United States Treasury Bonds with a maturity of 30 years (which interest rate shall be determined as of the applicable date of determination) plus 1%,

all as determined on a consolidated basis and after elimination of intercompany items. For the purposes of the foregoing clause (ii) of this definition, the Operating Partnership shall be deemed to have established a cash reserve in the maximum amount required to be established (or, if not so required, the maximum amount which the holders of a majority of the aggregate principal amount of the MP Loans, in their discretion, may require the Operating Partnership to establish) pursuant to Section 8.19 (the "Deemed Reserve Amount") if at the date of determination the actual cash reserve, if any, established as described in clause (ii) of this definition is less than the Deemed Reserve Amount.

     "Consolidated Gross Interest Expense" means, as of the end of any calendar quarter, Consolidated Interest Expense plus the amount of capitalized interest (as determined in accordance with GAAP) of the Operating Partnership and its Consolidated Subsidiaries during the same four calendar quarters used to determine Consolidated Interest Expense as of such calendar quarter-end.

     "Consolidated Interest Expense" means, as of the end of any calendar quarter, the interest expense of the Operating Partnership and its consolidated Subsidiaries incurred for the financing of the ordinary course of business operations of the Operating Partnership and its consolidated Subsidiaries during the period of the four most recently completed calendar quarters ending on such calendar quarter ending date (as determined in accordance with GAAP).

     "Consolidated Net Worth" of any Person shall mean the amount by which (a) the total assets of such Person and, if applicable, its Subsidiaries appearing on a balance sheet (consolidated, if applicable) of such Person and, if applicable, its Subsidiaries prepared in accordance with GAAP on a consolidated basis, as of the date of determination exceeds (b) the total liabilities of such Person and, if applicable, its Subsidiaries appearing on a balance sheet of such Person and, if applicable, its Subsidiaries prepared in accordance with GAAP as of the date of determination on a consolidated basis, in each case after eliminating all intercompany transactions.

     "Consolidated Pro Forma Debt Service" means, at any date of determination,
(a) the total amount payable by any Person and its Subsidiaries on a consolidated basis, after eliminating all intercompany transactions, during the four consecutive calendar quarters next succeeding the date of determination, in respect of scheduled principal payments and all interest charges with respect to

Indebtedness of such Person and its Subsidiaries outstanding on such date of determination, after giving effect to any Indebtedness proposed to be incurred on such date and to the substantially concurrent repayment of any other Indebtedness, including actual payments under Capital Lease obligations, (b) less the amount of investment income received by such Person and its Subsidiaries on a consolidated basis during such period from the investment of cash and cash equivalents, (i) assuming, in the case of the Indebtedness under this Agreement (other than Indebtedness secured by Qualifying Securities), that such Indebtedness will bear interest at the Fluctuating Rate and, in the case of other Indebtedness bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period; (ii) in the case of any Working Capital Facility, including only actual interest payments paid pursuant thereto during the most recent four calendar quarters; and (iii) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement other than any Working Capital Facility, as maturing and becoming due and payable in equal quarterly installments over (A) a term of seven years if the maturity or termination date thereof is seven years or less or (B) if the maturity or termination date thereof is more than seven years, over such longer term.

     "Coverage Ratio" shall mean as of the end of any calendar quarter after the Closing Date, the quotient obtained by dividing Cash Flow Available for Debt Service as of the end of such calendar quarter by the Consolidated Pro Forma Debt Service as of the end of such calendar quarter.

     "Credit Documents" shall mean this Agreement, the Assumption Agreements, the Notes, the Security Documents, the Special Agency Agreement, each Notice of Borrowing and each Notice of Continuation/Conversion.

     "Credit Event" shall mean an advance of funds made by the Banks pursuant to
Article II (including any reborrowings under the Loan Commitment), a conversion from one Type of Loan to any other Type of Loan, the continuation of a Loan pursuant to Section 2.14 or the assumption by one Borrower of Loans outstanding to another Borrower pursuant to an Assumption Agreement.

     "Credit Transactions" shall mean the credit transactions governed by this Agreement.

     "Debt Service Reserve" shall mean the reserve for debt service for the MP Loans and the Mortgage Notes established and maintained by the Operating Partnership with the Special Agent and described in Section 11.11.

     "Deemed Reserve Amount" shall have the meaning assigned to such term in the definition of Consolidated Cash Flow.

     "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

     "Defaulting Borrower" shall have the meaning assigned to such term in
Section 9.01.

     "Dollar" and the sign "$" shall mean lawful money of the United States of America.

     "Domestic Lending Office" shall mean, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" on Schedule 1.01 to this Agreement, or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.

     "EBITDA" shall mean, for any period, (a) Net Income for such period plus
(b) depreciation, amortization, interest expense, and income taxes for such period, in each case to the extent deducted in determining Net Income for such period, less the Rate Refund Reserve to the extent contributions thereto are not deducted in determining Net Income for such period, all as determined on a consolidated basis for the Operating Partnership and its Subsidiaries.

     "Electing Bank" shall mean any Bank which elects not to continue the Loan Period and is so identified in a Notice of Non-Continuation provided to the Borrowers as contemplated in Section 2.01(a).

     "Environmental Laws" shall mean applicable federal, state, local, and foreign laws, rules or regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Eurocurrency Liabilities" shall have the meaning currently assigned to such term in Regulation D of the Board.

     "Event of Default" shall have the meaning assigned to such term in Article IX.

     "Excess Sales Proceeds" shall have the meaning specified in Section 8.07(c)(ii)(B).

     "Existing Credit Agreement" shall have the meaning assigned to such term in the recitals hereof.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

     "FERC" shall mean the Federal Energy Regulatory Commission or any successor thereto with authority to regulate crude oil and natural gas liquids pipelines.

     "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

     "Fluctuating Rate" shall mean, as of any date of determination, the rate of interest which is equal to the greater of (a) the LIBOR Quoted Rate for one month loans on such date of determination plus the Applicable Margin, and (b) the LIBOR Quoted Rate for 12-month loans on such date of determination plus the Applicable Margin.

     "Foreign Bank" shall have the meaning assigned to such term in Section 3.07(e).

     "Form 1001 Certification" shall have the meaning assigned to such term in
Section 3.07(e).

     "Form 4224 Certification" shall have the meaning assigned to such term in
Section 3.07(e).

     "Funded Debt" means with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures one year or more from the date of the initial creation thereof, provided that Funded Debt shall include any Indebtedness which does not otherwise come within the foregoing definition but which is directly or indirectly renewable or extendible at the option of the debtor to a date one year or more (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from the date of the initial creation thereof, except any Working Capital Facility.

     "GAAP" shall mean generally accepted accounting principles in effect in the United States from time to time.

     "General Partner" shall have the meaning assigned to such term in the introductory paragraph hereof.

     "Guaranty" shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable or any other obligation under any contract which, in economic effect, is substantially equivalent to a guaranty, including, without limitation, any such obligation of a partnership in which such Person is a general partner or of a joint venture in which such Person is a joint venturer, and any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.

     "Highest Lawful Rate" shall mean, at any date, the maximum nonusurious interest rate that may under applicable law then be contracted for, charged, received, taken, or reserved by a Bank in connection with the Loans made by such Bank.

     "Indebtedness" of any Person shall mean (without duplication):

          (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed;

          (b) any indebtedness, whether or not for borrowed money, secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, provided that the amount of such Indebtedness if not so assumed shall in no event be deemed to be greater than the fair market value from time to time (as determined in good faith by such Person) of the property subject to such Lien;

          (c) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property, service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise, excluding, however, trade accounts payable incurred in the ordinary course of business by the Person whose Indebtedness is being determined;

          (d) any obligations under Capital Leases to the extent such obligations would, in accordance with GAAP, appear on a balance sheet of such Person;

          (e) any indebtedness of the character referred to in clause (a), (b), or (d) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable; and

          (f) any indebtedness of any other Person of the character referred to in clause (a), (b), (c), (d) or (e) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a Guaranty.

     "Indirect Obligations" shall have the meaning assigned to such term in
Section 2.06.

     "Initial Credit Event" shall have the meaning assigned to such term in
Section 4.01 hereof.

     "Interest Payment Date" shall mean: (a) with respect to any CD Rate Loan or LIBOR Rate Loan, the last day of the Interest Period applicable thereto, except that in the case of any LIBOR Rate Loan or CD Rate Loan secured by Qualifying Securities with an Interest Period of more than six months duration, the Interest Payment Date shall also be such day that would have been the Interest Payment Date for such Loan had successive Interest Periods of six months been applicable to such Loan; and (b) with respect to any Prime Rate Loan, the last day of each calendar month.

     "Interest Period" means, with respect to each CD Rate Loan and LIBOR Rate Loan, the duration of such Loan and:

          (a) as to any LIBOR Rate Loan, the period commencing on the date such Loan is made, or continued as, or converted into, a LIBOR Rate Loan and ending on any date not more than 12 months thereafter, as the relevant Borrower may elect;

          (b) as to any CD Rate Loan, the period commencing on the date such Loan is made, or continued, as or converted into, a CD Rate Loan and ending on any date not more than 365 days thereafter, as the relevant Borrower may elect; and

          (c) as to any Prime Rate Loan, the period commencing on the date such Loan is made, or continued as, or converted into, a Prime Rate Loan and ending on the next succeeding Business Day;

     provided, however, that:

          (a) Borrowers may not select any Interest Period for any Loan which ends on a day which is later than the Loan Termination Date;

          (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day unless, with respect to LIBOR Rate Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

          (c) the Borrowers shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Rate Loan or CD Rate Loan other than on the last day of an Interest Period for such Loan.

     "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Operating Partnership, or any of its Subsidiaries against fluctuations in interest rates on Parity Debt outstanding under this Agreement.

     "Interest Rate Unwind Obligations" shall mean any "breakage" amount or other similar amount due as a result of early termination of an Interest Rate Agreement upon the occurrence of a default or other special termination event thereunder.

     "Interim Capital Transactions" shall mean (a) borrowings and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the Operating Partnership, (b) sales of equity interests by the Operating Partnership or capital contributions to the Operating Partnership, and (c) sales or other voluntary or involuntary dispositions of any assets of the Operating Partnership (other than (i) sales or other dispositions of inventory in the ordinary course of business, (ii) sales or other dispositions of other current assets including accounts receivable or (iii) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Operating Partnership.

     "Interprovincial System" shall mean the 3,200-mile crude oil pipeline which extends from western Canada through the upper and lower Great Lakes region of the United States to eastern Canada.

     "Inventory" shall mean goods held by a Person for sale or lease or to be furnished under contracts of services or if such Person has so furnished them, or if they are raw materials, work in process or materials used or consumed in the Business (but not goods which are, or may become, fixed assets, or which have a relatively long period of use).

     "Investments" shall mean, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person and any other item which would be classified as an investment on a balance sheet of such Person prepared in accordance with GAAP, including, without limitation, any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest. For the purposes of Section 8.03, the amount involved in Investments made during any period shall be the aggregate cost to such Person of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investment (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investment) or as loans from any Person in whom such Investments have been made.

     "IPL" shall mean Interprovincial Pipe Line Inc., a Canadian corporation.

     "It" or "it" shall have the meaning assigned to such terms in Article V,
Article VI and Article VIII.

     "Legal Requirement" shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation (or published official interpretation by any governmental authority of any of the foregoing) of any governmental authority.

     "LIBOR Office" shall mean, with respect to any Bank, the office of such Bank specified as its "LIBOR Office" in Schedule 1.01 to this Agreement, or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.

     "LIBOR Quoted Rate" shall mean the average rate of interest reported, as of 4:00 p.m. (New York City time) on the Business Day next preceding the date of determination, on the display designated as Page 4136 on the Telerate Service (or such other display as may replace Page 4136 on the Telerate Service).

     "LIBOR Rate" for any Interest Period shall mean for each LIBOR Rate Loan an interest rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) determined by the Agent by multiplying (a) the arithmetic average of rates at which Dollar deposits approximately equal to the principal amount of each Reference Bank's LIBOR Rate Loan and for a maturity comparable to such Interest Period are offered to the LIBOR Office of each such Reference Bank, at or about 11:00 am., New York time, two Business Days before the first day of such Interest Period, by (b) Statutory Reserves.

     "LIBOR Rate Loan" shall mean any Loan made or converted at the LIBOR Rate plus the Applicable Margin pursuant to a Notice of Borrowing or a Notice of Conversion or otherwise pursuant to the terms of the Agreement.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBOR Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such Interest Period.

     "Lien" shall mean, as to any Person, any mortgage, lien (statutory or otherwise), pledge, reservation, right of entry, encroachment, easement, right-of-way, restrictive covenant, license, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement with respect to any of the foregoing which names such Person as debtor, or the signing of any security agreement with respect to any of the foregoing authorizing any other party as the secured party thereunder to file any financing statement or any other agreement to give or grant any of the foregoing. For the purposes of this Agreement, a Person shall be deemed to be the owner of any asset which it has placed in trust for the benefit of the holders of Indebtedness of such Person and such trust shall be deemed to be a Lien if such Indebtedness is deemed to be extinguished under GAAP and such Person remains legally liable therefor.

     "Loan" shall have the meaning assigned to such term in Section 2.01.

     "Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank s name in Schedule 1.01 under the heading "Loan Commitment", as the same may be reduced from time to time pursuant to Article II, Article III or Article IX.

     "Loan Maturity Date" shall mean that date on which the indebtedness owing under the Loans shall be due and payable in full in accordance with Section 2.01 or as a result of acceleration thereof pursuant to Article IX hereof.

     "Loan Period" shall mean the period commencing on the Closing Date and ending on the Loan Termination Date.

     "Loan Termination Date" shall mean the Loan Maturity Date or, if earlier, the date on which the Borrowers or the Banks terminate in full the Loan Commitment pursuant to Article II, Article III or Article IX.

     "Material Adverse Effect" shall mean, as to any Person, a material adverse change in the business, financial condition, properties or assets, or results of operations of, such Person which could reasonably be expected to have a material adverse effect on such Person s ability to perform its obligations under this Agreement or any other Credit Document to which such Person is a party.

     "Maximum Consolidated Pro Forma Debt Service" means, as at any date of determination, (a) the highest total amount payable by any Person and its Subsidiaries on a consolidated basis, after eliminating all intercompany transactions, during any period of four consecutive calendar quarters, commencing with the fiscal quarter in which such date of determination occurs (and based on Indebtedness outstanding as of such date of determination) and ending on December 31, 2011, in respect of scheduled principal payments and all interest charges with respect to all Indebtedness of any Person and its Subsidiaries outstanding on such date of determination, after giving effect to any Indebtedness proposed to be incurred on such date and to the substantially concurrent repayment of any other Indebtedness, including actual payments under Capital Lease obligations, less (b) the amount of investment income received by such Person and its Subsidiaries on a consolidated basis during such period from the investment of cash and cash equivalents, (i) assuming, in the case of the Indebtedness under this Agreement (other than Indebtedness secured by Qualifying Securities), that such indebtedness will bear interest at the Fluctuating Rate, and, in the case of other Indebtedness bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, (ii) in the case of any Working

Capital Facility, including only actual interest payments paid pursuant thereto during the four most recent calendar quarters, and (iii) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than any Working Capital Facility) as maturing and becoming due and payable in equal quarterly installments over
(A) a term of seven years if the maturity or termination date thereof is seven years or less or (B) if the maturity or termination date is more than seven years, over such longer term.

     "Minimum Debt Service Reserve" shall have the meaning assigned to such term in Section 11.11(a).

     "MLP" shall have the meaning assigned to such term in the introductory paragraph hereof.

     "MLP Assumed Obligations" shall mean the obligations of any Borrower under the Loans, which obligations are assumed by the MLP pursuant to any one or more Assumption Agreements.

     "MLP Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the MLP as in effect on the Closing Date, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Mortgage" shall mean, collectively, the mortgage, security agreement and fixture filings between the Operating Partnership and the Trustee, each dated as of December 12, 1991, as amended from time to time, and covering Assets located in Illinois, Indiana, Michigan, Minnesota, New York, North Dakota and Wisconsin.

     "Mortgage Note Agreements" shall mean, collectively, those certain Note Agreements, each dated as of December 12, 1991, between the Operating Partnership and each of the respective purchasers of the Mortgage Notes as amended, modified or supplemented from time to time.

     "Mortgage Notes" shall mean, collectively, the promissory notes aggregating $310,000,000 principal amount issued pursuant to the Mortgage Note Agreements, dated December 12, 1991 and executed by the Operating Partnership, together with and any loan agreement and security documents executed in connection therewith, any and all instruments given in renewal, extension, modification, or rearrangement of or in substitution or replacement for any one or more of the foregoing described promissory notes and other documents, whether given to the original purchaser thereof (or its designee) or any other Person and other documents.

     "Mortgaged Properties" shall mean, collectively, the properties described as "Mortgaged Property" in the Mortgage and as the "Security" in the Trust Agreement.

     "MP Loans" shall have the meaning assigned to such term in Section 2.08(b).

     "Multiemployer Plan" shall mean a Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

     "Net Income" shall mean, for any period, the net earnings income (or loss) after taxes for such period taken as a single accounting period on a consolidated basis for the Operating Partnership and its Subsidiaries determined in accordance with GAAP.

     "Newly Constructed Assets" shall mean, at any date of determination, any pipeline assets and facilities related thereto which are intended to be included in the common carrier rate base of the Operating Partnership and which are then being either constructed by or on behalf of the Operating Partnership or any of its Subsidiaries or if already owned by the Operating Partnership or its Subsidiaries, substantially rehabilitated or enhanced.

     "Notes" shall mean (a) the promissory notes executed by each of the Borrowers pursuant to the Existing Credit Agreement, which Notes are further described in Schedule 1.02, (b) any and all promissory notes executed as contemplated hereby (including by Sections 2.01, 11.03 and 11.10), and (c) any and all promissory notes issued in renewal, extension, or amendment thereof or in substitution or replacement therefor.

     "Notice of Borrowing" shall have the meaning assigned to such term in
Section 2.02.

     "Notice of Continuation/Conversion" shall have the meaning assigned to such term in Section 2.14.

     "Notice of Non-Continuation" shall have the meaning assigned to such term in Section 2.01.

     "Officers' Certificate" shall mean, as to any corporation, a certificate executed on its behalf by (i) the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents and (ii) its Treasurer, or Controller, or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its general partner in a manner which would qualify such certificate as an Officers Certificate of such general partner.

     "Operating Partnership" shall have the meaning assigned to such term in the introductory paragraph hereof.

     "Operating Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated December 27, 1991 and as in effect on the Closing Date, as the same may from time to time be amended, modified, or supplemented in accordance with the terms thereof.

     "Operating Partnership Compliance Certificate" shall mean a compliance certificate in the form of Exhibit "E" hereto.

     "Other Taxes" shall have the meaning assigned to such term in Section 3.07(b) hereof.

     "Parity Debt" shall mean indebtedness of the Operating Partnership (including, without limitation, indebtedness of the Operating Partnership evidenced by Mortgage Notes) which satisfies the definition of "Parity Debt" as defined as of the date hereof in the Mortgage Note Agreements.

     "Participation Percentage" shall mean, for each Bank, the percentage obtained by dividing the amount of such Bank's Loan Commitment by the Total Loan Commitment.

     "Partners' Equity" of any Person that is a partnership shall mean, at any date, the sum of:

          (a) the amounts reflected as partners' capital (including both stated capital and additional paid-in capital, if applicable) attributable to all classes of partners on a balance sheet of such Person prepared in accordance with generally accepted accounting principles as of the date of determination, plus

          (b) the amount of surplus (including both capital surplus and earned surplus) of such Person on a balance sheet of such Person prepared in accordance with generally accepted accounting principles as of the date of determination.

     "Partnership Agreements" shall mean each of the MLP Partnership Agreement, the Operating Partnership Agreement and the Services Partnership Agreement.

     "Partnerships" shall mean, collectively, the MLP, the Services Partnership and the Operating Partnership, and Partnership shall mean any of the foregoing.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation of any governmental authority succeeding to any of its functions.

     "Permitted Amount" shall mean, at any date of determination, an amount equal to $25,000,000 minus the sum (without duplication) of the then outstanding Indebtedness incurred or made pursuant to Section 8.01(g).

     "Permitted Banks" shall have the meaning assigned to such term in Section 8.03(a)(vi).

     "Permitted Encumbrances" shall mean the encumbrances and exceptions to title to the Assets described in the Security Documents.

     "Permitted Exceptions" shall have the meaning assigned to such term in
Section 5.15(a).

     "Permitted Insurers" shall mean insurers with ratings of A or better according to Best's Insurance Reports or a comparable rating agency for insurance companies located outside of the

United States and Canada and with assets of no less than $500 million and the Underwriters at Lloyds, London.

     "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity or enterprise, or any governmental or political subdivision or agency, department or instrumentality thereof.

     "Pipeline Assets" shall mean all pipelines for the transmission of crude oil and natural gas liquids and fixtures related thereto included in the Assets, including interests in real property relating thereto.

     "Plan" shall mean an employee benefit plan (as defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA or Section 412 of the Code and is or has been established or maintained, or to which contributions are or have been made, by a Person or any Related Person or to which such Person or any Related Person is or has been obligated to contribute, or any such plan as to which a Person or any Related Person would be treated as a contributory sponsor under Section 4069 or Section 4212 of ERISA if such plan were terminated.

     "Pledge Agreement - Debt Service Reserve" shall mean that certain Pledge Agreement - Debt Service Reserve dated December 27, 1991 and executed by the Operating Partnership in favor of the Special Agent, as the same may be amended, modified or supplemented from time to time.

     "Pledge Agreements" shall mean those three certain Pledge Agreements, each dated December 27, 1991 executed, respectively, by each of the Borrowers in favor of the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

     "Potential Assignee" shall have the meaning assigned to such term in subsection 11.03(b).

     "Potential Assignor" shall have the meaning assigned to such term in subsection 11.03(b).

     "Potential Loan Maturity Date" shall have the meaning assigned to such term in subsection 2.01.

     "Prime Rate" shall mean, on any date and with respect to all Prime Rate Loans, a fluctuating rate of interest per annum equal to the higher of (a) the rate of interest most recently announced by the Agent at its Domestic Lending Office as its Prime Rate; and (b) the Federal Funds Rate plus 1%.

     The Prime Rate is not necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit. Changes in the rate of interest on Prime Rate Loans will take effect simultaneously with each change in the Prime Rate. The Agent will give notice promptly to the relevant Borrower of changes in the Prime Rate.

     "Prime Rate Loan" shall mean any Loan made or converted at the Prime Rate plus the Applicable Margin pursuant to a Notice of Borrowing or a Notice of Continuation/Conversion or otherwise pursuant to the terms of this Agreement.

     "Prospective Debt Service" shall mean, in respect of any Person, the sum of
(a) the payment obligations of such Person and its Subsidiaries on a consolidated basis, after eliminating all intercompany transactions, in respect of a relevant calendar quarter for which the calculation thereof is being made, and based on Funded Debt outstanding as of the date of determination, for scheduled principal payments and all interest charges with respect to, Funded Debt, less (b) the amount of investment income generated by such Person and its Subsidiaries on a consolidated basis from the investment of cash and cash equivalents during such period, (i) assuming, in the case of the Loans (other than Loans secured by Qualifying Securities), that the rate of interest will be the Fluctuating Rate and, in the case of other Funded Debt bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, (ii) in the case of any Working Capital Facility, including only actual interest payments paid thereunder during such calendar quarter, (iii) treating the principal amount of all Funded Debt outstanding as of such date of determination under a revolving credit or similar agreement (other than any Working Capital Facility) as maturing and becoming due and payable in equal quarterly installments over
(A) a term of seven years if the maturity or termination date thereof is seven years or less or (B) if the maturity or termination date is more than seven years, over such larger term, and (iv) deeming (A) with respect to the Mortgage Notes and any of such other Funded Debt of which principal is payable annually, that 25% of the aggregate amount of all principal to be paid in respect of such Mortgage Notes and other Funded Debt in such year is being payable in such quarter, and (B) with respect to any other Funded Debt of which principal is payable semi-annually or more frequently, that at least 50% of the aggregate amount of all principal to be paid in respect of such other Funded Debt in such period as being payable in such quarter.

     "Purchase Money Lien" shall have the meaning assigned to such term in
Section 8.02(j).

     "Qualifying Securities" shall mean (a) short-term Dollar denominated debt obligations of the United States of America, (b) short-term Dollar denominated debt obligations of any agency or instrumentality of the United States of America, the timely payment of principal and interest on which is fully guaranteed by the government of the United States of America, (c) short-term Dollar denominated debt obligations of Canada or short-term Dollar denominated debt obligations of any agency or instrumentality of Canada, the timely payment of principal and interest of which is fully guaranteed by the government of Canada and which are rated at least AA- (or comparably if the rating system is changed) by S&P or at least Aa3 (or comparably if the rating system is changed) by Moody's, and (d) any other short-term instruments issued or guaranteed by other sovereign governments and rated at least AA- (or comparably if the rating system is changed) by S&P or at least Aa3 by Moody's (or comparably if the rating system is changed) consented to by all of the Banks, which consent Banks shall not unreasonably withhold.

     "Quarterly Cash Flow Available for Debt Service" shall mean with respect to any calendar quarter (a) EBITDA for such calendar quarter excluding EBITDA pertaining to assets sold during such quarter, if any, less (b) an amount equal to one-fourth of the investment income generated by such Person and its Subsidiaries on a consolidated basis during the most recently-ended four calendar quarters (including the calendar quarter then ending) from the investment of cash and cash equivalents.

     "Rate Refund Reserve" shall have the meaning assigned to such term in
Section 8.19.

     "Rate Reserve Account" shall mean the reserve account or accounts for rate refunds established and maintained by the Operating Partnership with Harris Trust and Savings Bank or such other institutions from time to time selected by the Operating Partnership.

     "RCRA" shall mean the Federal Resource Conservation and Recovery Act, as amended.

     "Reference Banks" shall mean Bank of Montreal and two other Banks appointed by the Agent and reasonably acceptable to the Borrower, which shall initially be The Toronto-Dominion Bank and the Canadian Imperial Bank of Commerce.

     "Regulation D" means Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all published official rulings and interpretations thereunder or thereof.

     "Related Person" shall mean, as to any Person or Persons, any trade or business, whether or not incorporated, which, as of any date of determination, would be treated as a single employer together with such Person or Persons, under Section 414(b) or (c) of the Code.

     "Required Banks" shall mean at any time Banks holding at least 66 2/3% of the then aggregate unpaid principal amount of the Notes, or, if no such principal amount is then outstanding, Banks having Loan Commitments in an aggregate amount equal to at least 66 2/3% of the Total Loan Commitment.

     "Required Collateral Amount" shall mean, as to each Credit Event to be secured by Qualifying Securities, except the assumption by the MLP of the MLP Assumed Obligations, such principal amount of Qualifying Securities the value at maturity (comprised of principal and interest, if any) of which will be equal to 101% of the total of the principal being advanced, assumed, continued or converted, as the case may be, plus the interest which will accrue thereon during the applicable Interest Period. In the case of the assumption by the MLP of the MLP Assumed Obligations, Required Collateral Amount shall mean such principal amount of Qualifying Securities the value at maturity (comprised of principal and interest, if any) of which will equal 100% of the total principal being assumed, continued or converted, as the case may be, plus the interest which will accrue thereon during the applicable Interest Period.

     "Required Compliance" shall have the meaning assigned to such term in subsection 2.11(a)(ii).

     "Required Payment" shall have the meaning assigned to such term in Section 2.16.

     "Reserve Difference" shall have the meaning assigned to such term in
Section 8.19.

     "Residue Excess Sales Proceeds" shall have the meaning assigned to such term in subsection 7.03(c).

     "Restricted Payment" shall mean (a) any payment or other distribution, direct or indirect, in respect of any partnership interest in the Operating Partnership, except a distribution payable solely in additional partnership interests in the Operating Partnership, and (b) any payment, direct or indirect, on account of the redemption, retirement, purchase or other acquisition of any partnership interest in the Operating Partnership; or, if the Operating Partnership is at any time reorganized as a corporation, (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Operating Partnership now or hereafter outstanding, except a dividend payable solely in shares of stock of the Operating Partnership, and
(ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Operating Partnership, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of common stock of the Operating Partnership.

     "S & P" shall mean Standard & Poor's Corporation.

     "Security" shall mean, the Qualifying Securities pledged pursuant to the Pledge Agreements, the Debt Service Reserve pledged pursuant to the Pledge Agreement - Debt Reserve and the Mortgaged Properties.

     "Security Documents" shall mean the Trust Agreement, the Pledge Agreements, the Mortgage and with respect to MP Loans only (and the Mortgage Notes, but not any other Parity Debt) the Pledge Agreement - Debt Service Reserve.

     "Services Partnership" shall have the meaning assigned to such term in the introductory paragraph hereof.

     "Services Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the Services Partnership, as in effect on the Closing Date, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof and Section 8.12 hereof.

     "Special Agency Agreement" shall mean the Special Agency Agreement, dated as of December 27, 1991, among Harris Trust and Savings Bank, as Special Agent, and the Operating Partnership, as the same may be amended, modified or supplemented from time to time.

     "Special Agent" shall mean Harris Trust and Savings Bank, an Illinois banking corporation, acting in its capacity as agent under the Pledge Agreement
- Debt Service Reserve for the benefit of the holders of the Mortgage Notes and the Banks, in accordance with the Special Agency Agreement.

     "Special General Partnership Purposes Indebtedness" shall have the meaning assigned to such term in Section 8.02(i)(B).

     "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus, in the case of LIBOR Rate Loans, the LIBOR Reserve Percentage and in the case of CD Rate Loans, the CD Reserve Percentage.

     "Subsidiary" shall mean any corporation, association, partnership, joint venture or other business entity at least a majority (by number of votes) of the stock of any class or classes (or equivalent interests) of which is at the time owned by a Person or by one or more Subsidiaries of such Person or by a Person and one or more Subsidiaries of such Person, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of the majority of the directors (or Persons performing similar functions) of such business entity, whether or not the right so to vote exists by reason of the happening of a contingency.

     "System" shall mean the portion of the Interprovincial System that is in the United States.

     "Takeover" shall have the meaning assigned to such term in Section 4.04.

     "Taxes" shall have the meaning assigned to such term in Section 3.07(a).

     "Total Loan Commitment" shall mean $205,000,000, as the same may be reduced from time to time pursuant to Article III or Article IX of this Agreement.

     "Treasury Rate" shall mean the rate of interest reported, as of 4:00 p.m. (New York City time) on the Business Day immediately preceding the date of determination, on the display designated as "Page 0#TB=AA!" on the Reuters Service (or such other display as may replace Page 0#TB=AA! on the Reuters Service) for actively traded U.S. Treasury securities having a maturity approximately equal to the relevant maturity.

     "Trust Agreement" shall mean the Trust Agreement, dated as of December 12, 1991, between the Operating Partnership and the Trustee, as the same may be amended, modified or supplemented from time to time.

     "Trustee" shall mean Norwest Bank Minnesota, National Association, a national banking association, as Trustee under the Trust Agreement.

     "Type" shall have the meaning assigned to such term in Section 1.05.

     "Wholly-Owned" as applied to any Subsidiary, a Subsidiary all of the outstanding shares (other than directors qualifying shares, if required by law) of every class of stock or other equity interests of which are at the time owned by the relevant Person or by one or more of its Wholly-Owned Subsidiaries or by the relevant Person and one or more of its Wholly-Owned Subsidiaries.

     "Withholding Notice" shall have the meaning assigned to such term in
Section 3.07(e).

     "Working Capital Facility" shall mean any one or more working capital credit facilities pursuant to any one or more agreements entered into by the Operating Partnership and one or more banks, which shall permit borrowings thereunder in an aggregate amount at any time outstanding thereunder not in excess of $25,000,000, which borrowings may be secured by the Operating Partnership in accordance with Section 8.02(l).

     SECTION 1.02 Construction. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Unless otherwise specified or the context clearly requires otherwise, the terms "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, each Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against any party hereto merely because of the Agent's or Bank's involvement in their preparation.

     SECTION 1.03 References, Exhibits. All articles, sections, subsections, schedules, exhibits and like references are to this Agreement unless otherwise specified. Each exhibit and schedule to this Agreement is incorporated into this Agreement for all purposes as if fully set forth herein.

     SECTION 1.04 Accounting Matters. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with those followed in the preparation of the most recent financial statements delivered pursuant to Section 6.03(a) or (b) hereof. All accounting determinations hereunder with respect to the General Partner shall be made on a consolidated basis for the General Partner and its consolidated subsidiaries at the time of such determination.

     SECTION 1.05 Types of Loans. Loans hereunder are distinguished by "Type." The "Type" of a Loan refers to the determination whether such Loan is a LIBOR Rate Loan, a CD Rate Loan or a Prime Rate Loan.

     SECTION 1.06. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II

                           AMOUNT AND TERMS OF CREDIT

     SECTION 2.01 Loan Commitments. Each Bank severally agrees, on the terms and conditions hereinafter set forth, at any time and from time to time on and after the Closing Date and prior to the Loan Termination Date to make a loan or loans (each a "Loan" or a "Loan" and collectively, the "Loans" or the "Loans") to any one or more of the Borrowers, which Loans:

          (a) shall, at the option of the Borrower to whom such Loan is made, be made pursuant to one or more Borrowings comprised of Prime Rate Loans, CD Rate Loans or LIBOR Rate Loans; provided, that except as otherwise specifically provided herein, all Loans comprising all or a portion of the same Borrowing shall at all times be of the same Type and shall have the same Interest Period;

          (b) may be repaid and reborrowed in accordance with the provisions hereof;

          (c) shall not exceed in aggregate principal amount at any time outstanding (after giving effect to the principal amount of all Loans repaid prior to or concurrently with the making of any such Loan) such Bank's Loan Commitment at such time;

          (d) shall consist of Borrowings made on the same day from the Banks ratably in accordance with their respective Participation Percentage; and

          (e) shall be in a minimum aggregate amount of $5,000,000 and in integral multiples of $1,000,000.

Unless terminated in accordance with the provisions hereinafter set forth, the Loan Period shall continue in existence on and after the Closing Date. Subject to earlier termination of the Loan Period in accordance with Article III or
Article IX, the Loan Period shall end on that date (such date, the "Potential Loan Maturity Date") specified in a notice from the Agent to the Borrowers (such notice, a "Notice of Non-Continuation") in the form of Exhibit "A" (if there shall be any such Notice of Non-Continuation), received by the Borrowers no less than 90 days nor more than 120 days prior to the next following anniversary of the Closing Date (such anniversary date, the "Applicable Anniversary Date") stating that as of the Potential Loan Maturity Date, all indebtedness under the

Loans shall be due and payable in full unless the Borrowers replace each of the Electing Banks (which Electing Banks the Agent shall identify in such Notice of Non-Continuation) in accordance with the immediately following paragraph; provided, however, that, (a) the Potential Loan Maturity Date shall be on a date which is an anniversary of the Closing Date (or the next Business Day thereafter); (b) the Potential Loan Maturity Date shall not, in any event, be on a date earlier than five years after the Closing Date; and (c) if any such Notice of Non-Continuation shall be provided to the Borrowers, the Potential Loan Maturity Date specified therein shall be not less than four years after the Applicable Anniversary Date; it being expressly agreed and understood that the first Applicable Anniversary Date shall be no earlier than September 6, 1997, and that the first Potential Loan Maturity Date shall be no earlier than September 6, 2001.

     Borrowers shall have the right immediately upon receipt of a Notice of Non-Continuation to replace all (but not fewer than all) of the Electing Banks by providing notice (each such notice, a "Notice of Replacement") to each such Electing Bank (with a copy to the Agent) that it has selected a bank(s) or other financial institution(s) (which may be one or more of the Banks) to purchase all of each such Electing Bank's outstanding Loans, Notes and Loan Commitment (which notice shall identify such bank(s) or other financial institution(s)), provided, however, that, unless the Banks which are not Electing Banks and the Agent shall otherwise agree, any such replacement bank or other financial institutions shall be rated "A" (or a comparable rating if the rating system changes) or better by S&P or A2 (or a comparable rating if the rating system changes) or better by Moody's. Each Electing Bank hereby agrees that upon a bank(s) or other financial institution(s) receipt of a Notice of Replacement and payment to it of the amounts provided below, it shall, in accordance with the provisions of Section 11.03, promptly transfer and assign its Loan Commitment, Loans, Notes and interest in this Agreement and the other Credit Documents to any such financial institution or institutions, without recourse or warranty by, or expense to, such Electing Bank, for a purchase price equal to the outstanding principal amount of the Loans payable to such Electing Bank, plus any accrued, unpaid interest on such Loans, plus any accrued, unpaid facility fees pursuant to Section 3.01, and upon such purchase, each such purchasing bank shall become a Bank for purposes of this Agreement and the other Credit Documents and each such Electing Bank shall cease to be a Bank hereunder, provided that Borrowers
(x) will pay to the Electing Bank any other amounts then due and payable to such Electing Bank hereunder and under the other Credit Documents and (y) will reimburse the Electing Bank for its reasonable out-of-pocket costs or expenses incurred by such Electing Bank to effect such sale. In the event, Borrowers fail, in accordance with the foregoing, prior to the Applicable Anniversary Date to provide a Notice of Replacement to each of the Electing Banks, then the Potential Loan Maturity Date shall be the Loan Maturity Date, and all amounts due and owing under the Notes, both principal and accrued, unpaid interest shall be due and payable in full on the Loan Maturity Date, and the Loan Commitments of each Bank shall be terminated automatically without further notice or action on the Loan Maturity Date.

     SECTION 2.02   Notice of Borrowing.

     (a) Whenever any Borrower desires to make a Borrowing hereunder, such Borrower shall provide to the Agent written notice (or telephonic notice promptly confirmed in writing) in the form annexed hereto as Exhibit "B" (each such notice, a "Notice of Borrowing"); (i) in the case of a Borrowing to be comprised of Prime Rate Loans not later than 11:00 a.m. on the date on which the proceeds of such Borrowing are to be made available to such Borrower, (ii) in the case of a Borrowing to be comprised of CD Rate Loans, not later than 11:00 a.m. (New York time) two Business Days prior to the date on which the proceeds of such Borrowing are to be made available to such Borrower; and (iii) in the case of a Borrowing to be comprised of LIBOR Rate Loans, not later than 11:00 a.m. (New York time) three Business Days prior to the date upon which the proceeds of such Borrowing are to be made available to such Borrower. Each Notice of Borrowing shall be irrevocable.

          Any Borrower may submit one or more Notices of Borrowing on any Business Day. The Banks acknowledge that the Operating Partnership shall have the first priority with respect to Borrowings under this Agreement, and, in this regard, Borrowers will arrange their Borrowings so that the Operating Partnership will not be precluded from obtaining Loans hereunder.

     (b) Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice and only in respect of the events set forth herein in which telephonic notice is specifically permitted, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from any Borrower prior to receipt of written confirmation, except to the extent of the Agent's gross negligence or willful misconduct.

     (c) The Agent shall promptly give each Bank written or telephonic notice (promptly confirmed in writing) of each proposed Borrowing, of the amount thereof which such Bank is required to loan pursuant to this Agreement (which amount shall be equal to the amount of each Borrowing multiplied by such Bank's Participation Percentage) and of the other matters covered by the Notice of Borrowing.

     SECTION 2.03   [Intentionally Omitted.]

     SECTION 2.04 Disbursement of Funds. No later than 12:00 noon (New York time) on the date of each Borrowing, each Bank will make available its pro rata portion of the amount of such Borrowing in Dollars and in immediately available funds at the Agent's Domestic Lending Office, and no later than 1:00 p.m. (New York time) on the date of each Borrowing, the Agent will make available to such Borrower or to its order at its Domestic Lending Office the aggregate of the amounts so made available by the Banks.

     SECTION 2.05   Notes.

     (a) Each Borrower's obligation to pay the principal of, and interest on, all the Loans made by each Bank to such Borrower shall be evidenced by the Notes. All principal thereof to the extent not required to be earlier paid in accordance with the terms and provisions hereof, shall be due and payable in full on the Loan Maturity Date.

     (b) Each Bank will note on its internal records, to the extent applicable, the date, amount, Type, and Interest Period for each Loan made by such Bank to each Borrower hereunder, whether the same is secured by Qualifying Securities or Mortgaged Properties, and the amount of each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect a Borrower's obligations in respect of such Loans.

     SECTION 2.06 Assumption of Loans by Another Borrower, Several Liability of Borrowers, Etc. Any Borrower may from time to time and at any time assume any Loan or any portion thereof made to or assumed by any other Borrower pursuant to this Agreement. Each Bank agrees that upon a Borrower s delivery to the Agent of a properly executed Assumption Agreement, the delivery of reasonably equivalent value by the Borrower whose Loan is being assumed to the Borrower assuming such Loan, and the satisfaction of the requirements of Section 2.08, such Borrower whose Loans or portion(s) thereof are being assumed shall be released from all liability therefor except as set forth in the penultimate sentence of this Section 2.06. Notwithstanding anything contained herein or elsewhere to the contrary or which could be construed to the contrary, each Borrower shall be liable with respect only to Loans made to it and Loans or portion(s) thereof expressly assumed by it pursuant to an Assumption Agreement and, in both of the foregoing cases, from which it has not been released pursuant to the preceding sentence, and no other Loans. Without limiting the foregoing, it is expressly agreed and understood that no Borrower shall be liable with respect to any Loans made to any other Borrower unless such Loans or portion(s) thereof are specifically assumed in writing by such Borrower pursuant to an Assumption Agreement and such Borrower shall not have been released therefrom pursuant to the provisions hereof. It is expressly agreed and understood that notwithstanding anything contained herein, neither the General Partner nor any Borrower shall be released from its liability as general partner of any Borrower arising pursuant to applicable partnership law or pursuant to the partnership agreement of such Borrower for any Loan or any other obligations of such Borrower pursuant hereto or the Credit Documents (collectively, the "Indirect Obligations"), including, without limitation, any such liability arising as a result of the assumption of any Loan or portion thereof by any Borrower pursuant to an Assumption Agreement, but it is expressly agreed and understood that such general partner's failure to perform any of its Indirect Obligations shall not give rise to a Default or Event of Default.

     SECTION 2.07 Interest and Fee Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 2.07.

     (a) Rates. Pursuant to an appropriately delivered Notice of Borrowing or Notice of Continuation/Conversion, the relevant Borrower may elect that Loans comprising a Borrowing accrue interest at the following rates per annum, as applicable:

          (i) on that portion maintained from time to time as a Prime Rate Loan, a per annum interest rate equal to the sum of the Prime Rate from time to time in effect plus the Applicable Margin;

          (ii) on that portion maintained as a CD Rate Loan, a per annum interest rate equal to the sum of the CD Rate for each Interest Period applicable thereto plus the Applicable Margin; and

          (iii) on that portion maintained as a LIBOR Rate Loan, a per annum interest rate equal to the sum of the LIBOR Rate for each Interest Period applicable thereto plus the Applicable Margin.

     (b) All CD Rate Loans and LIBOR Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Loan. Interest shall accrue on each Prime Rate Loan from the first day thereof to (but not including) the day on which such Loan is paid in full.

          (i) After the date any principal amount of any Loan is due and payable (whether on the stated maturity date, upon acceleration or otherwise), or after any other monetary obligation of any Borrower shall have become due and payable, the relevant Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Prime Rate plus the Applicable Margin plus 1 1/2% per annum.

          (ii) Payment Dates. Interest accrued on each Loan shall be payable, without duplication on each of the following dates, as applicable: (A) on the Loan Maturity Date; (B) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan; (C) on each Interest Payment Date; and (D) with respect to any Prime Rate Loans converted into LIBOR Rate Loans or CD Rate Loans on the date of such conversion.

Interest accrued on Loans or other monetary obligations arising under this Agreement or any other Credit Document after the date such amount is due and payable (whether on the stated maturity date, upon acceleration or otherwise) shall be due and payable upon demand.

     (c) All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of (i) 360 days in the case of interest accruing on LIBOR Rate Loans and CD Rate Loans, and (ii) 365 days or 366 days, as the case may be, in the case of interest accruing on Prime Rate Loans and in the case of fees.

     (d) (i) The Applicable Margin and the Applicable Facility Fee shall be equal to the specified percent per annum set forth in the definitions of Applicable Margin and Applicable Facility Fee, in each case based upon the applicable Level as determined in accordance herewith.

          (ii) During the period from the Closing Date through the last day of the fiscal quarter in which the Closing Date occurs, for purposes of the Pricing Chart set forth in the definitions of Applicable Margin and Applicable Facility Fee, the Cash Flow/Interest Coverage Pricing Ratio shall be the ratio set forth in the Closing Date Pricing Certificate and shall be calculated in reliance on the financial reports of the Operating Partnership and its Subsidiaries with respect to the four fiscal quarters ending immediately prior to the Closing Date. Thereafter, the Applicable Margin and Applicable Facility Fee shall be calculated in reliance on the financial reports and the Operating Partnership Compliance Certificate most recently delivered pursuant to Sections 6.03(a), (b) and (c) with respect to the four fiscal quarter period ending as of the date of such financial statements. The Applicable Margin and Applicable Facility Fee shall be adjusted (if an adjustment shall be required in accordance with the terms hereof) reasonably promptly after the receipt by the Agent of the applicable financial statements by the Agent and in any event within 60 days after the end of the Borrower's first three fiscal quarters and within 120 days after Borrower's fiscal year end, and shall apply to all Loans then outstanding (without regard to the timing of Interest Periods) as of the effective date of any change in the Applicable Margin and Applicable Facility Fee.

     (e) The Agent, upon determining the CD Rate or LIBOR Rate for any Interest Period, shall promptly notify the Borrowers and the Bank thereof by telephone (confirmed in writing or by telecopy) or in writing or by telecopy. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

     SECTION 2.08 Security. Each Loan, including any Loan assumed by a Borrower, will be secured at the time of the applicable Credit Event by either (but not both), (a) a first perfected priority Lien on Qualifying Securities in the Required Collateral Amount supplied by the applicable Borrower and delivered or constructively delivered (unless already on deposit with the Collateral Agent) to the Collateral Agent, or (b) with respect to Loans to the Operating Partnership only and at the sole option of the Operating Partnership, by a first priority Lien on the Mortgaged Properties (such Loans to the Operating Partnership which are secured by the Mortgaged Properties shall be referred to herein as the "MP Loans"). The foregoing notwithstanding, it is expressly agreed and understood that upon any Borrower's payment of any interest on an Interest Payment Date other than the last day of the Interest Period applicable thereto, if such Lien secures Qualifying Securities in an amount in excess of the Required Collateral Amount determined, after giving effect to any such interim interest payment, Borrowers shall have the right to request and upon such request the Agent shall, and the Banks hereby direct the Agent to, direct the Collateral Agent, upon such Borrower's request (which shall specify the amount of Qualifying Securities which should be released and the Borrower to whom the same should be released) to release to such Borrower that portion of the Qualified Securities in excess of the Required Collateral Amount as confirmed by the Collateral Agent.

     The foregoing notwithstanding, the Operating Partnership shall have the right at any time and from time to time so long as no Event of Default shall then exist to substitute collateral (i.e. from Qualifying Securities to a first priority Lien on Mortgaged Properties and vice versa) for the Loans for which it is liable. Such first priority Liens on the Mortgaged Properties shall rank pari passu with the Liens securing the obligations of the Operating Partnership under the Mortgage Notes and the Mortgage Note Agreements. Upon the conversion, if any, by the Operating Partnership of an MP Loan to a Loan secured by Qualifying Securities, the Operating Partnership shall secure such Loan with a principal amount of Qualifying Securities the value at maturity (comprised of principal and interest, if any) of which will be equal to 101% of (i) the principal amount of such MP Loan converted to a Loan secured by Qualifying Securities, plus (ii) the interest which will accrue thereon during the remainder of the applicable Interest Period.

     The term of the Qualifying Securities supplied as collateral for the Borrowings shall be (i) in the case of Borrowings of CD Rate Loans and LIBOR Rate Loans, substantially identical to the Interest Period for the requested Borrowing, which for purposes hereof shall mean that such maturities shall occur on, or in the event Qualifying Securities maturing on such date are not available in sufficient quantities, within three Business Days prior to, the last day of the relevant Interest Period; it being expressly agreed and understood that the cash proceeds of Qualifying Securities the maturities of which are prior to the maturities of the Loans secured thereby shall be collateral security for such Loans; provided, however, that the foregoing notwithstanding, in the case of CD Rate Loans and LIBOR Rate Loans secured by Qualifying Securities, the maturities of such Qualifying Securities may be for a term of up to 60 days after the relevant Interest Period or (ii) in the case of Borrowings of Prime Rate Loans, less than 11 days. Upon (i) the payment of the interest or principal, or prepayment, of any Loan, (ii) the conversion by the Operating Partnership of a Loan secured by Qualifying Securities to an MP Loan, or (iii) the assumption of any Loan, the Agent shall, and the Banks hereby direct the Agent to, direct the Collateral Agent, upon such Borrower's request (which will specify the amount of Qualifying Securities which should be released and the Borrower to whom the same should be released), to release to the Borrower obligated on such Loan repaid, prepaid, assumed or so converted that portion of the Qualifying Securities the value (including principal and accrued interest) of which equals the sum of the principal and interest so repaid, prepaid, assumed, or converted. The Collateral Agent agrees that upon receipt of such a direction (which will specify the amount of Qualifying Securities which should be released and the Borrower to whom the same should be released), on which direction the Collateral Agent shall be entitled to rely, the Collateral Agent shall release Qualifying Securities in such amount to such Borrower.

     SECTION 2.09 Pro Rata Borrowings. All Loans under this Agreement shall be made by the Banks pro rata on the basis of their respective Loan Commitments.
It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder, and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder. Notwithstanding anything contained herein to the contrary, no Bank shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans (a) owing to all Banks would exceed the Total Loan Commitment or (b) owing to such Bank would exceed such Bank s Loan Commitment.

     SECTION 2.10  Illegality.

     (a) In the event that any Bank shall have determined at any time in good faith that the making, continuance or maintenance of any CD Rate Loan or LIBOR Rate Loan or the conversion of any Loan into a Loan of the other Type has become unlawful or any governmental authority asserts that it is unlawful, then, in any such event, such Bank shall give prompt notice (by telephone, confirmed in writing) to the Borrowers and to the Agent of such determination and the reasons therefor (which notice the Agent shall promptly transmit to the other Banks).

     (b) Upon occurrence of the matter referred to in subsection (a) above, (i) Borrowers right to request and such Bank s obligation to make, continue or maintain CD Rate Loans or LIBOR Rate Loans, as the case may be, shall be immediately suspended until the circumstances causing such suspension no longer exist (notice of which each Bank hereby agrees promptly to forward to the Borrowers), and until such time, such Bank shall make any requested Borrowing of CD Rate Loans or LIBOR Rate Loans, as the case may be, as a Prime Rate Loan, which Prime Rate Loan shall, for all other purposes, be considered part of such Borrowing; and (ii) if any CD Rate Loans or LIBOR Rate Loans which are then outstanding are affected by such matter, such affected Loans shall automatically, convert into a Prime Rate Loan on the last day of the Interest Period applicable to the affected CD Rate Loans or LIBOR Rate Loans or sooner if required by such law or assertion; provided, that if more than one Bank is affected by such matter at any time, then all affected Banks must be treated in the same manner pursuant to this Section 2.10(b). Each affected Bank shall immediately notify the Agent with respect to any change in circumstance that would permit the making of CD Rate Loans or LIBOR Rate Loans, and such Bank s obligation to make such Types of Loans thereupon shall be reinstated.

     SECTION 2.11  Increased Costs; Capital Adequacy.

     (a) Subject to the provisions of subsection 2.11(c) and Section 2.12, if, at any time after the Closing Date, due to either (i) the introduction of, or any change (other than any change by way of imposition or increase of reserve requirements) in, law, rule, or regulation or in the interpretation or administration thereof (a "Change"); or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions (whether or not having the force of law) ("Required Compliance"), any Bank has incurred increased costs with respect to (or suffered a reduction of any amount receivable in respect of) making, funding or maintaining CD Rate Loans or LIBOR Rate Loans, then, upon demand by such Bank to the relevant Borrower explaining in reasonable detail such circumstances and increased costs or reduced amount (with a copy of such demand to the Agent), such Borrower shall, pursuant to Section 2.11(d), pay to such Bank such additional amounts as shall be sufficient to compensate such Bank for such increased cost (or reduction in the amount of any sum receivable) to be thereafter incurred by such Bank. In determining such additional amounts, each such Bank agrees to act reasonably and in good faith.

     (b) Subject to the provisions of subsection 2.11(c) and Section 2.12, if any Bank determines that any Change or Required Compliance applicable to it does, or shall have, the effect of reducing the rate of return on such Bank s capital as a consequence of its obligations hereunder to a level below that which such Bank would have achieved but for such Change or Required Compliance (taking into consideration such Bank s policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then, upon demand by such Bank to each relevant Borrower explaining such circumstances and increased costs in reasonable detail (with a copy of such demand to the Agent), such relevant Borrowers shall, pursuant to Section 2.11(d), pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances for any such reduction to be thereafter suffered by such Bank. In determining such additional amounts, each such Bank agrees to act reasonably and in good faith to allocate all increases resulting from any such capital adequacy requirement on a fair and reasonable basis.

     (c) The foregoing provisions of this Section 2.11 notwithstanding, no Bank shall be entitled to claim any additional compensation unless (i) such Bank is also generally claiming such additional compensation from its customers which are similar to the Borrowers as a result of circumstances similar to the circumstances which have resulted in such Bank's claiming additional compensation pursuant hereto, and (ii) other banks and financial institutions in the same class as such Bank have generally claimed or are generally claiming compensation from their respective customers as a result of the circumstances resulting in such Bank s claiming additional compensation hereunder.

     (d) Each Bank will notify each relevant Borrower and the Agent of any event occurring after the Closing Date which will entitle such Bank to compensation pursuant to subsections 2.11(a) or 2.11(b), as promptly as practical after such Bank becomes aware thereof and determines to request compensation pursuant to this Section 2.11. Such notice shall be accompanied by a certificate of such Bank submitted to Borrowers and the Agent, setting forth the amount or amounts necessary to compensate such Bank as specified in subsections 2.11(a) or 2.11(b) and setting forth the basis for the determination of such additional amount or amounts. No Bank shall claim compensation pursuant to this Section
2.11 for any period prior to the date of the postal mark shown on the envelope in which such certificate is placed in the United States mail or, if such certificate is delivered by hand, the date shown on the receipt for such delivery. Each Borrower required pursuant to this subsection 2.11(d) to pay additional amounts shall pay to such Bank the amounts due pursuant to this subsection 2.11(d) within ten Business Days after its receipt of such notice.

     (e) In the event any Bank shall seek compensation pursuant to this Section
2.11 at any time other than during the existence and continuation of an Event of Default, Borrowers shall have the right to replace each such Bank as a Bank hereunder by giving notice to such Bank (with a copy to the Agent) that it wishes to seek one or more financial institutions (which may be one or more of the Banks) to assume the Loan Commitment of such Bank and to purchase its outstanding Loans and its Notes and Loan Commitment, without recourse or warranty by, or expense to, such Bank, for a purchase price equal to the outstanding principal amount of the Loans payable to such Bank, plus any accrued unpaid interest on such Loans, plus any accrued, unpaid facility fees pursuant to Section 3.01 and any other amounts owing to such Bank hereunder, and upon such purchase, the purchasing bank shall become a Bank for purposes of this Agreement and the selling Bank shall cease to be a Bank hereunder; provided, however, that the Borrowers will (i) pay to the selling Bank any other amounts then due and payable to such Bank hereunder, and (ii) pay reasonably required amounts to compensate such Bank for its reasonable out-of-pocket costs or expenses incurred by such Bank to effect such sale, and provided, further that in the event the purchasing bank is not rated at least "A" (or a comparable rating if the rating system changes) by S&P or "A2" (or a comparable rating if the rating system changes) by Moody's, the Agent shall have consented to such purchasing bank, which consent shall not be unreasonably withheld or delayed. Each Bank hereby agrees that upon Borrowers' notifying it that Borrowers have elected to replace it as a Bank hereunder and upon receipt of the amounts required pursuant to this Section 2.11, it shall promptly transfer and assign its Loan Commitment, Loans, Notes and interest in this Agreement and the other Credit Documents to any such financial institution or institutions pursuant, and subject, to the conditions contained in this Section and Section 11.03.

     SECTION 2.12 Change of Lending Office. Each Bank agrees that it will use reasonable efforts to designate an alternate Domestic Lending Office with respect to any of its CD Rate Loans or LIBOR Rate Loans affected by the matters or circumstances described in subsection 2.11(a) and subsection 2.11(b) to reduce the liability of Borrowers or avoid the results provided for thereunder, so long as such designation is not disadvantageous to such Bank as determined by such Bank in its sole discretion.

     SECTION 2.13 Deposits Unavailable. If the Agent shall have determined that (a) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to the Banks in the relevant market, or (b) by reason of circumstances affecting the relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to CD Rate Loans or LIBOR Rate Loans, then, upon notice from the Agent to the Borrowers and the Banks, the obligations of all Banks to make or continue any Loans as, or to convert any Loans into, CD Rate Loans or LIBOR Rate Loans, as the case may be, shall forthwith be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist. The Agent hereby agrees promptly to notify Borrowers and the Banks that such circumstances causing such suspension no longer exist.

     SECTION 2.14 Continuation and Conversion Elections. By delivering a notice in the form of Exhibit "C" hereto (each such notice, a Notice of Continuation/Conversion) to the Agent on or before 11:00 a.m., New York time, on any Business Day, any Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000, of any Loans be: (a) in the case of Prime Rate Loans, converted into CD Rate Loans or LIBOR Rate

Loans; (b) in the case of CD Rate Loans or LIBOR Rate Loans be converted into a Prime Rate Loan; (c) in the case of CD Rate Loans, converted into LIBOR Rate Loans; (d) in the case of LIBOR Rate Loans, converted into CD Rate Loans; or (e) in the case of Prime Rate Loans, CD Rate Loans or LIBOR Rate Loans, be continued as Prime Rate Loans, CD Rate Loans or LIBOR Rate Loans, as the case may be (in the absence of delivery of a Notice of Conversion/Continuation with respect to any CD Rate Loan or LIBOR Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, each such Loan shall, on such last day of the applicable Interest Period, automatically continue as or convert to a Prime Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Banks, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, CD Rate Loans or LIBOR Rate Loans when any Event of Default has occurred and is continuing.

     SECTION 2.15 Funding. Each Bank may, if it so elects, fulfill its obligation to make, continue or convert CD Rate Loans and LIBOR Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Bank) to make or maintain such CD Rate Loans and LIBOR Rate Loans; provided, however, that such CD Rate Loans or LIBOR Rate Loans shall nonetheless be deemed for all purposes of this Agreement and the other Credit Documents to have been made and to be held by such Bank, and the obligation of the Borrower to repay such CD Rate Loans or LIBOR Rate Loans shall nevertheless be to such Bank for the account of such foreign branch, Affiliate or international banking facility. The foregoing notwithstanding, Borrowers shall have no liability under Section 2.11 for any costs or expenses arising or resulting from, or related to, any such election, nor shall any Bank have the right to make such election if, as a result thereof, Borrowers shall incur or otherwise be or become responsible for additional taxes or increased costs or expenses, or otherwise suffer any other adverse financial consequence. In addition, each Borrower hereby consents and agrees that it shall be conclusively assumed that each Bank elected to fund all CD Rate Loans and LIBOR Rate Loans by purchasing, as the case may be, Dollar certificates of deposit in the United States or Dollar deposits in its Domestic Lending Office's interbank eurodollar market.

     SECTION 2.16 Non-receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or a Borrower prior to the date on which such notifying party is scheduled to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of a Borrower) a payment to the Agent for the account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to) make the amount thereof available to the intended recipient(s) on such date and, if such Bank or Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent at the Prime Rate.

     SECTION 2.17 Interest Rate Determination. Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each CD Rate or LIBOR Rate, as applicable. If any one or more of the Reference Banks shall fail timely to furnish such information to the Agent for any such interest rate, the Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Banks.

     SECTION 2.18 Interest. It is the intention of the parties hereto that each Bank shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Bank under laws applicable to it (including the laws of the United States of America or any other jurisdiction whose laws may be mandatorily applicable to such Bank notwithstanding the other provisions of this Agreement) then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Credit Document or agreement entered into in connection with or as security for the Notes, it is agreed as follows:

     (a) the aggregate of all consideration which constitutes interest under law applicable to any Bank that is contracted for, taken, reserved, charged or received by such Bank under the Notes, this Agreement or under any of the other Credit Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically, and if theretofore paid, shall be credited by such Bank on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Bank to the relevant Borrower or Borrowers); and

     (b) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Bank may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Bank as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Bank on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Bank to the relevant Borrower or Borrowers).

All sums paid or agreed to be paid to any Bank for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Bank, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount and rate of interest allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Bank on any date shall be computed at the Highest Lawful Rate applicable to such Bank pursuant to this Section 2.18, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Bank would be less than the amount of interest payable to such Bank computed at the Highest Lawful Rate applicable to such Bank, then the amount of interest payable to such Bank in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Bank until the total amount of interest payable to such Bank shall equal the total amount of interest which would have been payable to such Bank if the total amount of interest had been computed without giving effect to this Section 2.18.

     SECTION 2.19 Certain Events. In respect of each Credit Event hereunder as a result of which the total outstanding principal amount of Loans in the aggregate to any Borrower is increased, or in the case of the Operating Partnership, if the Collateral for any Loan is changed (including, without limitation, as a result of the assumption by the Operating Partnership of a
Loan) from Qualifying Securities to Mortgaged Properties, then the relevant Borrower shall provide the Agent with its certificate as to the accuracy of the representations and warranties made by it in Section 5.04 as of the date of such Credit Event or change in Collateral, as the case may be, and to the effect that as of the date of such Credit Event or change in Collateral, as the case may be, such Loan is secured as required by Section 2.08 and no Event of Default has occurred and is then continuing. In respect of all other Credit Events hereunder, the relevant Borrower shall provide the Agent with its certificate as to the accuracy as of the date of such Credit Event of the representation and warranty made by it in Section 5.04 hereof and to the effect that as of the date of such Credit Event no Event of Default has occurred and is then continuing.

     SECTION 2.20 Voluntary Termination by Borrower. Upon 30 days written notice, any Borrower shall have the right to terminate itself as a Borrower under this Agreement at any time, provided, however, that such Borrower shall pay the principal amount of and accrued interest on all Loans, all accrued, unpaid facility fees and other fees and any and all other amounts owing by such Borrower hereunder and under any of the other Credit Documents and, upon payment of such amounts, this Agreement as to such Borrower and the other Credit Documents executed by such Borrower shall be terminated and of no further force and effect as to such Borrower, and such Borrower shall be released from all of its obligations hereunder, except as provided in Section
11.12. The Total Loan Commitment shall not be reduced as a result of such termination.

     SECTION 2.21 Mandatory Action When Certain Indebtedness Exceeds Required Collateral Amount. If at any time the value at maturity (including principal and accrued interest, if any) of Qualifying Securities on which the Collateral Agent has a first perfected security interest is less than, as applicable (a) 101% of the sum of the principal of the Loans secured thereby plus interest which will accrue thereon during the applicable Interest Period; or (b) in the case of the MLP Assumed Obligations, 100% of the sum of total principal plus interest which will accrue thereon during the applicable Interest Period, then the Borrower of such Loan shall immediately pledge and subject to the Lien of its Pledge Agreement additional Qualifying Securities having a term no greater than 10 days and the value at maturity (comprised of principal and interest, if any) of which is sufficient to increase the value of the Qualifying Securities pledged as Security under such Pledge Agreement by an amount at least equal to such shortfall.

     SECTION 2.22. Adequate Stated Interest. This Agreement and the Borrowings hereunder qualify as having adequate stated interest under Section 1274(d)(i)(D) of the Code and Treasury

Regulations Section 1.1274-4(a)(2)(iii), and the Borrowers and the Banks agree to treat the Borrowings hereunder as having adequate stated interest under
Section 1274 of the Code.

                                  ARTICLE III

                        FEES; LOAN COMMITMENTS; PAYMENTS

     SECTION 3.01 Facility Fee. The Borrowers agree to pay the Agent for the account of the Banks a facility fee for the period from and including the date hereof to but excluding the Loan Termination Date, computed at a rate for each day equal to the Applicable Facility Fee per annum on the Commitment of such Bank.

     Accrued facility fees shall be calculated to the last day of each calendar quarter, and on the Loan Maturity Date or the date upon which the Total Loan Commitment is terminated, as the case may be, and shall be due and payable in arrears on the Business Day next succeeding the end of each such calendar quarter and on the Loan Termination Date.

     SECTION 3.02 Voluntary Reduction of Loan Commitments. Upon at least 30 days' prior written notice to the Agent (which notice the Agent shall promptly transmit to each of the Banks), the Borrowers shall have the right, without premium or penalty, to reduce the Total Loan Commitment in whole or in part; provided that any such reduction shall apply proportionally to the Loan Commitment of each Bank and any partial reduction of the Total Loan Commitment pursuant to this Section 3.02 shall be in a minimum amount of $5,000,000 or, if greater, in integral multiples of $1,000,000; provided, however, that in the event Borrowers (or any of them) shall enter into a credit agreement with the Banks providing for a credit facility in renewal, extension, or replacement of the credit facility provided hereunder or otherwise to refinance the same, prior notice of the termination of the Total Loan Commitment shall not be required.

     SECTION 3.03  Mandatory Reduction of Total Loan Commitment.

     (a) At any time that prepayment of the MP Loans would be required (whether or not any MP Loans are then outstanding) pursuant to Section 7.03, the Total Loan Commitment shall be automatically reduced, without premium or penalty, in an amount equal to the product of (i) the amount of Allocable Excess Sale Proceeds resulting from the applicable sale of Mortgaged Properties times (ii) a fraction equal to (A) the Total Loan Commitment divided by (B) the sum of (x) the Total Loan Commitment and (y) the aggregate unpaid principal amount of the Parity Debt at the time outstanding.

     (b) At any time that prepayment of the MP Loans would be required pursuant to Section 7.04 (whether or not any MP Loans are then outstanding), the Total Loan Commitment shall be automatically reduced, without premium or penalty, in an amount equal to the product of (i) the amount of the aggregate proceeds received by the Operating Partnership or the Trustee in respect of such damage, destruction or taking times (ii) a fraction equal to (A) the Total Loan Commitment divided by (B) the sum of (x) the Total Loan Commitment and (y) the aggregate unpaid principal amount of the Parity Debt at the time outstanding.

     SECTION 3.04 Voluntary Prepayments. Borrowers shall have the right to prepay the Loans in whole or in part, at any time and from time to time, without premium or penalty (except to the extent set forth in Section 3.04(c)) on the following terms and conditions:

     (a) each such prepayment shall be in a minimum amount of $5,000,000, or if greater, in integral multiples of $1,000,000 and shall be applied pro rata among Loans of the same Type and Interest Period;

     (b) such Borrower shall by 12:00 noon New York time (i) not less than three Business Days prior to the date of such prepayment in the case of prepayments of principal of less than $25,000,000, or (ii) not less than five Business Days prior to the date of such prepayment in the case of prepayments of principal of $25,000,000 or more, give the Agent written notice of its intention to prepay the Loans owing by it, the principal amount of such prepayment, the Type of Loans to be prepaid and the specific Borrowing or Borrowings relating to such Loans, which notice the Agent shall promptly transmit to each of the Banks;

     (c) the relevant Borrower shall reimburse each Bank within 20 days after demand for any resulting loss or expense actually incurred by any such Bank, to the extent not recovered by such Bank in connection with the reemployment of such funds, including, without limitation, any loss or expense incurred in liquidating or re-employing deposits from third parties, but excluding loss of margin for the period after any such prepayment as a result of (i) any conversion, repayment, or prepayment of the principal amount of any CD Rate Loans or LIBOR Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to this Section 3.04 or otherwise; (ii) the relevant Borrower's not borrowing any Loans as CD Rate Loans or LIBOR Rate Loans, as the case may be, after the relevant Borrower's delivering to the Agent a Notice of Borrowing requesting such Loans; or (iii) any Loans not being continued as, or converted into, CD Rate Loans or LIBOR Rate Loans, as the case may be, after the relevant Borrower's delivering to the Agent a Notice of Conversion/Continuation requesting such conversion or continuation, provided, however, that any such Bank or Banks shall have delivered to Borrower its certificate which sets forth in reasonable detail the amount of such loss or expense; and (d) each prepayment pursuant to this Section 3.04 shall be applied pro rata among the designated outstanding Loans of each of the Banks owing by such Borrower, first, to the payment of accrued and unpaid interest, and then, to the outstanding principal of such Loans, and interest shall cease to accrue on all amounts of principal prepaid.

     All prepayments made on the MP Loans pursuant to Article VII, if any, shall reduce the Total Loan Commitment by the amount of such prepayment, and each Bank's Loan Commitment shall be reduced by such Bank's Participation Percentage of such prepayment amount, and each such amount so prepaid shall thereafter not be available for additional Borrowings pursuant to this Agreement.

     SECTION 3.05  Mandatory Prepayments.

     (a) Subject to the provisions of Section 2.11, Borrowers shall prepay the outstanding principal amount of the Loans on any day, if any, on which the aggregate outstanding principal amount of the Loans exceeds the Total Loan Commitment in the following order, in each case to the extent of the amount of the obligations owing by such Borrower to the Banks for Loans not to exceed, however, such excess of outstanding Loans over the Total Loan Commitment: firstly, the Services Partnership; secondly, the MLP and lastly, the Operating Partnership.

     (b) With respect to each prepayment of Loans required by this Section 3.05, such Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing or Borrowings pursuant to which made. If such prepayment is of a LIBOR Rate Loan or a CD Rate Loan and occurs on a day other than the last day of the Interest Period applicable thereto, the provisions of Section 3.04(c) shall be applicable.

     (c) In the case of Loans secured by Qualifying Securities, if within three days after a Credit Event other than a Borrowing (including a reborrowing of Loans, in which case Qualifying Securities in the Required Collateral Amount shall be provided by the relevant Borrower at the time of the Credit Event as provided in Section 2.08), the Relevant Borrower has not delivered or caused to be delivered sufficient Qualifying Securities to the extent necessary such that each such Loan is secured by a first perfected lien on Qualifying Securities in the Required Collateral Amount, such Borrower shall prepay each such Loan.

     (d) The Operating Partnership shall prepay the MP Loans as required by
Section 7.03 and 7.04.

     SECTION 3.06 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than noon (New York time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Agent's Domestic Lending Office. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Bank such Bank's share, if any, of such payments received by the Agent for the account of such Bank. Whenever any payment to be made under this Agreement or any other Credit Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day except as provided in the definition of Interest Period, and interest shall accrue and be payable thereon during such extension.

     SECTION 3.07  Net Payments.

     (a) Any and all payments by any Borrower shall be made free and clear of and without deducting for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding taxes on or measured by the net income of a Bank pursuant to the tax laws of the jurisdiction in which such Bank is organized (or any political subdivision thereof) or the jurisdiction in which such Bank's principal office or offices or Domestic Lending Office are located (or any political subdivision thereof) (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Bank, the Agent or the Collateral Agent under this Agreement, any Note or any other Credit Document; (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.07), such Bank, the Agent or the Collateral Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Borrower shall make such deductions; and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made under this Agreement, the Notes, or any other Credit Document or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement, the Notes, or any other Credit Document (hereinafter referred to as "Other Taxes").

     (c) The Borrowers will indemnify each Bank, the Agent, and the Collateral Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on payments payable under this Section 3.07) paid by such Bank, the Agent (on its own behalf or on behalf of any Bank), or the Collateral Agent, as the case may be, in respect of payments made or to be made hereunder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank, the Agent, or the Collateral Agent, as the case may be, makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrowers will furnish to the Agent, at the Agent's Domestic Lending Office, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Each Bank severally represents for itself and not otherwise that it is either; (i) a corporation organized under the laws of the United States or any State thereof, or (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement and the other Credit Documents (A) under an applicable provision of a tax convention to which the United States is a party or (B) because it is acting through a branch, agency or office in the United States and any payment to be received by it under this Agreement and the other Credit Documents is effectively connected with a trade or business in the United States.

Each Bank that is not a corporation or association organized under the laws of the United States or any State thereof (a "Foreign Bank") agrees to provide to the Borrowers and the Agent on or prior to the Closing Date in the case of each Foreign Bank signatory hereto, and on the date of the Assignment Agreement pursuant to which it became a Bank in the case of each other Foreign Bank, and at such other times as required by United States law or as the Borrowers or the Agent shall reasonably request, two accurate and complete original signed copies of either (a) Internal Revenue Service Form 4224 (or any successor form) certifying that all payments to be made to such Foreign Bank under this Agreement and the other Credit Documents will be effectively connected to a United States trade or business (the "Form 4224 Certification"); or (b) Internal Revenue Service Form 1001 (or any successor form) certifying that such Foreign Bank is entitled to the benefits of a provision of a tax convention to which the United States is a party which completely exempts from United States withholding tax all payments to be made to such Foreign Bank under this Agreement and the other Credit Documents (the "Form 1001 Certification"). In addition, each Foreign Bank agrees that if such Foreign Bank previously filed a Form 1001 Certification it will deliver to the Borrowers and the Agent a new Form 1001 Certification prior to the first payment date falling in the third year following the previous filing of such Form 1001 Certification; and if such Foreign Bank previously filed a Form 4224 Certification it will deliver to the Borrowers and the Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years. Each Foreign Bank also agrees to deliver to the Borrowers and the Agent such other supplemental forms as may at any time be required as a result of changes in applicable law, rule, regulation or treaty or the circumstances of such Foreign Bank in order to confirm or maintain in effect its entitlement to complete exemption from U.S. withholding tax on any payments hereunder, provided that the circumstances of such Foreign Bank at the relevant time and applicable laws permit it to do so. If a Foreign Bank determines, as a result of any change in either (i) applicable law, rule, regulation or treaty, or in any official application thereof, or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 3.07, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrowers and the Agent of such fact (a "Withholding Notice"). If the Borrowers and the Agent have timely received a Withholding Notice from any Foreign Bank, or have not received from any Foreign Bank a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Foreign Bank under this Agreement and the other Credit Documents are exempt from withholding or deduction of taxes in a situation in which the timely delivery of such forms would eliminate some or all requirements for withholding of United States federal income taxes by any Borrower in connection with payments on the Notes or under this Agreement or any other Credit Document, then such Borrower shall not be required to repay or reimburse to such Bank or the Agent or the Collateral Agent any amount of such taxes withheld that would not have been required to be withheld if such Bank had timely delivered such forms.

     SECTION  3.08  Pro Rata Treatment.

     (a) Each Borrowing by a Borrower from the Banks hereunder, each payment by a Borrower on account of any facility fee hereunder and any reduction of the Loan Commitments of the Banks (except as otherwise expressly provided herein) shall be made pro rata according to the respective Participation Percentage of the Banks. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Banks. Except as otherwise expressly provided, the Agent agrees that on the date of its receipt of each payment in respect of the Loans or any other obligation governed hereby, it shall distribute such payment in like funds as received to each Bank at the Domestic Lending Office of such Bank (or otherwise in accordance with instruction received from such Bank), pro rata based upon such Bank s proportionate share of such obligations with respect to which such payment was received.

     (b) Except as otherwise expressly provided, each of the Banks agrees that if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise and including pursuant to any applicable bankruptcy, insolvency or other similar law) which is applicable to the payment of the principal of, or interest on, the Loans of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such obligation then owed and due to such Bank bears to the total of such obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the obligations owing to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in respect of this Section 3.08(b) in lieu of a setoff, each Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 3.08 to share in the benefits of any recovery on such secured claim.

     (c) Each Bank shall, upon the occurrence and continuance of any Event of Default, have the right to appropriate and apply to the payment of the obligations owing to it by the Operating Partnership, and as security for such obligations, the Operating Partnership hereby grants to each Bank upon the occurrence and continuance of an Event of Default a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Operating Partnership then or thereafter maintained with such Bank; it being expressly agreed and understood that in no event shall the foregoing apply to amounts, if any, maintained by the Operating Partnership with the Collateral Agent under the Pledge Agreement executed by the Operating Partnership or with the Special Agent under the Pledge Agreement-Debt Service Reserve or the Special Agency Agreement. Each Bank agrees promptly to notify the Operating Partnership and the Agent after any such setoff by it; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Bank may have. The Operating Partnership agrees that if any Bank shall obtain any payment or other recovery from the Operating Partnership by right of setoff (whether by right of setoff under applicable law, pursuant to this Section 3.08(c) or otherwise), except any payment or other recovery from amounts, if any, maintained by the Operating Partnership with the Collateral Agent under the Pledge Agreement executed by the Operating Partnership or with the Special Agent under the Pledge Agreement-Debt

Service Reserve or the Special Agency Agreement, such payment or other recovery shall constitute collateral to be distributed pursuant to the Trust Agreement as hereinafter provided. Such Bank shall promptly deliver, and the Operating Partnership hereby authorizes such Bank to deliver, the amount of such payment or other recovery, if any, to the custody, possession or control of the Trustee for disposition or distribution in accordance with the applicable provisions of the Trust Agreement to holders of Parity Debt and the MP Loans. Until such Bank shall have delivered such payment or other recovery to the Trustee, such Bank shall be deemed to hold such collateral in trust for the parties under the Trust Agreement. Notwithstanding the foregoing, no Bank shall have any obligation whatsoever to obtain, or any liability to any person whatsoever for failure to obtain, any payment or other recovery from the Operating Partnership by right of setoff or otherwise. Each holder of Parity Debt shall be entitled to the benefits of this Section 3.08(c) and to enforce the provisions of this Section 3.08(c) as a third party beneficiary hereof, and the Banks shall not permit the terms of this Section 3.08(c) to be amended, modified or changed without the consent of the holders of 66 2/3% of the outstanding principal amount of the Parity Debt, provided, that for purposes hereof, a termination of this Agreement for any reason whatsoever shall not be deemed an amendment, modification or change. Each Bank agrees that if all or any portion of such payment or other recovery is thereafter rescinded or recovered from such Bank which exercised setoff, all or the pro rata portion, as the case may be, of such amount which it received from the Trustee in respect thereof to the extent rescinded or recovered from such Bank will be repaid to the Bank which exercised such setoff. This provision shall not imply any obligation of the Operating Partnership to maintain any deposit balances with any Bank.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     SECTION 4.01 Conditions Precedent to the Initial Credit Event. The obligations of the Banks hereunder to continue, renew, and extend the revolving loans made and existing pursuant to the Existing Credit Agreement on the Closing Date (such renewal and extension, the "Initial Credit Event") are subject to the following conditions precedent:

     (a) The General Partner and the Borrowers shall have executed this Agreement and delivered the same to the Agent;

     (b) The Agent shall have received a certificate (the "Closing Date Pricing Certificate") dated the Closing Date (i) stating that a copy of the financial statements of the Operating Partnership and its Subsidiaries for the quarter ending June 30, 1996 and referred to in Section 5.05 have been previously delivered to the Agent and setting forth the Cash Flow/Interest Coverage Pricing Ratio for purposes of Section 2.07(d).

     (c) The Agent shall have received the Certificate of the Secretary or Assistant Secretary of the General Partner (i) certifying the corporate resolutions authorizing the transactions contemplated by this Agreement, together with an incumbency certificate in respect of the officers executing this Agreement and any other Credit Documents to be executed on the Closing Date; and (ii) confirming that each of the documents described below has not been amended, modified, revoked, terminated, rescinded or otherwise changed since the "Closing Date" (as defined in the Existing Credit Agreement):

          (A)  the Certificate of Incorporation of the General Partner;

          (B)  the MLP Partnership Agreement;

          (C)  the Services Partnership Agreement; and

          (D)  the Operating Partnership Agreement;

     (d) The Banks shall have received the opinion of Andrews & Kurth, L.L.P., special counsel for the General Partner and the Borrowers, dated the Closing Date, in a form reasonably acceptable to the Banks;

     (e) The Agent shall have been paid its fees as set forth in that certain commitment letter dated June 12, 1996.

     (f) The Borrowers shall have certified that the value of the Qualifying Securities in which the Collateral Agent will have a first perfected security interest contemporaneously with the occurrence of the Initial Credit Event shall be no less than the Required Collateral Amount;

     (g) The Trust Agreement shall be in full force and effect and shall constitute the valid and binding obligation of the Operating Partnership and the Trustee and no default on the part of the Operating Partnership shall exist thereunder;

     (h) Each Mortgage shall be in full force and effect and shall: (i) constitute the valid and binding obligation of the Operating Partnership and
(ii) (A) constitute a valid first mortgage lien of record on the real property and all other interests described therein which may be subjected to a mortgage lien, subject only to Permitted Encumbrances; and (B) constitute a valid assignment of, and create a valid, presently effective security interest of record in, the pipelines, equipment and all other interests (other than real property interests) described therein, subject to no prior security interest in any such property other than as specifically permitted therein, and no default on the part of the Operating Partnership shall exist thereunder;

     (i) Each of the Partnership Agreements shall be in full force and effect, shall constitute the legal, valid and binding obligations of the respective parties thereto, and no default or accrued right of termination on the part of any of the parties thereto shall exist thereunder as of the Closing Date;

     (j) Mayer, Brown & Platt shall have delivered its opinion to the Agent, the Banks and the Collateral Agent in form and substance reasonably satisfactory to the Agent; and

     (k) All proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Agent and its counsel, and the Banks, the Agent, and the Collateral Agent shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     SECTION 4.02 Conditions Precedent to Loans. The obligation of the Banks to make any Loan is subject to the conditions precedent that on the date such Loan is made:

     (a) The Initial Credit Event shall have occurred;

     (b) The Agent shall have received a Notice of Borrowing executed by the Borrower requesting such Loan; and

     (c) The Borrower requesting such Loan shall have delivered its Credit Event Certificate in the form annexed hereto as Exhibit "D" (each such certificate, a "Credit Event Certificate") to the Agent.

     SECTION 4.03 Use of Proceeds. As a condition precedent to the Initial Credit Event and the Loans made thereafter, each Borrower hereby agrees to use the proceeds of the Loans for general partnership purposes, including, without limitation, acquisitions, operating expenditures, working capital, and capital expenditures (whether for maintenance, enhancement, or otherwise). As a further condition precedent to the making of Loans to the Operating Partnership, the Operating Partnership shall not become liable with respect to any Indebtedness unless at the time of incurrence thereof and after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness, the ratio of the Indebtedness owing by the Operating Partnership to the Operating Partnership's Partners Equity shall be no greater than 1.85 to 1.00, all as determined on such date on which the Operating Partnership became liable for such Indebtedness.

     SECTION 4.04 Takeover Notification. In the event a Borrower wishes to utilize the proceeds of Loans to make a take-over bid (as defined under applicable securities laws) which is unsolicited (a "Takeover"), then:

          (a) such Borrower shall provide to the Agent evidence satisfactory to the Agent (acting reasonably) of the agreement of the board of directors or its equivalent of the Person that is the target of the Takeover approving the Takeover; or

          (b)  the following steps shall be followed:

          (i) at least five Business Days prior to the delivery of any notice to the Agent pursuant to Section 4.02 requesting Loans to be utilized for such Takeover, the president, chief financial officer, vice president-finance or general counsel of the General Partner (acting for such Borrower) shall advise the Agent and each Bank of the particulars of such Takeover in reasonable detail to enable each Bank to determine whether it has an actual conflict of interest if Loans from such Bank were utilized by such Borrower for such Takeover; and

          (ii) within three Business Days after being so advised:

               A. if a Bank shall not have notified such Borrower and the Agent that an actual conflict of interest exists (such determination to be made by each Bank in the exercise of its sole discretion having regard to such considerations as it deems appropriate), such Bank shall be deemed to have no such actual conflict of interest; or

               B. if a Bank has notified such Borrower and the Agent within such period of three Business Days that an actual conflict of interest exists, then upon such Borrower and the Agent being so notified, such Bank shall have no obligation to provide Loans to finance such Takeover notwithstanding any other provision of this Agreement to the contrary.

          If any notification has been made by a Bank pursuant to Section 4.04(b)(ii)(B), then, except as provided in the paragraph immediately below, any Loans made to finance the Takeover in respect of which such notice was given shall be determined without reference to the Loan Commitment of such Bank; it being expressly agreed and understood that any such notification by a given Bank shall not relieve any other Bank of any of its obligations hereunder, provided that, for certainty, no Bank shall be obligated by this Section to make or provide Loans in excess of its Loan Commitment.

          If the conflict of interest giving rise to a notification under this
Section 4.04(b)(ii)(B) ceases to exist (whether by successful completion of the Takeover or otherwise), then the Bank giving such notification shall, on the next continuation or conversion of or, in the case of a Prime Rate Loan, the next Interest Payment Date for, the Loans made to finance the relevant Takeover, purchase, and the other Banks shall, on a rateable basis, sell and assign to such Bank, portions of such Loans such that the notifying Bank holds its rateable share of such Loans without regard to Section 4.04.

          In the event that with respect to any Takeover, any Bank shall have notified any Borrower that a conflict of interest exists as contemplated hereinabove, Borrowers shall have the right to replace each such Bank as a Bank by giving notice to such Bank (with a copy to the Agent) that it wishes to seek one or more financial institutions (which may be one or more of the Banks) to assume the Loan Commitment of such Bank and to purchase its outstanding Loans and its Notes and Loan Commitment, without recourse or warranty by, or expense to, such Bank, for a purchase price equal to the outstanding principal amount of the Loans payable to such Bank, plus any accrued unpaid interest on such Loans, plus any accrued, unpaid facility fees pursuant to Section 3.01 and any other amounts owing to such Bank hereunder, and upon such purchase, the purchasing bank shall become a Bank for purposes of this Agreement and the selling Bank shall cease to be a Bank hereunder; provided, however, that the Borrowers will (i) pay to the selling Bank any other amounts then due and payable to such Bank hereunder, and (ii) pay reasonably required amounts to compensate such Bank for its reasonable out-of-pocket costs or expenses incurred by such Bank to effect such sale, and provided, further that in the event the purchasing bank is not rated at least "A" (or a comparable rating if the rating system changes) by S&P or "A2" (or a comparable rating if the rating system changes) by Moody's, the Agent shall have consented to such purchasing bank, which consent shall not be unreasonably withheld or delayed. Each Bank hereby agrees that upon Borrowers notifying it that Borrowers have elected to replace it as a Bank hereunder and upon receipt of the amounts required pursuant to this paragraph, it shall promptly transfer and assign its Loan Commitment, Loans, Notes and interest in this Agreement and the other Credit Documents to any such financial institution or institutions pursuant, and subject, to the conditions contained in this Section and Section 11.03.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Each of the General Partner and each of the Borrowers severally represents and warrants each for itself and not otherwise as set forth below as of the Closing Date, as applicable: (For purposes of this Article V, the General Partner and each Borrower shall be sometimes individually referred to as "It" or "it".)

     SECTION 5.01 Organization. (a) the General Partner is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is qualified or registered and is in good standing as a foreign corporation for the transaction of business in Illinois, Indiana, Michigan, Minnesota, New York, North Dakota and Wisconsin, which are the only jurisdictions in which the nature of its activities or the character of the properties it owns, leases or uses makes such qualification or registration necessary and in which the failure so to qualify or to be so registered would have a Material Adverse Effect as to it.

     (b) The MLP is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware and is duly licensed, organized or qualified and in good standing under the laws of each jurisdiction where ownership of its properties or conduct of its business requires the same and where a failure so to be licensed, organized or qualified would have a Material Adverse Effect as to it.

     (c) The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and is duly qualified or registered and in good standing as a foreign limited partnership for the transaction of business in Illinois, Indiana, Michigan, Minnesota, New York, North Dakota and Wisconsin, which are the only jurisdictions in which the nature of its activities or the character of the properties it owns, leases or uses makes such qualification or registration necessary and in which the failure so to qualify or to be so registered would have a Material Adverse Effect as to it. As of the Closing Date, its general partner is the General Partner, who owns a 1.0101% general partner interest in the Operating Partnership. The only limited partner of the Operating Partnership is the MLP, which owns a 98.9899% limited partner interest in the Operating Partnership. The Operating Partnership does not have any Subsidiaries or any Investments in any Person (other than Investments of the types described in Section 8.03).

     (d) The Services Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware and is duly licensed, organized or qualified and in good standing under the laws of each jurisdiction where ownership of its properties or conduct of its business requires the same and where a failure so to be licensed, organized or qualified would have a Material Adverse Effect on it. As of the Closing Date, its general partner is the MLP.

     SECTION 5.02 Power and Authority, Licenses and Permits. (a) It has all requisite corporate or partnership power and authority to own and operate its properties (including, without limitation, in the case of the Operating Partnership, the Assets), to conduct its business as now being conducted, to enter into this Agreement and each other Credit Document to which it is a party, and to perform its obligations under this Agreement, the Notes, and each other Credit Document. Except as contemplated by this Agreement and the other Credit Documents to which it is a party, it is not required to obtain any consent, approval or authorization of, or declaration or filing with, any governmental authority for the valid execution and delivery of this Agreement or any of the other Credit Documents to which it is a party (other than Permitted Exceptions).

     SECTION  5.03  Authorization of Credit Documents; No Violation.

     (a) The execution, delivery and performance by it of each Credit Document to which it is a party (i) are within its corporate or partnership powers, as the case may be, (ii) have been duly authorized by all necessary corporate or partnership action, as the case may be, (iii) do not violate any material law, rule, regulation, order, judgment, award or decree applicable to it, (iv) do not violate its Certificate of Incorporation or bylaws or partnership agreement, as the case may be, (v) do not result in a breach of, constitute a default under any material loan agreement, indenture, trust deed or any other agreement or instrument to which it is a party or by which it is bound and do not result in the creation of (or impose any obligation on it to create) any Lien upon any of its properties or assets other than as contemplated by the Security Documents pursuant to its terms.

     (b) The execution, delivery, and performance by the General Partner on behalf of and as general partner of the Operating Partnership and of the MLP and by the MLP as general partner of the Services Partnership, of this Agreement, and each other Credit Document to which the Operating Partnership or the Services Partnership, respectively, is a party (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not violate any material law, rule, regulation, order, judgment award or decree applicable to it; and (iv) do not violate its Certificate of Incorporation or bylaws.

     SECTION 5.04 Enforceability of Credit Documents. This Agreement, the Notes and the other Credit Document to which it is a party have been duly executed and delivered by it and constitute its legal, valid and binding obligation enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors rights and to general principles of equity.

     SECTION 5.05 Financial Statements. The audited financial statements (consolidated, if applicable) of the General Partner, the MLP, the Services Partnership, and the Operating Partnership for the period ending December 31, 1995 and their respective unaudited financial statements (consolidated, if applicable) of the General Partner for the period ending June 30, 1996 present fairly the respective financial conditions of said entities and if applicable, their respective consolidated subsidiaries as of such date and their results of operations (consolidated, if applicable) for the periods then ended, in accordance with GAAP consistently applied. Since June 30, 1996 to the Closing Date, there has been no material adverse change in the business, financial condition or results of operations of said entities and, if applicable, their respective consolidated subsidiaries, taken as a whole.

     SECTION  5.06  [Intentionally Omitted]

     SECTION 5.07 Payment of Taxes. It has filed all tax returns required by law to be filed by it, and has paid all material taxes, assessments, and other governmental charges levied upon it and its consolidated subsidiaries, if any, or upon its properties, assets, income or franchises which are due and payable by it, except those which are not past due or are presently being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall be required by GAAP have been made. The Operating Partnership, the Services Partnership and the MLP each further represent and warrant that it is a limited partnership not subject to taxation with respect to its income or gross receipts under applicable state (other than Illinois or Michigan) and federal laws.

     SECTION  5.08  Environmental Matters.

     (a) Except as disclosed in Schedule 5.08, it is in compliance with all Environmental Laws applicable to it and in the case of the Operating Partnership only, to the Business or Assets, except where such noncompliance would not have a material adverse effect on its financial condition or results of operations, or in the case of the general partner of the Operating Partnership and the Operating Partnership only, the Business or the Assets. It has timely and properly applied for renewal of all environmental permits or licenses that have expired or are about to expire and are necessary for the conduct of the Business as now conducted and as proposed to be conducted, except where the failure to timely and properly reapply would not have a material adverse effect on the Business or Assets or on the financial condition or results of operations of the Operating Partnership. Schedule 5.08 lists: (i) substantially all notices from federal, state or local environmental agencies to the Operating Partnership or to the General Partner citing violations under environmental permits or licenses that have not been finally resolved and disposed of, and no such violation, whether or not notice regarding such violations is listed on Schedule 5.08 if ultimately resolved against the Operating Partnership or the General Partner, as the case may be, would reasonably be expected to have a material adverse effect on the Business or Assets or on the financial condition or results of operations of the Operating Partnership, and (ii) substantially all current reports filed by the Operating Partnership or the General Partner with any federal, state or local environmental agency having jurisdiction over the Assets. Notwithstanding any such notice, the Operating Partnership and the General Partner are currently operating in all material respects within the limits set forth in such environmental permits or licenses and any current noncompliance with such permits or licenses will not result in any material liability or penalty to the Operating Partnership or in the revocation, loss or termination of any such environmental permits or licenses.

     (b) Except as disclosed in Schedule 5.08, all facilities located on the real property included in the Assets which are subject to regulation by RCRA are and have been operated in compliance with RCRA, except where such noncompliance would not have a material adverse effect on the Business or Assets or on the financial condition or results of operations of the Operating Partnership, and neither the Operating Partnership nor the General Partner has received, or, to the knowledge of the Operating Partnership and the General Partner upon reasonable inquiry, been threatened with, a notice of violation of RCRA regarding such facilities.

     (c) Except as disclosed in Schedule 5.08, no hazardous substance (as defined in CERCLA) or hazardous waste (as defined in RCRA) is located or present at any of the real property included in the Assets in violation of any Environmental Law, which violation would reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Operating Partnership or on the Business. With respect to such real property there has not occurred: (i) any release or threatened release of any such hazardous substance; (ii) any discharge or threatened discharge of any such hazardous substance into ground, surface, or navigable waters which violates any federal, state, local or foreign laws, rules or regulations concerning water pollution; or (iii) any assertion of any lien pursuant to Environmental Laws resulting from any use, spill, discharge or clean-up of any hazardous or toxic substance or waste, which in the case of any occurrence described in the foregoing clauses (i) through (iii) would reasonably be expected to have a material adverse effect on the financial conditions or results of operations of the Operating Partnership or on the Business.

     (d) None of the matters disclosed in Schedule 5.08, either individually or in the aggregate, involves a violation of or a liability under any Environmental Law, the consequences of which will have a material adverse effect on the Business or Assets or financial condition or results of operations of the Operating Partnership.

     SECTION 5.09 Foreign Assets Control Regulations, etc. Neither the execution and delivery of the Notes by it nor its use of the proceeds thereof as contemplated by this Agreement will violate any of the regulations administered by the Office of Foreign Assets Control, United States Department of the Treasury, including, without limitation, the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Iranian Transactions Regulations, the Iraqi Sanctions Regulations, the Libyan Sanctions Regulations, and the Soviet Gold Coin Regulations (31 C.F.R., Subtitle B, Chapter V, as amended) or the restrictions set forth in Executive Orders No. 8389, 9193, 12543 (Libya), 12544 (Libya), 12722 (Iraq) or 12724 (Iraq), 12775
(Haiti) or 12779 (Haiti) as amended, of the President of the United States of America or of any rules or regulations issued thereunder.

     SECTION  5.10  Disclosure.

     (a) Neither this Agreement, the other Credit Documents to which it is a party, nor any other historical financial statement, document, certificate or instrument delivered to any Bank or the Agent by it, or on its behalf in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in light of the circumstances under which they are made to make the statements contained therein not misleading as of the time when made or delivered.

     (b) There is no fact known to it which materially adversely affects its financial condition or its results of operations and in the case of the General Partner and the Operating Partnership, the Business or Assets, which has not been set forth or referred to in this Agreement or otherwise disclosed in writing to the Agent and the Banks.

     SECTION 5.11 Chief Executive Office. Its chief executive office and the office where it maintains its records relating to the transactions contemplated hereby is located at 21 West Superior Street, Duluth, Minnesota 55802.

     SECTION  5.12  [Intentionally Omitted]

     SECTION  5.13   [Intentionally Omitted]

     SECTION 5.14 Indebtedness. Other than (a) the Indebtedness governed hereby and (b) the Indebtedness evidenced by the Mortgage Notes, none of the Borrowers has any secured or unsecured Indebtedness outstanding. No instrument or agreement to which it is a party or by which it is bound or which is applicable to it (other than this Agreement and the Mortgage Note Agreements) contains any restrictions on the incurrence by it of additional Indebtedness.

     SECTION  5.15  Assets and Business.

     (a) It is in possession of, and operating in compliance in all material respects with, all franchises, grants, authorizations, approvals, licenses, permits, easements, rights-of-way, consents, certificates and orders required to own, lease or use its properties and to permit the conduct of the Business as now conducted, except for those franchises, grants, authorizations, approvals, licenses, permits, easements, rights-of-way, consents, certificates and orders (collectively, "Permitted Exceptions") which, if not obtained or given, would not individually or in the aggregate, materially and adversely affect the Business or the operations of the Operating Partnership.

     (b) The Operating Partnership has (i) sufficient title to the Pipeline Assets to enable it to use the Pipeline Assets as the same are being used in the Business and any lack of title to the Pipeline Assets has not had, and to the best knowledge of the Operating Partnership would not reasonably be expected to have, any material adverse effect on its ability to use the Pipeline Assets as the same are being used in the Business and will not materially increase the cost of such use, (it being understood that sufficient title as used in this Section 5.15(b) shall mean such title to real property as is customarily held by Persons in the pipeline business) and (ii) good and sufficient title to the portion of the Assets constituting personal property for the use and operation of such personal property as such property is being used in the Business and any lack of title to such personal property has not had and would not reasonably be expected to have, to the best knowledge of the Operating Partnership, any material adverse effect on the use of the personal property as it is being used in the Business and will not materially increase the cost of such use, in each case subject to no Liens except such as are of the character permitted by
Section 8.02. The Pipeline Assets are located in the counties listed in Schedule 5.15(b)(ii). The Operating Partnership enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and assets, and all such leases are valid and subsisting and are in full force and effect.

Except to perfect and to protect security interests of the character described in Section 8.02 and in respect of Liens created or arising in connection with the Existing Credit Agreement, (x) no presently effective financing statement under the Uniform Commercial Code which names the Operating Partnership or the General Partner (with respect to any of the Assets) as debtor, which individually or in the aggregate relates to any material part of the Assets, is on file in any jurisdiction in which any of the Assets are (or have been) located or the Operating Partnership or the General Partner is organized or has its principal place of business, and (y) neither the Operating Partnership nor the General Partner (with respect to the Assets) has signed any presently effective financing statement or any presently effective security agreement, which individually or in the aggregate relates to any material part of the Assets, authorizing any secured party thereunder to file any such financing statement, except for financing statements to be executed and filed in connection with the Existing Credit Agreement or the Closing.

     (c) The Mortgages, or proper notices, statements or other instruments in respect thereof, have been duly recorded, published, registered and filed with respect to all or substantially all of the Assets located in not less than 58 of the 72 counties in which Assets are located (including, in such

58 counties, the counties in which the Operating Partnership's tankage, maintenance and office facilities listed as items 1, 2 and 3 on Schedule 5.15(c)(ii) and at least five of the remaining seven facilities listed on
Schedule 5.15(c)(ii) are located).

     SECTION 5.16 Compliance with Other Instruments, etc. It (a) is not in violation of any term of its Partnership Agreement or, in the case of the General Partner, of its certificate of incorporation or bylaws and (b) is not in violation of any term of any other agreement or instrument to which it is a party or by which it or any of its properties is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority which would reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.17 Governmental Consent. No consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery (except as expressly contemplated to the contrary by this Agreement or the other Credit Documents), and performance by it of this Agreement or the other Credit Documents to which it is a party (other than Permitted Exceptions).

     SECTION 5.18 Federal Reserve Regulations. It will not, directly or indirectly, use any of the proceeds of the Loans for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock", or for any other purpose which might constitute the transactions a "purpose credit", in each case within the meaning of Regulation G, U, or X of the Board of Governors of the Federal Reserve System, or otherwise take or permit to be taken any action which would involve a violation of Regulation G, U, or X or any other applicable regulation of the Board. No indebtedness being reduced or retired, directly or indirectly, from the proceeds of the Loans, if any, was incurred for the purpose of purchasing or carrying any stock which is currently a "margin stock", and it has no present intention of acquiring any amount of such "margin stock".

     SECTION 5.19 Investment Company Act. It is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 5.20 Public Utility Holding Company Act; Federal Power Act. It is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, subject to regulation under such Act (except for Section 9(a)(2) thereof); and it is not a "public utility" as such term is defined in the Federal Power Act, as amended.

     SECTION  5.21  ERISA.

     (a) Except as set forth in Schedule 5.21, neither it nor any Related Person has ever established, maintained, contributed to or been obligated to contribute to, and neither it nor any Related Person has any liability or obligation with respect to, any Plan. Except as set forth in Schedule 5.21, neither it nor any Related Person has assumed, either by agreement, by operation of law or otherwise, any liability or obligation with respect to any "employee benefit plan" (as defined in ERISA) or any other compensation or benefit arrangement, agreement, policy, practice or understanding, and neither it nor any Related Person has any liability or obligation to provide any amount or type of compensation or benefit to any employee or former employee of the Business .

     (b) The execution and delivery of this Agreement and of the Notes to which it is a party will not involve any non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or 4975 of the Code.


                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

     Each of the Borrowers and, with respect to Sections 6.03(b), (c), (h), (i),
(j) and (k) only, the general partner of the Operating Partnership, severally covenants and agrees, each for and as to itself and not otherwise, that on and after the date hereof and until all the Loans owing by such Borrower, together with interest thereon, fees and all other obligations incurred hereunder and owing by such Borrower, are paid in full and the termination of the obligations of the Banks to make, continue and/or convert Loans hereunder (for purposes of this Article VI, each Borrower and, with respect to Sections 6.03(b), (c), (h),
(i), (j) and (k) only, the general partner of the Operating Partnership sometimes shall be individually referred to as "It" or "it"):

     SECTION 6.01  [Intentionally omitted.]

     SECTION 6.02  [Intentionally omitted.]

     SECTION 6.03 Reporting Covenants. It will maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP and will accrue, and will cause each of its Subsidiaries to accrue, all such liabilities as shall be required by GAAP. It will furnish to the Agent and the Banks:

     (a) Quarterly Financial Statements. As soon as practicable, but in any event within 60 days after the end of each of the first three quarterly fiscal periods in each fiscal year, consolidated and consolidating balance sheets for itself and its Subsidiaries as at the end of such period and the related consolidated (and, as to statements of income and cash flows, consolidating) statements of income, surplus or partners' capital, and cash flows for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated and, where applicable, consolidating figures for the corresponding periods of its previous fiscal year, all in reasonable detail and certified by the principal financial officer of its general partner as presenting fairly, in all material respects, the information contained therein (subject to changes resulting from normal, year-end adjustments), in accordance with GAAP applied on a basis consistent with prior fiscal periods.

     (b) Annual Financial Statements. As soon as practicable, but in any event within 120 days (or such longer period as the Required Banks in their discretion may approve) after the end of its fiscal year, consolidated and consolidating balance sheets for each Borrower and for its Subsidiaries and consolidated balance sheets of the general partner of such Borrower as at the end of such year and the related consolidated (and, as to statements of income and cash flows, consolidating) statements of income, surplus or partners capital, and cash flows of each Borrower and its Subsidiaries and the consolidated statements of income, surplus, cash flow and stockholders' equity of the general partner of each Borrower for such fiscal year, setting forth in each case in comparative form the consolidated and, where applicable, consolidating figures for the previous fiscal year, all in reasonable detail, accompanied by:

          (i) in the case of the consolidated financial statements of each Borrower and its Subsidiaries, a report thereon of Price Waterhouse or other independent public accountants of recognized national standing selected by it, which report shall state that such consolidated financial statements present fairly, in all material respects, the financial position of it and its Subsidiaries at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP, and

          (ii) in the case of the consolidated financial statements of the general partner of each Borrower and the financial statements of each Borrower, certified by its principal financial officer or the principal financial officer of its general partner as presenting fairly, in all material respects, the information contained therein in accordance with GAAP applied on a basis consistent with prior fiscal periods.

     (c) Operating Partnership Compliance Certificate. Together with each delivery of financial statements pursuant to subsections (a) and (b) of this
Section 6.03, an Operating Partnership Compliance Certificate as of the end of the immediately preceding fiscal quarter.

     (d) [Intentionally omitted.]

     (e) [Intentionally omitted.]

     (f) Copies of Communications with Security Holders, Filings, Etc. Promptly upon their becoming publicly available, copies of all financial statements, reports, notices, and proxy statements sent or made available by the Operating Partnership or the MLP to all of its security holders in compliance with the Securities Exchange Act of 1934, as amended from time to time, or any comparable federal or state laws relating to the disclosure by any Person of information to its security holders, of all regular and periodic reports and registration statements and prospectuses filed by it with any securities exchange or the Securities and Exchange Commission or any governmental authority succeeding to any of its functions (other than registration statements on Form S-8 and Annual Reports on Form 11-K), and of all press releases and other statements made available by it to the public concerning material developments in its business.

     (g) FERC Matters. In the case of the Operating Partnership only, (i) promptly after the filing by the Operating Partnership of any material rate application with the FERC, notice of such filing and, if requested, a copy of such application, and (ii) promptly upon receipt of written notice of any material protest or challenge of any such filing, copies of such written notice, and (iii) promptly upon receipt thereof, documents reporting the resolution of any such protest or challenge.

     (h) Notice of Default. Promptly, but in any event within five Business Days after any of its officers obtains knowledge of (i) any condition or event which constitutes a Default or Event of Default, (ii) that any Bank has given any notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement or the Security Documents, or (iii) that any Person has given any notice to it or any Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 9.01(f), an Officers' Certificate describing the same and the period of existence thereof and what action it has taken, is taking and proposes to take with respect thereto.

     (i) Litigation. Promptly, but in any event within five Business Days after any of its officers obtains knowledge of the commencement of or significant development in any material litigation or material proceeding (including those regarding environmental matters) with respect to, or affecting, it, a written notice describing in reasonable detail such commencement of or significant development in, such litigation or proceeding.

     (j) ERISA Matters. Promptly, but in any event within five Business Days after any of its officers obtains knowledge that any of the events or conditions specified below with respect to any Plan has occurred or exists, and such event or condition has resulted, or in its opinion, is reasonably expected to result, in a Material Adverse Effect as to it, a statement setting forth details respecting such event or condition and the action, if any, that it or any Related Person has taken, is taking or proposes to take or cause to be taken with respect thereto (and a copy of any notice or report filed with or given to or communication received from the PBGC, the Internal Revenue Service or the Department of Labor with respect to such event or condition):

          (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder;

          (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

          (iii) a substantial cessation of operations within the meaning of
     Section 4062(e) of ERISA under circumstances which could result in the treatment of it or any Related Person as a substantial employer under a "multiple employer plan" or the application of the provisions of Section 4062, 4063 or 4064 of ERISA to it or any Related Person;

          (iv) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by it or any Related Person of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

          (v) the complete or partial withdrawal by it or any Related Person under Section 4063, 4203 or 4205 of ERISA from a Plan which is a "multiple employer plan" or a Multiemployer Plan, or the receipt by it or any Related Person of notice from a Multiemployer Plan that it intends to impose withdrawal liability on it or any Related Person or that it is in reorganization or is insolvent within the meaning of Section 4241 or 4245 of ERISA or that it intends to terminate a Plan under Section 4041A of ERISA or withdraw from a "multiple employer plan" under Section 4063 of ERISA;

          (vi) the institution of a proceeding against it or any Related Person to enforce Section 515 of ERISA;

          (vii) the occurrence or existence of any event or series of events which reasonably would be expected to result in a liability to it or any Related Person pursuant to Section 4069(a) or 4212(c) of ERISA;

          (viii) the failure to make a contribution to any Plan, which failure, either alone or when taken together with any other such failure, is sufficient to result in the imposition of a lien on any of its property or on the property of any Related Person pursuant to Section 302(f) of ERISA or Section 412(n) of the Code;

          (ix) the amendment of any Plan in a manner which would be treated as a termination of such Plan under Section 4041(e) of ERISA or require it or any Related Person to provide security to such Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or

          (x) the incurrence of liability in connection with the occurrence of a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code).

     (k) Notice Re: Hazardous Substance and Hazardous Waste. Promptly, but in any event within five Business Days after any of its officers receives any notice or request from any Person

(other than any Affiliate or any agent, attorney or similar party employed by it) for information, or if it or any of its Subsidiaries provides any notice or information to any such Person (other than any Affiliate or any agent, attorney or similar party employed by it), concerning the presence or release of any hazardous substance (as defined in CERCLA) or hazardous waste (as defined in RCRA) or other contaminants (as defined by any applicable federal, state, local or foreign laws) within, on, from, relating to or affecting any property owned, leased, or subleased by it or any of its Subsidiaries, in either event with respect to any event or circumstance which has resulted in, or in its opinion is reasonably expected to result in, a Material Adverse Effect, copies of each such notice, request, or information; provided, however, this provision shall not apply to notices or requests for information relating to the presence in the ordinary course of business at such property of such substance, waste or contaminant in containers meeting applicable legal standards and appropriate to prevent any release or escape or otherwise present or released in compliance with Environmental Laws.

     (l) Other Financial Information. With reasonable promptness, such other financial reports and information and data with respect to it or any of its Subsidiaries as from time to time may be reasonably requested in writing by the Agent or the Banks.

     SECTION 6.04 Visitation, Inspection, Etc. It will permit, or cause its general partner to permit, any authorized representative of the Agent or the Collateral Agent, without expense to such Borrower, to visit and visually inspect any of its properties or the properties of its Subsidiaries (and any properties of its general partner or of such general partner's Subsidiaries relating to the Business) including its books of account and the books of account of its Subsidiaries, its general partner, and such general partner s Subsidiaries (other than separately presented financial information of any Subsidiary of such general partner not related to the Business), and to make copies and take extracts therefrom, and to discuss its and their affairs, finances, and accounts (other than separately presented financial information of any Subsidiary of such general partner not related to the Business) with its and their officers and independent public accounts (and by this provision it authorizes such accountants to discuss with such representatives the affairs, finances and accounts of itself and any Subsidiary, provided that it shall be entitled to be present), all at such reasonable times during regular business hours as the Agent or the Collateral Agent may reasonably request in writing.


                                  ARTICLE VII

                            PROCEDURES ON PREPAYMENT

     SECTION 7.01 Notice of Optional Prepayments: Officers' Certificate. The Operating Partnership will give the Agent written notice of each optional prepayment under Sections 7.04 and 7.05 not less than 10 days and not more than 30 days prior to the date fixed for such prepayment, in each case specifying such prepayment date, the aggregate principal amount of the MP Loans, the Mortgage Notes and any other Parity Debt and the principal amount of each Note held by such Bank to be prepaid and the Section under which such prepayment is to be made. Notice of prepayment having been given as aforesaid, the principal amount of the MP Loans and any Parity Debt specified in such notice, together with interest thereon to the prepayment date and, in the case of the MP Loans, together with breakage costs with respect thereto where applicable, shall become due and payable on such prepayment date. Each Bank shall receive, on the Business Day immediately preceding the date scheduled for any such prepayment, an Officers Certificate certifying that the conditions of the Section under which such prepayment is to be made have been fulfilled and specifying the particulars of such fulfillment.

     SECTION  7.02  Intentionally omitted.

     SECTION  7.03  Contingent Prepayments on Disposition of Mortgaged
Properties.

     (a) If at any time the Operating Partnership or its Subsidiaries dispose of any of the Mortgaged Properties with the result that there are Excess Sale Proceeds, and the Operating Partnership does not apply such Excess Sale Proceeds in the manner described in subsection 8.07(c)(ii)(B)(x), the Operating Partnership will prepay, upon notice as provided in subsection 7.03(b), a principal amount of the outstanding MP Loans, equal to the amount of such Excess Sale Proceeds allocable to the MP Loans (such amount being hereinafter called the "Allocable Excess Sale Proceeds"), determined by allocating such Excess Sale Proceeds pro rata among the Banks and the holders of Parity Debt, if any, outstanding on the date such prepayment is to be made, according to the aggregate then unpaid principal amounts of the MP Loans and Parity Debt, respectively. Each prepayment of the MP Loans pursuant to this Section 7.03 shall be made at 100% of the principal amount of the MP Loans to be prepaid, plus interest thereon to the prepayment date plus, to the extent provided in
Section 3.04(c), breakage costs.

     (b) If at any time the Operating Partnership is required to prepay MP Loans pursuant to subsection 7.03(a), the Operating Partnership will, if there are Excess Sale Proceeds during any fiscal year resulting from a sale of Mortgaged Properties, give written notice (which shall be in the form of an Officers' Certificate) to the Agent not later than 180 days after the date of such sale of Mortgaged Properties, (x) setting forth in reasonable detail all calculations required to determine the amount of such Excess Sale Proceeds, (y) setting forth the amount of the Allocable Excess Sale Proceeds, the amount of the Allocable Excess Sale Proceeds which is allocable to each MP Loan, determined by allocating the Allocable Excess Sale Proceeds pro rata among all MP Loans outstanding on the date such prepayment is to be made according to the aggregate then unpaid principal amounts of the MP Loans and in reasonable detail the calculations used in determining such amounts, and (z) stating that the Operating Partnership will prepay on the date specified in such notice, which shall not be less than 30 nor more than 45 days after the date of such notice, a principal amount of the outstanding MP Loans equal to the Allocable Excess Sale Proceeds so allocable to each such MP Loan.

     (c) In the event that the Excess Sale Proceeds allocable to the holders of Parity Debt exceed the maximum principal amount of the Parity Debt which all the holders thereof have agreed to have prepaid after each such holder shall have exhausted every opportunity to have such Parity

Debt prepaid (such amount being hereinafter called the "Residue Excess Sale Proceeds"), the Operating Partnership will prepay a principal amount of the outstanding MP Loans equal to the Residue Excess Sale Proceeds so allocable to each such MP Loan. Such prepayment shall be made on the date specified in a notice to the Banks, which date shall not be less than 15 nor more than 30 days after the date of such notice. It is understood that Residue Excess Sale Proceeds, if any, which shall remain unallocated following the prepayment of the MP Loans in accordance with this clause (c) shall constitute cash receipts of the Operating Partnership as used in the definition of "Available Cash".

     (d) Each Bank shall receive, on the Business Day immediately preceding the date scheduled for the payment of such Allocable Excess Sale Proceeds, an Officers' Certificate setting forth the calculations used in computing the amount of the prepayment in respect of such MP Loans.

     SECTION 7.04 Prepayment on Taking or Destruction. In the event that damage, destruction or a taking shall occur in respect of all or a portion of the properties subject to any of the Security Documents, and in connection therewith the Operating Partnership shall, in accordance with the Security Documents, elect to apply any insurance or condemnation proceeds in respect thereof to the prepayment of the MP Loans and any Parity Debt and not to the restoration or modification of such properties, the Operating Partnership shall prepay (or cause to be prepaid by the Trustee out of the funds held by the Trustee under the Trust Agreement for such purpose), upon notice as provided in
Section 7.01 (which notice shall be given not more than 10 days after the receipt of such proceeds), a principal amount of the outstanding MP Loans and any Parity Debt equal to the aggregate proceeds received by the Operating Partnership or the Trustee in respect of such damage, destruction or taking. Such prepayment shall be allocated pro rata among all MP Loans and Parity Debt, if any, outstanding on the date such prepayment is to be made according to the aggregate then unpaid principal amounts of the MP Loans and the Parity Debt, respectively; and, with respect to the MP Loans, shall be made at 100% of the principal amount of the MP Loans to be prepaid, plus interest thereon to the prepayment date.

     SECTION 7.05 Pro Rata Payment of Mortgage Notes. In order for the Operating Partnership to make an optional prepayment (which shall not include scheduled prepayments, prepayments pursuant to Section 9.3 or 9.4 of the Mortgage Note Agreements or payments at maturity) or purchase a Mortgage Note, the Operating Partnership must (a) on the same day prepay pursuant to Section
3.04 a pro rata amount (based upon the then unpaid principal amount of the Mortgage Notes and any MP Loans) to each holder of a MP Loan at 100% of the principal amount thereof plus interest thereon to the prepayment date plus, to the extent provided in Section 3.04(c), breakage costs and (b) provide notice of any such optional prepayment to the holders of MP Loans in accordance with the provisions of Section 7.01. Any default in the performance of or compliance with any term contained in this Section 7.05 shall be deemed to be a payment default for purposes of Section 9.01(a). At any time that prepayment of the MP Loans would be required (whether or not any MP Loans are then outstanding) pursuant to this Section 7.05 the Total Loan Commitment shall be automatically reduced in an amount equal to the product of (i) the aggregate amount of such optional prepayments and purchases of Mortgage Notes and MP Loans times (ii) a fraction equal to the Total Loan Commitment divided by the sum of the Total Loan Commitment and the aggregate unpaid principal amount of the Parity Debt at the time outstanding.


                                  ARTICLE VIII

                        BUSINESS AND FINANCIAL COVENANTS

     The general partner of the Operating Partnership (with respect to Section
8.13 only) and each of the Borrowers severally covenants and agrees for itself and not otherwise that on and after the date hereof and until all Loans owing by such Borrower, together with interest thereon, fees and all other obligations incurred hereunder and owing by it, are paid in full and the termination of the obligations of the Banks to make, continue and/or convert Loans hereunder (for the purposes of this Article VIII, each Borrower and, with respect to Section
8.13 only, the general partner of the Operating Partnership sometimes shall be individually referred to as "It" or "it"):

     SECTION 8.01 Indebtedness. It will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

     (a) the Operating Partnership may remain liable with respect to the Indebtedness evidenced by the Mortgage Notes and become and remain liable with respect to Funded Debt incurred in connection with any extension, renewal or refunding of Indebtedness evidenced by the Mortgage Notes, provided that (i) the principal amount of such Funded Debt shall not exceed the principal amount of such Indebtedness evidenced by the Mortgage Notes being extended, renewed, or refunded, and (ii) such Funded Debt complies with the requirements set forth in clauses (i) and (ii) of Section 8.01(f);

     (b) the Operating Partnership may become and remain liable with respect to Funded Debt, including Borrowings under this Agreement, or to renew, refund or refinance any such Funded Debt, provided that (i) the aggregate principal amount of Funded Debt incurred under this Section 8.01(b) and outstanding at any time shall not exceed the sum of (A) $75,000,000 plus (B) an amount equal to the net cash proceeds received by it from the general partner of the Operating Partnership or from the MLP as a capital contribution or as consideration for the issuance by it of additional partnership interests, and (ii) if such Funded Debt is to be secured under the Security Documents as provided in Section 8.02(i), the agreement or instrument pursuant to which such Funded Debt is incurred (if not this Agreement as in effect on the Closing Date) (A) contains no financial or business covenants that are more restrictive on it or its Subsidiaries than, or that are in addition to, those contained in this Article VIII and (B) specifies no events of default (other than with respect to the payment of principal and interest on such Funded Debt or the accuracy of representations and warranties made in connection with such agreement or instrument) which are capable of occurring prior to the occurrence of the Events of Default specified in Article IX;

     (c) any Subsidiary may become and remain liable with respect to Indebtedness of such Subsidiary owing to its parent or to another Wholly-Owned Subsidiary;

     (d) the Operating Partnership may become and remain liable with respect to unsecured Indebtedness owing to its general partner or an Affiliate of its general partner, provided that (i) such Indebtedness is created and is outstanding under an agreement or instrument pursuant to which such Indebtedness is subordinated to the Mortgage Notes and the MP Loans and to Indebtedness secured under the Security Documents as provided in Section 8.01(b) or 8.01(f) at least to the extent provided in the subordination provisions set forth in Exhibit "F", and (ii) the incurrence of such Indebtedness complies with the provisions of Section 8.01(f)(i);

     (e) The Operating Partnership may become and remain liable with respect to Indebtedness incurred under any Working Capital Facility, or any extension, renewal, or refunding thereof;

     (f) The Operating Partnership may become and remain liable with respect to Indebtedness, in addition to that otherwise permitted by the foregoing subsections of this Section 8.01, including Borrowings under this Agreement, if on the date the Operating Partnership becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness (i) (A) the ratio of Consolidated Cash Flow to Consolidated Pro Forma Debt Service is greater than
2.25 to 1.0, and (B) the ratio of Consolidated Cash Flow to Maximum Consolidated Pro Forma Debt Service is greater than 1.25 to 1.0; and (ii) any such Indebtedness which is to be secured under the Security Documents as provided in
Section 8.02(i) is incurred pursuant to an agreement or instrument which complies with the requirements set forth in clause ii of the proviso to Section 8.01(b), provided that if such Indebtedness is (A) Funded Debt incurred by the Operating Partnership and (B) is to be secured under the Security Documents as provided in Section 8.02(i), then on the date the Operating Partnership becomes liable with respect to any such additional Funded Debt, the Operating Partnership would not be permitted to incur any additional Funded Debt under
Section 8.01(b);

     (g) It may become and remain liable with respect to unsecured Indebtedness, in addition to that otherwise permitted by the foregoing subdivisions of this
Section 8.01; provided that after giving effect thereto the Permitted Amount shall equal at least $1;

     (h) [Intentionally Omitted]

     (i) [Intentionally Omitted]

     (j) the Operating Partnership and the Services Partnership may become and remain liable with respect to obligations under Interest Rate Agreements; and

     (k) the Services Partnership may become and remain liable with respect to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar agreement or arrangement designed to protect the Services Partnership or any of its subsidiaries against fluctuations in interest rates on Indebtedness;

provided that (x) any Indebtedness secured by Qualifying Securities permitted by
Section 8.01(b) or (f) shall be secured at all times by such principal amount of Qualifying Securities the value at maturity (comprised of principal and interest, if any) of which will be equal to or greater than 100% of the principal amount of such Indebtedness plus the interest which will accrue on such Indebtedness during the applicable Interest Periods, and (y) the Operating Partnership shall be deemed to become liable with respect to any such Indebtedness on the date such Indebtedness is no longer secured to the extent required by the immediately preceding clause (x); and

     (l) The MLP and the Services Partnership may become and remain liable with respect to the Indebtedness under this Agreement.

     For purposes of this Section 8.01, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have become liable with respect to all of its then outstanding Indebtedness at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have become liable with respect to such Indebtedness at the time of such extension, renewal or refunding. The Operating Partnership or any Subsidiary shall be deemed to have become liable with respect to any Indebtedness securing any real property acquired by the Operating Partnership or such Subsidiary, as the case may be, at the time of such acquisition.

     SECTION 8.02 Liens. It will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of it or any of its Subsidiaries, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of Section 8.17), except:

     (a) Liens for taxes, assessments or other governmental charges, the payment of which is not at the time required pursuant to Section 8.09;

     (b) Liens of landlords and carriers, vendors, warehousemen, mechanics, materialmen, repairmen, and other like Liens incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 8.09, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

     (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

     (d) Any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after expiration of any such stay;

     (e) Leases or subleases granted to others, easements, rights-of-way, restrictions, and other similar charges or encumbrances, which, in each case are granted, entered into or created in the ordinary course of the business of such Person or any of its Subsidiaries;

     (f) Liens on property or assets of any Subsidiary securing Indebtedness of such Subsidiary owing to the respective Borrower or a Wholly-Owned Subsidiary;

     (g) Liens existing on the Assets on December 27, 1991 and Liens existing on any Acquired Assets or Newly Constructed Assets at the time of, or upon, the acquisition thereof by the Operating Partnership;

     (h) Liens created by any of the Security Documents in favor of the holders of the Mortgage Notes;

     (i) Liens created by any of the Security Documents securing:

               (x) (A) Indebtedness incurred in accordance with Section 8.01(b);

               (B) Indebtedness incurred under this Agreement in an aggregate principal amount outstanding at any time not in excess of (I) $25,000,000 for general partnership purposes, provided that, on the date the Operating Partnership becomes liable with respect to such additional Indebtedness and after giving effect thereto, the sum of
          (w) the aggregate principal amount of Funded Debt incurred and outstanding under Section 8.01(b) and (y) such Indebtedness described in this clause (B) shall not exceed $75,000,000 or (II) such greater amount for general partnership purposes as may be permitted to be so secured by the Mortgage Note Agreements, as the same may be amended, modified or supplemented from time to time (such Indebtedness described in this clause (B), "Special General Partnership Purposes Indebtedness"); and

               (C) to the extent incurred to finance the making of capital improvements, repairs and additions to the Operating Partnership's Mortgaged Property, 8.01(f), provided that:

          (i) such Liens are effected through an amendment to the Mortgages to the extent necessary to provide the holders of such Indebtedness equal and ratable security in the property and assets subject to the Security Documents with the holders of the MP Loans and the Mortgage Notes and of other Indebtedness secured under the Security Documents as provided in Section 8.01(b) or 8.01(f);

          (ii) in the case of Indebtedness incurred in connection with Section 8.01(b) or 8.01(f), the Mortgages are amended to the extent necessary to extend the Lien thereof to any property or assets acquired or otherwise financed with the proceeds of such Indebtedness and

          (iii) the Operating Partnership has delivered to the Trustee an Officer's Certificate demonstrating that the principal amount of such Indebtedness does not exceed the lesser of the cost to the Operating Partnership of such property or assets and the fair market value of such property or assets (as determined in good faith by the general partner of the Operating Partnership), and

          (iv) the Operating Partnership has delivered to the Trustee an opinion of counsel reasonably satisfactory to the Trustee to the effect that such incurrence of Indebtedness pursuant to subsections 8.01(b) or 8.01(f) or the incurrence of Special General Partnership Purposes Indebtedness, as the case may be, complies in all respects with the requirements of such subsections, that the amendments to the Security Documents required by this
     Section 8.02(i) and the filing and recordation of such amendments and related supplements will not have an adverse effect on the security interest of the holders of the MP Loans (whether then or thereafter outstanding) in the Mortgaged Properties, and in the case of Indebtedness incurred in accordance with Section 8.01(b) or 8.01(f), that the Lien of the Security Documents has attached and is perfected with respect to such additional property and assets;

and (y) Interest Rate Unwind Obligations;

     (j) Liens existing on any real property of any Person at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any real property acquired by the Operating Partnership or any Subsidiary through purchase, merger, or consolidation or otherwise, whether or not assumed by the Operating Partnership or such Subsidiary, or created to secure Indebtedness incurred under Section 8.01(f) to pay all or any part of the purchase price ("Purchase Money Lien" ) of property acquired by the Operating Partnership or a Subsidiary, provided that

          (i) any such Lien shall be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

          (ii) such item or items of property so acquired are not required to become part of the Mortgaged Properties under the terms of the Security Documents;

          (iii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost of such property and (B) the fair market value of such property (as determined in good faith by the general partner of the Operating Partnership) at the time such Person owning such property becomes a Subsidiary or at the time of such acquisition by the Operating Partnership or such Subsidiary, as the case may be;

          (iv) any such Purchase Money Lien shall be created not later than 30 days after, in the case of property, its acquisition, or, in the case of improvements, their completion; and

          (v) any such Lien (other than a Purchase Money Lien) shall not have been created or assumed in contemplation of such Person's becoming a Subsidiary or such acquisition of property by the Operating Partnership or any Subsidiary;

     (k) easements, exceptions or reservations in any of its property or the property of any Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of its business or the business of any Subsidiary;

     (l) Liens on the Operating Partnership's accounts receivable, Inventory and investments in securities securing borrowings under any Working Capital Facility incurred in accordance with Section 8.01(e);

     (m) Liens arising under the Pledge Agreement-Debt Service Reserve for the equal and ratable security and benefit of the holders of the Mortgage Notes and any Indebtedness incurred under this Agreement in accordance with Section 8.01(b) or 8.01(f) that is secured by the Mortgaged Properties;

     (n) Liens arising from or constituting Permitted Encumbrances;

     (o) any Lien renewing, extending or refunding any Lien permitted by clauses
(g) or (h) of this Section 8.02, provided that (i) the Indebtedness secured by any such Lien shall not exceed the amount of such Indebtedness outstanding immediately prior to the renewal, extension or refunding of such Lien, and (ii) no Assets encumbered by any such Lien other than the Assets encumbered immediately prior to such renewal, extension or refunding shall be encumbered thereby;

     (p) Liens on Qualifying Securities securing Indebtedness incurred in accordance with Section 8.01(b) or (f) or Special General Partnership Purposes Indebtedness;

     (q) Liens created pursuant to the Credit Documents;

     (r) Liens on property not securing the Loans (and not constituting Mortgaged Properties) granted to secure the obligations of the Operating Partnership or the Services Partnership under Interest Rate Agreements; and

     (s) Liens on property not securing the Loans granted to secure the obligations of the Services Partnership under any agreements described in section 8.01(k).

     Notwithstanding anything contained herein to the contrary or seemingly to the contrary, nothing contained in this Section 8.02 shall be, or be deemed to be, a prohibition, limitation, or restriction of any kind on the sale or securitization by any Borrower of its accounts receivable.

     SECTION 8.03 Investments/Guaranties, etc. It will not, and will not permit any Subsidiary to, directly or indirectly make or own any Investment in any Person or create or become liable with respect to any Guaranty, except:

     (a)  it and any Subsidiary may make and own Investments in:

          (i) marketable obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith and credit of the government of the United States;

          (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and rated at least A-2 (or comparably if the rating system is changed) by S&P or at least P-2 (or comparably if the rating system is changed) by Moody's;

          (iii) marketable Dollar denominated obligations of Canada or Dollar denominated obligations of any agency or instrumentality, the timely payment of principal and interest of which is fully guaranteed by the government of Canada, and which are rated at least AA- (or comparably if the rating system is changed) by S&P or at least Aa3 (or comparably if the rating system is changed) by Moody's;

          (iv) marketable Dollar denominated obligations of any sovereign (other than Canada or the United States of America, which are treated hereinabove) or Dollar denominated obligations of any agency or instrumentality of any sovereign, the timely payment of principal and interest of which is fully guaranteed by such sovereign, and which are rated at least AA- (or comparably if the rating system is changed) by S&P or at least Aa3 (or comparably if the rating system is changed) by Moody's;

          (v) Dollar denominated commercial paper rated at least A-2 (or comparably if the rating system is changed) by S&P or at least P-2 (or comparably if the rating system is changed) by Moody's;

          (vi) certificates of deposit issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada, (A) the commercial paper or other short-term unsecured debt obligations of which are rated either A-2 or better (or comparably if the rating system is changed) by S&P or P-2 or better (or comparably if the rating system is changed) by Moody's or (B) the long-term debt obligations of which are rated either AA- or better (or comparably if the rating system is changed) by S&P or Aa3 or better (or comparably if the rating system is changed) by Moody's (such banks "Permitted Banks");

          (vii) Eurodollar time deposits purchased directly from any Permitted Bank;

          (viii) bankers' acceptances eligible for rediscount under requirements of the Board and accepted by Permitted Banks; and

          (ix) obligations of the type described in clause (i), (ii), (iii),
     (iv), (v), (vi), (vii) or (viii) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Operating Partnership or a Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question;

     (b) it or any Subsidiary may make and own Investments in any Subsidiary or any Person incorporated or otherwise formed pursuant to the laws of the United States or any state thereof which is engaged in the United States in substantially the same business as its business;

     (c) it may become and remain liable with respect to Guaranties constituting Indebtedness permitted under Section 8.01;

     (d) it or any Subsidiary may make and own Investments (i) arising out of loans and advances to employees for travel, entertainment and relocation expenses, in each case incurred in the ordinary course of business, (ii) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency, or reorganization of a debtor, or
(iii) arising out of the performance of any Guaranty made pursuant to Section 8.03(c);

     (e) it may create or become liable with respect to any Guaranty constituting an obligation, warranty, or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business;

     (f) it may create and become liable with respect to any Interest Rate Agreements; and

     (g) it may create and become liable with respect to any Agreement described in Section 8.01(k).

     SECTION 8.04 Restricted Payments. The Operating Partnership will not directly or indirectly declare, order, pay, make, or set apart any sum for any Restricted Payment, except that the Operating Partnership may make, pay, or set apart once during each calendar quarter a Restricted Payment if: (a) such Restricted Payment is in an amount not exceeding Available Cash for the immediately preceding calendar quarter determined as of the last day of such calendar quarter, (b) immediately after giving effect to any such proposed action no condition or event shall exist which constitutes an Event of Default (or a Default under Section 9.01(b)), and (c) the Operating Partnership shall have given to each Bank 10 days' prior written notice thereof. The Operating Partnership will not, in any event, directly or indirectly declare, order, pay or make any Restricted Payment except in cash. The Operating Partnership will not permit any Subsidiary to declare, order, pay, or make any Restricted Payment or to set apart any sum or property for any such purpose.

     SECTION 8.05 Transactions with Affiliates. It will not, and will not permit any Subsidiary to, directly or indirectly, engage in any transaction with any Affiliate, including, without limitation, the purchase, sale or exchange of assets or the rendering of any service, except in the ordinary course of business and pursuant to the reasonable requirements of it or its Subsidiary's business and upon fair and reasonable terms that are no less favorable to it or such Subsidiary, as the case may be, than those which might be obtained in an arm's-length transaction at the time such transaction is agreed upon from Persons which are not such an Affiliate, provided that the foregoing limitations shall not apply to any transaction between two Wholly-Owned Subsidiaries.

     SECTION 8.06   Subsidiary Stock and Indebtedness.  It will not:

     (a) directly or indirectly sell, assign, pledge or otherwise dispose of any Indebtedness of or any shares of stock or similar interests of (or warrants, rights or options to acquire stock or similar interest of) any Subsidiary, except to a Wholly-Owned Subsidiary;

     (b) permit any Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any of its Indebtedness or the Indebtedness of any other Subsidiary, or any shares of stock or similar interests of (or warrants, rights or options to acquire stock or similar interests of) any other Subsidiary, except to it or its Wholly-Owned Subsidiary;

     (c) permit any Subsidiary to have outstanding any shares of stock or similar interests which are preferred over any other shares of stock or similar interests owned by it unless such shares of preferred stock or similar interests are owned by it or its Wholly-Owned Subsidiary; or

     (d) permit any Subsidiary directly or indirectly to issue or sell (including, without limitation, in connection with a merger or consolidation of a Subsidiary otherwise permitted by

Section 8.07(a)) any shares of its stock or similar interests (or warrants, rights or options to acquire its stock or similar interests) except to it or its Wholly-Owned Subsidiary; provided, that,

          (i) any Subsidiary may sell, assign or otherwise dispose of Indebtedness of its parent if, assuming such Indebtedness were incurred immediately after such sale, assignment or disposition, such Indebtedness would be permitted under Section 8.01 and

          (ii) subject to compliance with Section 8.07(c), all Indebtedness and shares of stock or partnership interests of any Subsidiary owned by it may be simultaneously sold as an entirety for a cash consideration at least equal to the fair value thereof (as determined in good faith by its general partner) at the time of such sale if such Subsidiary does not at the time own (A) any Indebtedness of its parent (other than Indebtedness which, if incurred immediately after such transaction, would be permitted under
     Section 8.01) or (B) any Indebtedness, stock or other interest in any other Subsidiary which is not also being simultaneously sold as an entirety in compliance with this proviso or Section 8.07(b)(ii) and if, at the time of such transaction and immediately after giving effect thereto, it could incur at least $1 of additional Indebtedness in compliance with Section 8.01(f).

     SECTION 8.07 Mergers and Consolidations. It will not, and will not permit any Subsidiary to, directly or indirectly:

     (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, except that:

          (i) any Subsidiary may consolidate with or merge into its parent Borrower or a Wholly-Owned Subsidiary if such Borrower or a Wholly-Owned Subsidiary, as the case may be, shall be the surviving Person and if, immediately after giving effect to such transaction, no condition or event shall exist which constitutes an Event of Default or a Default; and

          (ii) anyentity (other than a Subsidiary) may consolidate with or merge into the Borrower if the Borrower shall be the surviving Person and if, immediately after giving effect to such transaction, 9c) the Borrower
     (A) shall not have a Consolidated Net Worth, determined in accordance with GAAP applied on a basis consistent with the financial statements of the Borrower most recently delivered pursuant to Section 6.03(b), of less than the Consolidated Net Worth of the Borrower immediately prior to the effectiveness of such transaction, satisfaction of this requirement to be set forth in reasonable detail in an Officers' Certificate delivered to the Agent in Connection with such transaction, (B) shall not be liable with respect to any Indebtedness or allow its pro[erty to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction, and (C) if such surviving Person is the Operating Partnership, it could incur at least $1 of additional Indebtedness in compliance with Section 8.01(f), (y) substantially all of the assets of the Borrower shall be located, and substantially all of its business shall be conducted, within the continental United States, and (z) no condition or event shall exist which constitutes an Event of Default or Default; and

          (iii) it may consolidate with or merge into any other entity if (w) the surviving entity is a corporation or limited partnership organized and existing under the laws of the United States of America or a state thereof or the District of Columbia, with substantially all of its properties located and its business conducted within the continental United States,
     (x) such corporation or limited partnership expressly and unconditionally assumes the obligations of the Borrower under this Agreement, the Security Documents and the MP Loans, and delivers to each holder of a MP Loan at the time outstanding in connection with such assumption an opinion of counsel reasonably satisfactory to the holders of at least 66 2/3% in aggregate principal amount of the MP Loans then outstanding with respect to such matters incident to such assumption as may be reasonably requested by such holders, including, without limitation, as to the due authorization and execution of the related agreement of assumption and the enforceability of such agreement against such corporation or partnership, (y) immediately after giving effect to such transaction, such corporation or limited partnership (A) shall not have a Consolidated Net Worth, determined in accordance with GAAP applied on a basis consistent with the financial statements of the Operating Partnership most recently delivered pursuant to
     Section 6.03(b) of less than the Consolidated Net Worth of the Borrower immediately prior to the effectiveness of such transaction, satisfaction of this requirement to be set forth in reasonable detail in an Officers' Certificate delivered to each holder of a Note in connection with such transaction, (B) shall not be liable with respect to any Indebtedness or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction, (C) if such surviving Person is the Operating Partnership, it could incur at least $1 of additional Indebtedness in compliance with Section 8.01(f), and (z) immediately after giving effect to such transaction no condition or event shall exist which constitutes an Event of Default or a Default; or

     (b) sell, lease, abandon or otherwise dispose of all or substantially all of its assets, except that:

          (i) any Subsidiary may sell, lease or otherwise dispose of all or substantially all its assets to its parent or to a Wholly-Owned Subsidiary of its parent Borrower; and

          (ii) subject to compliance with subsection 8.07(c), any Subsidiary may sell, lease or otherwise dispose of all or substantially all its assets as an entirety for a cash consideration at least equal to the fair value thereof (as determined in good faith by its general partner) at the time of such sale if such Subsidiary does not at the time own (A) any Indebtedness of its parent (other than Indebtedness which, if incurred immediately after such transaction, would be permitted under Section 8.01) or (B) any Indebtedness or stock of or other interest in any other Subsidiary which is not also being simultaneously sold as an entirety in compliance with this clause (b)(ii) and if, at the time of such transaction and immediately after giving effect thereto, the Borrower could incur at least $1 of additional Indebtedness in compliance with Section 8.01(f); and

          (iii) it may sell, lease or otherwise dispose of all or substantially all its assets to any corporation or limited partnership into which it could be consolidated or merged in compliance with clause (a)(iii) of this
     Section 8.07, provided that (A) each of the conditions set forth in such subdivision (a)(iii) shall have been fulfilled, and (B) no such disposition shall relieve it from its obligations under this Agreement or the MP Loans; or

     (c) sell, lease, abandon or otherwise dispose of any of the Mortgaged Properties (except in a transaction permitted by clause (a)(iii) or (b)(iii) of this Section 8.07) unless:

          (i) immediately after giving effect to such proposed disposition no condition or event shall exist which constitutes an Event of Default or a Default, and

          (ii) one of the following two conditions shall be satisfied:

               (A) the aggregate net proceeds of all Mortgaged Properties so disposed of (whether or not leased back) by it and its Subsidiaries during the current fiscal year (including Mortgaged Properties disposed of through dispositions of shares pursuant to Section 8.06 or sales of assets pursuant to Section 8.07(b) and including proceeds deemed to be proceeds of such dispositions pursuant to Section 4(b)(i) of the Trust Agreement), less the amount of all net proceeds of prior sales of Mortgaged Properties previously applied in accordance with clause (ii)(B) of this Section 8.07(c), shall not exceed $5,000,000 during such fiscal year; or

               (B) in the event that such net proceeds (less the amount thereof previously applied in accordance with this clause (ii)(B)) during the current fiscal year exceed $5,000,000 (such excess net proceeds actually realized being herein called "Excess Sale Proceeds"), where applicable, it shall promptly pay over to the Trustee under the Trust Agreement such Excess Sale Proceeds for application by the Trustee (x) within 180 days of the disposal of the Mortgaged Properties to the of assets in replacement of the assets so disposed of or of assets which may be productively used in the United States in the conduct of the Business (and such newly acquired assets shall be subjected to the Lien of the Mortgages), or (y) to the extent of Excess Sale Proceeds not applied pursuant to the immediately preceding clause (x), to the prepayment of the MP Loans and the Parity Debt, if any, pursuant to
          Section 7.03, all as provided in Section 4(d) of the Trust Agreement and such Section 7.03 and the Trustee shall have received an Officers' Certificate from the general partner of the Operating Partnership certifying that the consideration received for such Mortgaged Properties is at least equal to its fair value (as determined in good faith by the Board of Directors) and that such consideration has been applied in accordance with the terms of this Agreement.

     SECTION 8.08 Partnership or Corporate Existence, etc.; Business; Compliance with Laws.

     (a) (i) It will at all times preserve and keep in full force and effect its partnership existence and (subject to the provisions of subsection 8.08(b)) its status as a partnership not taxable as a corporation;

           (ii) it will cause each of its Subsidiaries to keep in full force and effect its partnership or corporate existence;

           (iii) it will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect all of its material rights and franchises (in each case except as otherwise specifically permitted in Sections 8.06 and 8.07 and except that the partnership or corporate existence of any Subsidiary, and any of its rights or franchises or the rights or franchises of any Subsidiary, may be terminated if, in the good faith judgment of its general partner, such termination is in its best interest, and in the case of the Operating Partnership is not disadvantageous to the MP Loans in any material respect and would not have a material adverse effect on its assets or business) and

           (iv) it will at all times comply with all laws and regulations applicable to it, the failure with which to comply, individually or in the aggregate, would materially adversely affect its business or its operations.

     (b) It shall not be obligated to preserve its status as a partnership not taxable as a corporation if (i) its failure to preserve such status shall be the result of an amendment to the tax laws enacted by the Congress of the United States, and (ii) after giving effect to the loss of such status the ratio of Consolidated Cash Flow to Maximum Consolidated Pro Forma Debt Service, determined as of the date of the loss of such status, would be greater than 1.1 to 1.0, assuming, for the purposes of the computation of Consolidated Cash Flow, that Consolidated Cash Flow would be reduced by taxes at its applicable tax rate for such period had it been taxable as a corporation.

     SECTION 8.09 Payment of Taxes and Claims, Etc. It will, and will cause each Subsidiary to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets, and promptly reimburse the Banks for any such taxes, assessments, charges or claims paid by them; provided that no such tax, assessment, charge or claim need be paid or reimbursed if being contested in good faith by appropriate proceedings properly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in its good faith judgment.

     SECTION 8.10 Compliance with ERISA. It will not, nor will it permit any Subsidiary to,

     (a) (i) engage in any transaction in connection with which it or any Subsidiary could be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, which penalty or tax would reasonably be expected to have a material adverse effect on its financial condition or results of operations,

           (ii) terminate (within the meaning of Title IV of ERISA) or withdraw from any Plan in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of Section 4062(e) of ERISA), which could result in any liability of it or any Subsidiary or Related Person to the PBGC, any Plan, any participant or beneficiary thereunder or any trustee thereof appointed pursuant to Section 4042(b) or (c) of ERISA, which liability would have a material adverse effect on its financial condition or results of operations,

           (iii) establish, maintain, contribute to or become obligated to contribute to any welfare benefit plan (as defined in Section 3(1) of ERISA) or other welfare benefit arrangement which provides post-employment benefits, which cannot be unilaterally terminated by it and under which its liability would not have a material adverse effect on its financial condition or results of operations, other than benefits required to be provided pursuant to Section 4980B of the Code, or

          (iv) fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, it or any Subsidiary or Related Person is required to pay as contributions thereto, which failure would have a material adverse effect on its financial condition or results of operations or permit to exist any material accumulated funding deficiency, whether or not waived, with respect to any Plan, or

          (v) engage in any transaction in connection with which it, any Subsidiary or any Related Person could be subject to liability pursuant to
     Section 4069(a) or 4212(c) of ERISA, which liability would have a material adverse effect on its financial condition or results of operations; or

      (b) as of any date of determination (i) permit the amount of unfunded benefit liabilities under any Plan maintained at such time by it or any of its Subsidiaries or Related Persons to exceed the current value of the assets of any such Plan by more than $1,000,000 or (ii) permit the aggregate liability incurred by it and its Subsidiaries and Related Persons pursuant to Title IV of ERISA with respect to one or more complete or partial withdrawals from any Plan to exceed $1,000,000.

As used in this Section 8.10, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, the term "current value" has the meaning specified in Section 3 of ERISA and the terms "benefit liabilities" and "amount of unfunded benefit liabilities" have the meanings specified in Section 4001 of ERISA.

     SECTION 8.11 Maintenance of Properties/Insurance. To the extent required by the Mortgages, it will maintain or cause to be maintained in good repair, working order and condition all properties used or useful in its business and that of its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. To the extent required by the Mortgages, it will maintain or cause to be maintained, with Permitted Insurers to the extent available on commercially reasonable terms from Permitted Insurers and otherwise with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries of the types and in the amounts specified in the Mortgages and the Trustee shall be named as an additional insured party on each insurance policy obtained or maintained pursuant thereto.

     SECTION 8.12 Security Documents. It will perform and comply with all of its obligations under each of the Security Documents to which it is a party.

     SECTION 8.13 Chief Executive Office. It will not move its chief executive office and the office at which it maintains its records relating to the transactions contemplated by this Agreement and the Security Documents unless (a) not less than 45 days prior written notice of its intention to do so, clearly describing the new location, shall have been given to the Agent, the Trustee, the Special Agent, the Collateral Agent and each Bank and (b) such action, reasonably satisfactory (i) to the Trustee and the Agent, to maintain any security interest in the property subject to the Security Documents and (ii) to the Collateral Agent and the Agent, to maintain any security interest in the property subject to the Security Documents, in each case, at all times fully perfected and in full force and effect, shall have been taken.

     SECTION 8.14  Intentionally Omitted.

     SECTION 8.15  Intentionally Omitted.

     SECTION 8.16   Intentionally Omitted.

     SECTION 8.17 Covenant to Secure Notes Equally. The Operating Partnership covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 8.02 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to
Section 11.08), it will make or cause to be made effective provision whereby the MP Loans will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured, it being understood that the provision of such equal and ratable security shall not constitute a cure or waiver of any related Event of Default.

     SECTION 8.18   Intentionally Omitted.

     SECTION 8.19 Rate Refund Reserve. If the difference between (a) the actual gross revenues received by the Operating Partnership in respect of its operations as of any date and (b) the amount obtained by multiplying the actual throughput volumes as of such date by the approved existing rates applicable thereto exceeds the actual level of the rate refund reserve maintained by the Operating Partnership (the "Rate Refund Reserve"), and such difference (the "Reserve Difference") is greater than $50,000,000, then the Banks with a majority of the Loan Commitments or the holders of a majority of the aggregate principal amount of the Mortgage Notes, in either of their discretion, may require the Operating Partnership to increase its Rate Refund Reserve such that the Reserve Difference is less than $50,000,000. The Operating Partnership shall provide the Banks and the holders of the Mortgage Notes with copies of its calculation of the Reserve Difference on a quarterly basis. The Operating Partnership shall hold the Rate Refund Reserve in the Rate Reserve Account, which shall be managed by the Operating Partnership, and such funds shall be invested in Investments described in Section 8.03(a) with interest thereon accruing to the Operating Partnership, and the Operating Partnership agrees that it shall cause such interest to be deposited and maintained in the Rate Refund Reserve. Notwithstanding anything contained herein or elsewhere to the contrary, the Operating Partnership and the Banks hereby agree that the Rate Refund Reserve shall not secure the obligations of the Operating Partnership (or any other Person) pursuant hereto or under the Notes or any Security Document to which the Operating Partnership is a party.

     SECTION 8.20 More Restrictive Provisions. It will not amend any provision of or add any provision to the Mortgage Note Agreements with the result that the Mortgage Note Agreements would not comply with the requirements set forth in clause (ii) in the proviso to Section 8.01(b).


                                   ARTICLE IX

                               EVENTS OF DEFAULT

     SECTION 9.01.   Events of Default.  A Borrower shall be in default (in this
Article IX such a Borrower who is in default shall sometimes be referred to as, a "Defaulting Borrower") under this Agreement if any of the following events (as to such Borrower, "Events of Default") shall occur and be continuing; provided that the occurrence and continuance of the events described in Section 9.01(d) in respect of the general partner of the Operating Partnership shall be an Event of Default as to the Operating Partnership:

     (a) Such Borrower shall default in the payment of any principal of any Note for which it is liable when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, and such default shall continue for more than five Business Days after receipt by such Borrower of written notice thereof from the Agent; or

     (b) Such Borrower shall default in the payment of any interest on any Note for which it is liable or any fees due (i) hereunder pursuant to Section 3.01,
(ii) the Trustee pursuant to the Trust Agreement, (iii) the Special Agent pursuant to the Special Agency Agreement, or (iv) the Collateral Agent pursuant to the Pledge Agreement, and in each case, such default shall continue for more than five Business Days after receipt by such Borrower of written notice thereof from the Agent payable; or

     (c) Such Borrower shall default in the performance of the provisions of
Section 2.21 and such default shall continue for three days, or such Borrower shall default in the performance of or compliance with any term contained in
Section 6.03(h) or any of Sections 8.01 through 8.08 (excepting 8.08(a)(iv)), inclusive, and 8.11 (other than the failure to deliver any broker report on a timely basis as required by Section 15.3 of the Mortgage); or

     (d) (i) Such Borrower or (ii) the general partner of the Operating Partnership shall default in the performance of or compliance with any other material term contained herein or in any of the Security Documents to be performed or complied with by such Borrower or the general partner of the Operating Partnership, as the case may be, and such Person s default shall not have been remedied within 30 days after such default shall first have become known to any officer of such Person or written notice thereof from the Agent shall have been received by such Person or its general partner; or

     (e) Any representation or warranty made in writing by or on behalf of such Borrower herein, in any of the Security Documents, or in any instrument furnished in connection with the transactions contemplated by this Agreement shall prove to have been false or incorrect in any material respect on the date as of which made; or

     (f) Such Borrower or any Subsidiary (as principal or guarantor or other surety) shall default in the payment of any amount of principal of, or premium or interest on Indebtedness which is outstanding in a principal amount of at least $15,000,000 (other than the Indebtedness governed by this Agreement); or any event shall occur or condition shall exist in respect of any Indebtedness which is outstanding in a principal amount of at least $15,000,000 (other than the Indebtedness governed by this Agreement) or of any mortgage, indenture or other agreement relating thereto, the effect of which is to cause (or to permit one or more Persons to cause) such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment, and such default, event or condition shall continue for more than the period of grace, if any, specified therein and shall not have been waived; or

     (g) In respect of any Borrower, the filing by or behalf of such Borrower or its general partner of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, or dissolution, liquidation, or similar act or law, state or federal, now or hereafter existing ("Bankruptcy Law"), or any action by such Borrower or its general partner for, or consent or acquiescence to, the appointment of a receiver, trustee or other custodian of such

Borrower or its general partner or of all or a substantial part of its property; or the making by such Borrower or its general partner of any assignment for the benefit of creditors; or the admission by such Borrower or its general partner in writing of its inability to pay its debts as they become due; or

     (h) In respect of any Borrower, (i) the filing of any involuntary petition against such Borrower or its general partner in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; (ii) any other similar relief shall be granted under any applicable federal or state law; (iii) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over such Borrower or its general partner or over all or a part of its property shall have been entered; (iv) the involuntary appointment of an interim receiver, trustee or other custodian of such Borrower or its general partner or of all or a substantial part of its property; or (v) the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of such Borrower or its general partner, and the continuance of any such event described in the foregoing clauses (i) - (v), both inclusive, for 60 consecutive days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged; or

     (i) A final judgment or judgments (which is or are non-appealable or which has not or have not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) shall be rendered against such Borrower for the payment of money in excess of $15,000,000 and the same shall not be discharged or execution thereon stayed pending appeal within 60 days after entry thereof, or, in the event of such a stay, such judgment shall not be discharged within 30 days after such stay expires; or

     (j) any of the Security Documents to which such Borrower is a party shall at any time, for any reason, cease to be in force and effect, or shall be declared to be null and void, in either case in whole or in material part by the final judgment (which is non-appealable or has not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) of any court or other governmental or regulatory authority having jurisdiction in respect thereof, or if the validity or the enforceability of any of the Security Documents to which such Borrower is a party shall be contested by, or on behalf of, such Borrower, or such Borrower shall renounce any of the Security Documents to which it is a party, or deny that it is bound by the terms of any of the Security Documents to which it is a party; or

     (k) Any order, judgment or decree is entered in any proceedings against such Borrower decreeing a split-up of such Borrower which requires the divestiture of the assets of such Borrower or the divestiture of the stock of a Subsidiary which would not be permitted if such divestiture were considered a partial disposition of assets pursuant to Section 8.07(c) and such order, judgment or decree shall not be dismissed or execution thereon stayed pending appeal within 60 days after entry thereof, or, in the event of such a stay, such order, judgment or decree shall not be discharged within 30 days after such stay expires;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the request of the Required Banks, shall by written notice to the Defaulting Borrower take any or all of the following actions, without prejudice to the rights of the Agent, the Collateral Agent, any Bank or the holder of any Note to enforce its claims against the Defaulting Borrower (provided, that, if an Event of Default specified in Section 9.01(g) or Section 9.01(h) shall occur, no such notice shall be required and shall occur automatically without the giving of any such notice):

          (i) the Total Loan Commitment shall be immediately and irrevocably reduced by an amount equal to the amount of the Loans for which such Borrower is liable pursuant hereto;

          (ii) the principal of and any accrued interest in respect of all Loans which the Defaulting Borrower is obligated to pay, and all obligations owing by the Defaulting Borrower under the Credit Documents, shall become, forthwith due and payable without presentment, demand, protest or other notice of any other kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by each Borrower; and

          (iii) the Collateral Agent, the Trustee or the Special Agent, as the case may be, shall have the right to exercise any rights or remedies in their respective capacities under the Security Documents in accordance with the provisions hereof and thereof.

     SECTION 9.02. Other Remedies. Upon the occurrence and during the continuance of any Event of Default, the Agent and the Collateral Agent, acting at the request of the Required Banks may (subject to the provisions of the other Credit Documents), proceed to protect and enforce their respective rights against the Defaulting Borrower, either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any other Credit Document or in aid of the exercise of any power granted in this Agreement or in any other Credit Document or may proceed to enforce the payment of all amounts owing to the Agent, the Collateral Agent and the Banks by such Defaulting Borrower under the Credit Documents and interest thereon in the manner set forth herein or therein; it being intended that no remedy conferred herein or in any of the other Credit Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Credit Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Credit Documents or now or hereafter existing at law or in equity or by statute or otherwise; provided, however, that the foregoing notwithstanding, except in the case of Loans to the Operating Partnership, the Banks, the Agent, and the Collateral Agent hereby agree to proceed first against the Security, if any, for the Loans which the Defaulting Borrower is obligated to pay prior to proceeding against the Defaulting Borrower, provided, that, notwithstanding the foregoing to the extent such Defaulting Borrower is a necessary party to any such proceeding against the Security, the Banks, the Agent, and the

Collateral Agent are not precluded from naming such Defaulting Borrower as a party in such proceeding; it being expressly agreed and understood that the Banks' recourse is not limited to such Security.

     SECTION 9.03 No Cross-default. It is expressly agreed and understood by the parties hereto that the occurrence and continuance of an Event of Default in respect of a Borrower shall not cause an Event of Default with respect to any other Borrower.

                                   ARTICLE X

                       THE AGENT AND THE COLLATERAL AGENT

     SECTION 10.01 Appointment. The Banks hereby designate Bank of Montreal as Agent and Harris Trust and Savings Bank as Collateral Agent, to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent and the Collateral Agent to take such action on its or their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent and the Collateral Agent, as the case may be, by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent and the Collateral Agent may perform any of their respective duties hereunder by or through their respective agents or employees.

     SECTION 10.02 Nature of Duties. Neither the Agent nor the Collateral Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Without limiting the generality of the foregoing, the Collateral Agent shall have no obligation whatsoever to purchase Qualifying Securities to be used as Security pursuant hereto, to determine whether the Required Collateral Amount of Qualifying Securities is held as Security under the Pledge Agreements, to insure that the maturities of the Qualifying Securities which are Security match the maturities of the Loans as contemplated by Section 2.08 hereof or to determine whether the conditions precedent to making any Loans hereunder have been satisfied. Neither the Agent nor the Collateral Agent nor any of their respective officers, directors, employees or agents shall be liable for any action taken or omitted by it hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The Collateral Agent shall not be liable in any manner for any breach by the Agent of any of its duties or obligations under this Agreement or any Credit Document. It is the intent of the parties hereto that neither the Agent nor the Collateral Agent shall be liable for any action taken or omitted by it hereunder or under any other Credit Document or in connection therewith caused by the sole or contributory ordinary negligence of the Agent or the Collateral Agent. The duties of the Agent and the Collateral Agent shall be mechanical and administrative in nature; neither the Agent nor the Collateral Agent shall have by reason of this Agreement or any Credit Document a fiduciary relationship in respect of any Bank; and nothing in this Agreement or any Credit Document,


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

expressed or implied, is intended to, or shall be so construed as to, impose upon the Agent or the Collateral Agent any obligations in respect of this Agreement or any Credit Document except as expressly set forth herein. Any inquiry made by the Agent or the Collateral Agent shall not obligate it to make any further inquiry or to take any action. Each Bank hereby acknowledges that it has made its own credit decision and will continue to make its own credit decision to make or maintain the Loans and to exercise or not exercise all rights and privileges available to it based on its own investigations and appraisal of creditworthiness.

     SECTION 10.03 Lack of Reliance on the Agent and the Collateral Agent. Independently and without reliance upon the Agent or the Collateral Agent, each Bank, to the extent it deems appropriate, has made and shall continue to make
(a) its own independent investigation of the financial condition and affairs of the General Partner and each Borrower in connection with the making and the maintaining of the Loans hereunder and the taking or not taking of any action in connection herewith and (b) its own appraisal of the creditworthiness of each Borrower, and, except as expressly provided in this Agreement, the Agent and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Neither the Agent nor the Collateral Agent nor any of their directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by them under this Agreement or any other Credit Document, or in connection herewith or therewith, (except for their own willful misconduct or gross negligence), or shall be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document, for the creation, perfection or priority of any Lien purported to be created by any of the Credit Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, or the financial condition of the General Partner or any Borrower or be required to make any inquiry or keep itself informed concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, (any such inquiry which may be made by the Agent or the Collateral Agent shall not obligate the inquiring party to make any further inquiry or to take any action), or the financial condition of the General Partner or any Borrower or to inspect the properties or the books of any Borrower, or the existence or possible existence of any Default or Event of Default. The Agent and the Collateral Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper Person.

     SECTION 10.04   Certain Rights of the Agent, the Collateral Agent.

     (a) If the Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

     (b) The Collateral Agent shall be entitled to refrain from taking any act or action (including failure to act) in connection with this Agreement or any other Credit Document to which the provisions of this clause (b) do not apply unless and until it shall have received instructions from the Agent; and the Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither the Agent nor any Bank shall have any right of action whatsoever against the Collateral Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Agent. No Bank shall have any right, power or authority to direct any aspect of the activities or operations of the Collateral Agent in connection with the administration of the Security or the Credit Documents except pursuant to this Agreement, the Pledge Agreements and the Pledge Agreement - Debt Service Reserve or otherwise exert control over the exercise by the Collateral Agent of its duties and obligations. It is expressly agreed and understood that this Section 10.04(b) shall not apply to Harris Trust and Savings Bank in its capacity as Special Agent under the Special Agency Agreement or the Pledge Agreement-Debt Service Reserve.

     SECTION 10.05 Reliance. The Agent and the Collateral Agent each shall be entitled to rely, and each shall be fully protected in relying, upon any Note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made or purported to be signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it (which may be counsel to the Agent or the Borrower) and other experts selected by the Agent or the Collateral Agent. As to all matters involving the transfer of cash or other property constituting Collateral under any Pledge Agreement or any release of the same, the Person who shall direct the Collateral Agent and on whom the Collateral Agent may rely for such matters shall be the Agent and no other Person.

     SECTION 10.06 Indemnification. To the extent the Agent or the Collateral Agent, as applicable, are not reimbursed and indemnified by the General Partner or the relevant Borrower, the Banks, in proportion to their respective Loan Commitments, will reimburse and indemnify the Agent and the Collateral Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees) which may be imposed on, incurred by or asserted against the Agent or the Collateral Agent in performing their duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's or the Collateral Agent's gross negligence or willful misconduct. Without limiting any provision of this Agreement and the other Credit Documents, it is the express intention of the Banks that the Agent and the Collateral Agent shall be indemnified hereunder against all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements arising out of resulting from the ordinary, sole or contributory negligence of such Person.

     SECTION 10.07 Bank of Montreal/Harris Trust and Savings Bank. With respect to its obligation to make Loans under this Agreement, Bank of Montreal shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties of Agent specified herein; and the terms "Banks", "Required Banks", "Holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include Bank of Montreal in its individual capacity. Each of Bank of Montreal and Harris Trust and Savings Bank and the affiliates of each may accept deposits from, lend money to, and generally engage in any kind of business with the General Partner or any Borrower as if Bank of Montreal were not the Agent and Harris Trust and Savings Bank were not the Collateral Agent hereunder. Without limiting the generality of the foregoing, the parties hereto acknowledge and agree that the Borrowers have established deposit and custodial accounts with Harris Trust and Savings Bank, and that Harris Trust and Savings Bank shall rely exclusively on instructions from the relevant Borrower (and not the Agent or any Bank) for all transactions involving such accounts, including deposits into and withdrawals from the same.

     SECTION 10.08   Holders.

     (a) The Agent and the Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with such Persons, respectively. Any request, authority or consent of any Person who, at the time of making of such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     (b) The Collateral Agent may deem and treat Bank of Montreal as the Agent hereunder unless and until the Agent or the Required Banks shall otherwise notify the Collateral Agent in writing.

     SECTION 10.09   Resignation.

     (a) Each of the Agent and the Collateral Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 60 days' prior written notice to the Borrowers and the Banks. Additionally, provided that no Default or Event of Default has occurred and is then continuing, the Borrowers shall have the right to terminate any collateral agent as Collateral Agent hereunder, with or without cause, upon 60 days prior written notice to such Collateral Agent. Such resignation or termination shall take effect upon the appointment of a successor Agent or Collateral Agent pursuant to clauses (b) or (c) below or as otherwise provided below.

     (b) Upon any such notice of resignation or termination, the Required Banks with the consent of the Borrowers, which shall not be unreasonably withheld or delayed shall appoint a successor Agent or Collateral Agent, as the case may be, which in each case shall be a commercial bank or trust company with a combined capital and surplus in excess of $100,000,000 and which at the time of its appointment shall make in writing representations and warranties to each of the Borrowers substantially similar to those set forth in Section 10.10.

     (c) If a successor Agent or Collateral Agent, as the case may be, shall not have been so appointed within said 60-day period, the Agent or the Collateral Agent, as the case may be, with the consent of the Borrowers, shall then appoint its successor who shall serve as Agent or Collateral Agent, as the case may be, hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Agent or Collateral Agent, as the case may be, as provided above.

     (d) If no successor Agent or Collateral Agent, as the case may be, has been appointed pursuant to clause (b) or (c) by the 60th day after the date such notice of resignation was given, the Agent s or the Collateral Agent s resignation or termination, as the case may be, shall become effective, the Banks shall thereafter perform all the duties of the Agent or the Collateral Agent hereunder and/or under the other Credit Documents until such time, if any, as the Required Banks appoint a successor Agent or Collateral Agent as provided above.

     (e) Upon the acceptance of any appointment as Agent or Collateral Agent under this Agreement by a successor Agent or successor Collateral Agent, as the case may be, each successor Agent or Collateral Agent shall be entitled to receive from the retiring Agent or Collateral Agent, as the case may be, such documents of transfer and assignment as such successor Agent or Collateral Agent may reasonably request and such successor Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Collateral Agent and shall function as the Agent or Collateral Agent under this Agreement or the other Credit Documents, and the retiring Agent or Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Credit Documents.

     (f) After the retiring Agent's or Collateral Agent's resignation hereunder, the provisions of this Article X and Sections 11.01 and 11.12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Collateral Agent under this Agreement.

     SECTION 10.10 Representations and Warranties of the Banks and the Collateral Agent.

     (a) Each Bank hereby severally represents and warrants to the General Partner and each of the Borrowers for itself and not otherwise that it does not, directly or indirectly,

          (i) have the right, power or authority to direct any aspect of the activities or operations of the Collateral Agent in connection with the administration of the Security or the Credit Documents except pursuant to this Agreement, the Pledge Agreements and the Pledge Agreement-Debt Service Reserve or

          (ii) otherwise exert any control over the exercise by the Collateral Agent of its duties and obligations.

     (b) The Collateral Agent hereby represents and warrants to the General Partner and each of the Borrowers that no Bank, directly or indirectly,

          (i) has the right, power or authority to direct any aspect of the activities or operations of the Collateral Agent in connection with the administration of the Security or the Credit Documents except pursuant to this Agreement, the Pledge Agreements and the Pledge Agreement - Debt Service Reserve or

          (ii) otherwise exert any control over the exercise by the Collateral Agent of its duties and obligations.

     SECTION 10.11 Collateral Agent May Act Through Agents. The Collateral Agent may execute any of its duties as Collateral Agent hereunder and under the Pledge Agreements and the Pledge Agreement-Debt Service Reserve by or through agents and attorneys-in-fact and shall not be responsible for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     SECTION 10.12 Indemnification. Neither the Agent nor the Collateral Agent shall be under any obligation to take any action toward the execution or enforcement of its duties hereunder and under the Pledge Agreements and the Pledge Agreement-Debt Service Reserve which in the opinion of such Person acting reasonably shall be likely to involve expense or liability unless such Person has been indemnified to its complete satisfaction by the Agent or the Banks and such Person shall have the right to require security for any such indemnity which is satisfactory to it.

     SECTION 10.13 Copies, etc. The Agent and the Collateral Agent shall give prompt notice to each of the Banks of each notice or request required or permitted to be given to it by the Borrowers pursuant to the terms of this Agreement or any other of the Credit Documents (unless concurrently delivered to the Banks by the Borrowers). The Agent will deliver a Notice of Non-Continuation if timely requested to do so by a Bank which would be an Electing Bank hereunder. The Agent and the Collateral Agent will distribute to each of the Banks each document or instrument received for its account and copies of all other communications received by it from the Borrowers for distribution to the Banks by it in accordance with the terms of this Agreement or any other of the Credit Documents.

                                   ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.01   Payment of Expenses, etc.

     (a) Borrowers agree to pay all reasonable out-of-pocket costs and expenses (which costs and expenses shall be itemized by type of expenditure) of the Agent and the Collateral Agent in connection with the preparation, execution and delivery and, to the extent applicable, the filing and recording of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees in an amount not in excess of $15,000 and disbursements of Mayer, Brown & Platt, counsel to the Agent, and the administration of the Credit Documents and the other documents and instruments referred to therein, if any, and any amendment, waiver or consent relating thereto and of the Agent, the Collateral Agent and each Bank in connection with the preservation of rights under, and enforcement of, the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent, the Collateral Agent, and for any of the Banks). Any statement of counsel to the Agent, the Collateral Agent or any Bank for fees and disbursements referred to in the immediately preceding sentence shall reference the attorney who performed the legal services, a description of the services performed (provided, however, that such description shall not require or constitute the waiver of any attorney-client privilege) and the hours worked; all disbursements shall be itemized by type of disbursement.

     SECTION 11.02 Notices. All notices, requests, demands or other communications (collectively, the "Communications" ) to or upon the respective parties hereto shall be in writing (except as otherwise specifically permitted herein) and deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, the Notes or other Credit Documents, by mail, delivery or courier service, or facsimile or other form of rapid electronic transmission directed to such party at its address or facsimile number set forth opposite its signature below, or at such other address or facsimile number as any of the parties hereto may hereafter notify the others in writing; provided, however, that Communications by facsimile or other form of rapid electronic transmission shall be confirmed by the delivery of the original thereof as soon as practicable in the manner permitted by this Section 11.02.

     SECTION 11.03   Benefit of Agreement; Participations and Assignments.

     (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that except for the assumption of liability for the Loans of the General Partner or Borrower by a Borrower as contemplated in this Agreement, no Borrower may assign or transfer any of its interest hereunder without the prior written consent of the Banks and; provided, further, that, although any Bank may grant participations in its rights hereunder in accordance with the terms hereinafter set forth, such

Bank shall remain a "Bank" for all purposes hereunder and the participant shall not constitute a "Bank" hereunder; and provided further, that no Bank shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement, other than an amendment, modification or waiver of this Agreement which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any Loan, Note or Loan Commitment, postpones any date fixed for any payment of principal of, or interest or fees on, or reimbursement obligations or releases all or substantially all of the collateral, if any, securing any of the obligations under the Credit Documents. Each Bank hereby agrees that it will not grant a participation to any Person in a principal amount equal to less than $5,000,000. Each Bank agrees to notify the relevant Borrower and the Agent of the amount of each participation granted and the identity of the respective participant. Notwithstanding anything contained herein or elsewhere to the contrary, no participant shall be entitled to receive any greater payment pursuant to Section
3.07 than the originating Bank would have been entitled to receive with respect thereto if it had not sold such participation.

     (b) Subject to the terms and provisions hereinafter set forth in this subsection 11.03(b), each Bank shall have the right to assign its rights and delegate its obligations hereunder in accordance with the terms and provisions of this Section 11.03(b). In the event any Bank shall elect to assign its rights and delegate its obligations hereunder (such Bank, a "Potential Assignor"), such Bank shall provide written notice (each such notice, a "Notice of Intention") of such election to the Borrowers, and the Borrowers shall have the right to select a bank or other financial institution rated "A" or higher (or comparably if the rating system is changed) by S&P or A2 or higher (or comparably if the rating system is changed) by Moody's to be the assignee (such bank or other financial institution, a "Potential Assignee") of such rights and obligations; the foregoing notwithstanding if an Assignment Agreement in respect of such assignment is not executed and delivered to the Agent within a period of 60 days after receipt by the Borrowers of the Notice of Intention to Assign, the Proposed Assignor shall have the right to assign its rights and delegate its obligations hereunder to any Bank or other financial institution rated "A" or higher by S&P with the prior consent of the Agent and the Borrowers, which consents shall not be unreasonably withheld or delayed. No such assignment shall be for an amount less than $5,000,000, unless such assignment is executed by more than one Assignor, in which case the assignment in the aggregate shall not be for an amount less than $5,000,000. The assignor Bank (the "Assignor") and the assignee Bank or other financial institution (the "Assignee") shall execute and deliver to the Agent, the Collateral Agent and the Borrowers, an Assignment Agreement in the form of Exhibit "G" hereto (an "Assignment Agreement"), whereupon the Assignee shall be deemed automatically to have become a party signatory hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee in such Assignment Agreement, the Assignee shall have the rights and obligations of a Bank hereunder and under the other Credit Documents, and the Assignor, to the extent that rights and obligations hereunder have been assigned and delegated by it in such Assignment Agreement, shall be released from its obligations hereunder and under the other Credit Documents. Within five Business Days after the relevant Borrowers receipt of notice that the Agent has received an executed Assignment Agreement, the relevant Borrower shall execute and deliver to the Agent (for delivery to the relevant assignee Bank on receipt from the Assignor of the predecessor Notes marked "exchanged" as required below) new Notes evidencing such Assignee's

Loans and Loan Commitments and, if the Assignor has retained any Loans and Loan Commitments hereunder, replacement Notes (for delivery to the Assignor on receipt from the Assignor of the predecessor Notes marked "exchanged" as required below) in the principal amount of the Loans and Loan Commitment obligations retained by the Assignor hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such Assignor). Each such Note shall be dated the date of the predecessor Notes. Within five (5) Business Days after delivery of an Assignment Agreement to the Agent, the Assignor shall mark the predecessor Notes "exchanged" and deliver them to the Agent for delivery to the relevant Borrower(s) upon receipt by the Agent from such Borrower or Borrowers of the new and replacement Notes as required above. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the Assignor. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 11.03 shall be null and void. Nothing contained in this Section 11.03(b) shall alter or modify any Borrower's obligation to pay any amount payable to or for the account of the replaced Bank pursuant to
Section 2.11, Section 3.01 or any other provision of this Agreement or the other Credit Documents accruing prior to the replacement of the Assignor.

     (c) Notwithstanding anything to the contrary contained in Section 11.03(a), if at any time any Bank shall be in receivership or liquidation or at a time when no Event of Default shall have occurred and be continuing shall seek compensation pursuant to the provisions of Section 2.11, the Borrowers shall have the right to replace such Bank with another financial institution; provided, that such new financial institution shall be acceptable to the Agent (unless the Bank to be replaced is the Agent). Each Bank agrees to its replacement at the option of the Borrowers pursuant to this Section 11.03(c); provided, that the successor financial institution shall purchase without recourse such Bank's interest in the Loan Commitment and the obligations of the Borrowers to such Bank for cash in an aggregate amount equal to the aggregate unpaid principal thereof, all unpaid interest accrued thereon, all unpaid facility and other fees accrued for the account of such Bank pursuant to the terms hereof, and all other amounts (if any) then owing to such Bank hereunder or under any of the other Credit Documents. In the event of any replacement,
(i) any reference in this Agreement or the other Credit Documents to the replaced Bank or such replaced Bank's Loan Commitment or Notes shall thereafter refer to the successor Bank, and the successor Bank shall have the same rights and benefits as if it were the replaced Bank, (ii) the successor Bank shall become party to this Agreement as a Bank by execution of an Assignment Agreement and delivery of the same to the Agent and the replaced Bank, (iii) the Borrowers as applicable will issue new Notes to the successor Bank in conformity with the requirements of Section 2.05; and (iv) the replaced Bank shall have no further Loan Commitment or other obligation hereunder, including, without limitation, under Section 3.08(c), or under any other Credit Document and Schedule 1.01 shall be deemed amended to effect such replacement.

Each Bank and each Borrower each agree to execute such documents (including, without limitation, amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Nothing contained in this Section 11.03 shall alter or modify any Borrower's obligation to pay any amount payable to or for the account of the replaced Bank pursuant to Section 2.11, Section 3.01 or otherwise accruing prior to the replacement of such Bank.

     (d) The Agent will give prompt notice to the Borrowers and the Banks of the execution by it of any Assignment and Acceptance or supplement to this Agreement pursuant this Section 11.03.

     (e) The Agent and each Bank may from time to time furnish any information concerning the Borrowers in the possession of the Agent or such Bank, as the case may be, and not marked "Confidential" or otherwise known by such Person to be confidential to the extent necessary for the purposes contemplated by this Agreement (including, without limitation, the syndication of the credit facilities contemplated hereby) and, in the case of each Bank, to assignees and participants (including prospective assignees and participants) of such Bank. The Agent and each Bank may furnish any information marked "Confidential" or otherwise known by such Person to be confidential to a prospective assignee or participant with the approval of the Borrowers provided that such prospective assignee or participant takes reasonable steps to protect the confidentiality of such information and such Bank identifies the prospective assignees and participants that have received such information.

     SECTION 11.04 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Bank or any holder of a Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower and the Agent, the Collateral Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Collateral Agent, the Banks or the holder of any Note to any other or further action in any circumstances without notice or demand.

     SECTION 11.05 GOVERNING LAW. THE PARTIES HERETO AGREE AND INTEND THAT THIS AGREEMENT BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 11.06 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     SECTION 11.07 Headings Descriptive. The captions and headings of the several Articles, Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     SECTION 11.08 Amendment and Waiver. With the prior written consent of the Required Banks and each Borrower, any provision of this Agreement may be amended, waived, supplemented, restated, discharged or terminated; provided that, no such waiver and no such amendment, supplement or modification shall (a) extend the time of payment of any principal amount due under any Note, or reduce the rate or extend the time of payment of interest thereof, extend the Loan Period or reduce the rate or extend the time of payment of any fees required to be paid by the Borrowers pursuant to Section 3.01 hereof, or reduce the principal amount of any Note, or change the amount of or extend any Bank's Loan Commitment, or amend, modify or waive any provision of this Section 11.08 or reduce the percentage specified in the definition of Required Banks or dispense with the requirement for the approval, consent or the assent of the Banks or the Required Banks, as the case may be, whenever the same is required, without the written consent of all the Banks, (b) amend, modify or waive any provision of
Article X without the written consent of the then acting Agent and Collateral Agent, or (c) release any Borrower or release any Lien under any Security Document (except as expressly provided for herein or in the Security Documents) without the written consent of all Banks.

Notwithstanding anything to the contrary contained in the preceding sentence, so long as the relevant Borrower shall have certified that no Default or Event of Default shall have occurred and be continuing in respect of such Borrower, any Qualifying Securities in excess of the Required Collateral Amount held to secure the Loans of such Borrower shall be released from the coverage of the Security Documents upon the Agent's instructions to the Collateral Agent after its approval of such Borrower's request for such release (and the Agent hereby agrees promptly to review any such request and, if satisfactory, to forward the same to the Collateral Agent), and the Banks hereby authorize and instruct the Collateral Agent to promptly execute such documents reasonably requested by such Borrower to evidence such release.

     SECTION 11.09 Collateral Agent Authorization. By its execution and delivery of this Agreement, each Bank hereby authorizes the Collateral Agent to enter into and perform all of the Security Documents contemplated by this Agreement.

     SECTION 11.10 Transfer by Banks. The Banks hereby agree that if a financial institution or financial institutions selected by Borrowers agree to purchase the Total Loan Commitment, the Notes and all Loans evidenced thereby, the Banks, subject to the provisions of Section 11.03(c) will transfer and assign their respective remaining Loan Commitments, Notes and Loans and direct the Agent, the Collateral Agent and the Special Agent to transfer and assign their respective interest in the Liens and Security securing the same to such financial institution or financial institutions selected by Borrowers for an amount equal to the outstanding principal amount of such Loans being transferred and assigned plus accrued interest thereon plus fees and expenses, if any, and any other amounts owing by the relevant Borrower or Borrowers hereunder or under any of the other Credit

Documents to which such Borrower is, or such Borrowers, are a party, including a pro rata portion of the expenses and fees, if any, then due and owing hereunder by all Borrowers; provided, however, that such transfer and assignment shall be without recourse to the transferors, except to the extent, if any, expressly set forth in the transfer documents evidencing such transfer and assignment. Notwithstanding the foregoing, the Banks shall not be obligated to transfer or assign their respective remaining Loan Commitment, Notes or Loans, unless (i) the Agent, the Collateral Agent and the Banks shall have received, at no cost to them, a favorable opinion of counsel reasonably acceptable to them that such transfer or assignment is not in violation of the Securities Act of 1933, as amended, or any rule or regulation promulgated thereunder, any applicable state law, including without limitation, state securities laws, or any rule or regulation promulgated thereunder, or any Canadian laws, including without limitation Canadian securities law, or any rule or regulation promulgated thereunder; (ii) each Borrower agrees to indemnify and release the Agent, the Collateral Agent, and the Banks, (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), from and against any and all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind whatsoever except to the extent of the Bank's obligations, if any, under the Transfer Documents which may at any time (including, without limitation, at any time following the payment of the Notes or Loans) be imposed on, incurred by or asserted against any of them as a result of or arising out of such Loans, Loan Commitments, transfers or assignments, (the Agent, the Collateral Agent, and any of the Banks shall in all cases be fully justified in failing or refusing to act hereunder unless they shall be so indemnified to their reasonable satisfaction by the Borrowers); (iii) each transferee or assignee represents and warrants to the Agent, the Collateral Agent and the Banks that independently and without reliance upon them, the transferee or assignee, to the extent it deems appropriate, has made (a) its own independent investigation of the financial condition and affairs of the General Partner and each Borrower in connection with the assignment or transfer hereunder and the taking or not taking of any action in connection herewith and (b) its own appraisal of the creditworthiness of the General Partner and of each Borrower; (iv) each of the Banks, the Agent, and the Collateral Agent (except to the extent the functions of any such Person shall not in the sole discretion of the Assignee or transferee or the Borrowers be necessary or appropriate after such transfer or assignment), shall have been replaced (unless it shall otherwise have expressly agreed in writing), irrespective of the restrictions and limitations contained in Section 10.09 of this Agreement; (v) the General Partner, each Borrower and each assignee or transferee agrees that neither the Agent nor the Collateral Agent, any Bank nor any of their directors, officers, employees or agents shall be liable to any General Partner, any Borrower, transferee or assignee for any action taken or omitted to be taken by them under this Agreement or any other Credit Document, or in connection therewith, nor responsible for any recitals or warranties therein (except those set forth in the Transfer Documents, if any), nor for the due execution (except by the Agent or the Banks, as applicable) nor the effectiveness, enforceability or validity of this Agreement or any other Credit Document, nor for the creation, perfection or priority of any Lien purported to be created by any of the Credit Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any of the Borrowers of their respective obligations under this Agreement or any other Credit Document; and
(vi) each of the Banks agrees that the instruments and documents effectuating such transfer or assignment pursuant to this Section

11.10 (the "Transfer Documents"), shall be in form and substance reasonably satisfactory to them in their sole discretion. Each of the Banks agrees that the form and substance of the Transfer Documents shall not be deemed unsatisfactory as a result of the same s including a representation that such Bank is the legal and beneficial owner of, and has not sold, assigned or transferred its Loans, Notes and Loan Commitments described in the Transfer Documents or a representation as to the outstanding amount, if any, of its Loans and the remaining amount of its Loan Commitment.

     SECTION 11.11   Debt Service Reserve.

     (a) The Operating Partnership shall dedicate Quarterly Cash Flow Available for Debt Service during each calendar quarter to the extent necessary so that by the end of such quarter the Debt Service Reserve is in an amount equal to 50% of Prospective Debt Service for the immediately following calendar quarter (the "Minimum Debt Service Reserve").

     (b) In the event that the Coverage Ratio as of the end of any calendar quarter when MP Loans are outstanding is less than 1.5:1, and if the foregoing provision of this Section 11.11(b) is not satisfied as of the end of the period ending two calendar quarters thereafter, then the Operating Partnership shall increase the Prospective Debt Service Reserve by dedicating thereto Quarterly Cash Flow Available for Debt Service to the extent necessary so that the amount of the Debt Service Reserve during each of the calendar quarters following thereafter shall be equal to at least the total of Prospective Debt Service for the three calendar quarters immediately thereafter provided, however, that if at any time after the Operating Partnership is required to dedicate Quarterly Cash Flow Available for Debt Service pursuant to this Section 11.11(b) the Coverage Ratio is equal to at least 1.5:1 for a period of four consecutive calendar quarters, the foregoing provisions of this Section 11.11(b) shall no longer be applicable and the provisions of Section 11.11(a) shall be applicable until such time as the Coverage Ratio is less than 1.5:1, and provided, further, that the Operating Partnership shall not be required to maintain a Debt Service Reserve other than as provided in Section 11.11(a) during any calendar quarter during which there are no MP Loans outstanding.

     (c) Notwithstanding anything contained herein or elsewhere to the contrary or seemingly to the contrary, failure by the Operating Partnership to comply with the provisions of Section 11.11(a) or 11.11(b) shall not constitute a Default or Event of Default if such failure is a result of the Quarterly Cash Flow Available for Debt Service s being insufficient to fund and/or increase the Debt Service Reserve to the amount required by Section 11.11(a) or the applicable provisions of Section 11.11(b), as applicable.

     SECTION 11.12 Indemnity by MLP and the Services Partnership. The MLP and the Services Partnership severally, but not jointly, will protect, indemnify and save harmless each Bank, the Agent and the Collateral Agent and their respective officers, directors, employees, agents and representatives (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against any Indemnified Party by reason of any failure on the part of MLP or the

Services Partnership, as the case may be, to perform or comply with any of the terms of this Agreement or by reason of any other relationship that has arisen or may arise between the MLP or the Services Partnership, as the case may be, and the Indemnified Parties as a result of the delivery of this Agreement or any action contemplated hereby or by any other document executed in connection herewith; provided, however, that in no event will the MLP or the Services Partnership, as the case may be, be liable or otherwise have any obligation under this Section 11.12 with respect to any failure on the part of any other Borrower to perform or comply with the terms of this Agreement. In case any action, suit or proceeding is brought against an Indemnified Party by reason of any such occurrence, the MLP or the Services Partnership, as the case may be, upon the request of such Indemnified Party, will at the MLP's or the Services Partnership's expense, resist and defend such action, suit or proceeding or will cause the same to be defended by counsel for the insurer of the liability or by counsel designated by the MLP or the Services Partnership, as the case may be, and reasonably satisfactory to the Indemnified Party, as the case may be, provided that any Indemnified Party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice but at its own expense. In any event, if the MLP or the Services Partnership, as the case may be, fails to assume the defense within a reasonable time after such request, the Indemnified Party may assume such defense or other indemnification obligation and the fees and expenses of its attorney will be paid by the MLP or the Services Partnership, as the case may be. The obligations of the MLP or the Services Partnership, as the case may be, under this Section 11.12 shall survive any termination of this Agreement. Any amounts payable to any Indemnified Party under this Section 11.12 which are not paid within 15 days after written demand therefor by any Indemnified Party shall bear interest at the Prime Rate from the date of such demand.

     SECTION 11.13   Survival.  The obligations of the Borrowers under Sections
2.11 and 11.01, and the obligations of the Banks under Section 10.06, shall in each case survive any termination of this Agreement, the payment in full of all Loans and the termination of all Loan Commitments. The representations and warranties made by the Borrowers in this Agreement and in each other Credit Document shall survive the execution and delivery of this Agreement and each such other Credit Document.

     SECTION 11.14 Severability. Any provision of this Agreement or any other Credit Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Credit Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 11.15 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE COLLATERAL AGENT, THE BANK, THE GENERAL PARTNER OR ANY BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR

IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY SECURITY OR OTHER PROPERTY MAY BE BROUGHT, AT THE OPTION OF THE COLLATERAL AGENT OR THE AGENT, IN THE COURTS OF ANY JURISDICTION WHERE SUCH SECURITY OR OTHER PROPERTY MAY BE FOUND. EACH OF THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PERSON HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

     SECTION 11.16 FINAL AGREEMENT. THIS WRITTEN CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     [SECTION 11.17  [Intentionally omitted.]]

     SECTION 11.18 Renewal, Extension, and Amendment. This Agreement is entered into in renewal, extension and amendment of the Existing Credit Agreement and of the Indebtedness and other obligations owing by the Borrowers and the General Partner thereunder, but not in extinguishment nor release thereof. Upon this Agreement's becoming effective in accordance with Section 4.01, it shall amend and restate in its entirety the Existing Credit Agreement and continue and carry forward the Indebtedness of the Borrowers governed thereby; it being expressly agreed and understood that in no event shall the Liens of the Security Documents be extinguished nor released thereby; and the Borrowers hereby acknowledge and reaffirm the Liens of the Security Documents and continue and carry the same forward in full force and effect until payment and performance in full of all obligations, respectively, secured thereby. In connection with the foregoing, the parties hereto further expressly acknowledge and agree that all Indebtedness under the Existing Credit Agreement and under the Notes shall continue as Indebtedness hereunder secured by (a) in the case of MP Loans, the Mortgages and the Pledge Agreement - Debt Service Reserve and (b) in the case of all other Loans, the Pledge Agreements, and that all references in the Notes and in the Security Documents to the Existing Credit Agreement shall be deemed to be references to this Agreement. Without limiting the generality of the foregoing, the Borrowers hereby expressly acknowledge and agree that the term
"obligations" as defined in the Pledge Agreements shall include the Indebtedness governed hereby. The Borrowers hereby further acknowledge and confirm that the Notes evidence and shall continue to evidence the Indebtedness under this Agreement, and that in no event whatsoever shall the Indebtedness governed by the Existing Credit Agreement and evidenced by the Notes immediately prior to the execution of this Agreement be, or be deemed to have been, repaid upon the execution of this Agreement. The parties hereto further agree that effective on the date hereof the "Technical Agent" and the "Technical Banks" (as each of said terms is defined in the Existing Credit Agreement) shall cease to be, respectively, said Technical Agent and said Technical Banks.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.



Address:                                BORROWERS:

21 West Superior Street                 LAKEHEAD PIPE LINE COMPANY, INC.
Duluth, Minnesota 55802-2067


                                        By:  /s/ Paul W. Norgren
                                             -------------------------------
                                        Name:  Paul W. Norgren
                                              ------------------------------
                                        Title: Secretary
                                               -----------------------------

                                        By:   /s/ S.Q. DeVinck
                                           ---------------------------------
                                        Name:  S.Q. DeVinck
                                              ------------------------------
                                        Title: Chief Accountant
                                               -----------------------------

c/o Lakehead Pipe Line Company, Inc.    LAKEHEAD PIPE LINE PARTNERS, L.P.
21 West Superior Street
Duluth, Minnesota 55802-2067            By:  Lakeland Pipe Line Company, Inc.,
                                             General Partner


                                        By:  /s/  Paul W. Norgren
                                           -------------------------------
                                        Name:  Paul W. Norgren
                                              ----------------------------
                                        Title: Secretary
                                               ---------------------------

                                        By:   /s/ S.Q. DeVinck
                                            -------------------------------
                                        Name:  S.Q. DeVinck
                                              -----------------------------
                                        Title: Chief Accountant
                                               ----------------------------
c/o Lakehead Pipe Line Company, Inc.
21 West Superior Street                LAKEHEAD SERVICES
Duluth, Minnesota 55802-2067           LIMITED PARTNERSHIP

                                       By: Lakehead Pipe Line Partners, L.P., a
                                           Delaware Limited Partnership

                                       By: Lakehead Pipe Line Company, Inc.,
                                           General Partner

                                       By:  /s/ Paul W. Norgren
                                           -------------------------------
                                       Name:  Paul W. Norgren
                                             -----------------------------
                                       Title: Secretary
                                              ----------------------------

                                       By:   /s/ S.Q. DeVinck
                                           -------------------------------
                                       Name:  S.Q. DeVinck
                                             -----------------------------
                                       Title: Chief Accountant
                                              ----------------------------

c/o Lakehead Pipe Line Company, Inc.     LAKEHEAD PIPE LINE COMPANY,
21 West Superior Street                  LIMITED PARTNERSHIP
Duluth, Minnesota 55802-2067

                                         By: Lakehead Pipe Line Company, Inc.,
                                             General Partner

                                         By:  /s/  Paul W. Norgren
                                             -------------------------------
                                            Name:  Paul W. Norgren
                                                  --------------------------
                                            Title: Secretary
                                                  --------------------------

                                         By:   /s/ S.Q. DeVinck
                                             -------------------------------
                                            Name:  S.Q. DeVinck
                                                  --------------------------
                                            Title: Chief Accountant
                                                   -------------------------

115 South LaSalle Street        BANK OF MONTREAL, a Canadian-chartered
Chicago, Illinois 60603         bank in its individual capacity as a Bank and as
                                Agent



                                By:  /s/ J. Michael Linson
                                     ------------------------------
                                Name:    J. Michael Linson
                                      -----------------------------
                                Title:   Director
                                       ---------------------------


                                The Collateral Agent joins in the execution hereof only to evidence its agreement with the provisions of Article X and other provisions hereof dealing with the Collateral Agent:


 Two Houston Center             THE TORONTO-DOMINION BANK, a Canadian
 909 Fannin Street              chartered bank
 Suite 1700
 Houston, Texas 77010

                                By:
                                   -----------------------------
                                Name:
                                     ----------------------------

                                Title:
                                      ---------------------------



Two Houston Center              CANADIAN IMPERIAL BANK OF COMMERCE,
909 Fannin Street               a Canadian chartered bank
Suite 1200
Houston, Texas 77010

                                By:
                                   -----------------------------
                                Name:
                                     ----------------------------

                                Title:
                                      ---------------------------

115 South LaSalle Street        BANK OF MONTREAL, a Canadian-chartered
Chicago, Illinois 60603         bank in its individual capacity as a Bank and as
                                Agent



                                By:
                                     ---------------------------------
                                Name:
                                      --------------------------------
                                Title:
                                       -------------------------------


                                The Collateral Agent joints in the execution hereof only to evidence its agreement with the provisions of Article X and other provisions hereof dealing with the Collateral Agent:


 Two Houston Center             THE TORONTO-DOMINION BANK, a Canadian
 909 Fannin Street              chartered bank
 Suite 1700
 Houston, Texas 77010

                                By:   /s/ Neva Nesbitt
                                   -----------------------------------
                                Name:     Neva Nesbitt
                                     ---------------------------------

                                Title:    MGR. CR. ADMIN
                                      --------------------------------



Two Houston Center              CANADIAN IMPERIAL BANK OF COMMERCE,
909 Fannin Street               a Canadian chartered bank
Suite 1200
Houston, Texas 77010

                                By:
                                    ----------------------------------
                                Name:
                                     ---------------------------------

                                Title:
                                       -------------------------------

115 South LaSalle Street        BANK OF MONTREAL, a Canadian-chartered
Chicago, Illinois 60603         bank in its individual capacity as a Bank and as
                                Agent



                                By:
                                     ------------------------------
                                Name:
                                      -----------------------------
                                Title:
                                       ---------------------------


                                The Collateral Agent joints in the execution hereof only to evidence its agreement with the provisions of Article X and other provisions hereof dealing with the Collateral Agent:


 Two Houston Center             THE TORONTO-DOMINION BANK, a Canadian
 909 Fannin Street              chartered bank
 Suite 1700
 Houston, Texas 77010

                                By:
                                       -----------------------------

                                Name:  ----------------------------

                                Title:
                                       ---------------------------



Two Houston Center              CANADIAN IMPERIAL BANK OF COMMERCE,
909 Fannin Street               a Canadian chartered bank
Suite 1200
Houston, Texas 77010

                                By:    /s/ Gary C. Gaskill
                                       ---------------------------
                                Name:   Gary C. Gaskill
                                       ---------------------------

                                Title:  Authorized Signatory
                                       ---------------------------
 c/o ABN AMRO BANK, N.V.            ABN AMRO BANK, N.V., CAYMAN ISLANDS
 650 West Georgia Street            BRANCH
 Suite 2500
 Internal Box No. 11587             By: /s/ P.K. CHAN
 Vancouver, CANADA V6B 4N8             -----------------------------
                                    Name:   P.K. CHAN
                                          ---------------------------
                                    Title:  Vice President,  Credit
                                           --------------------------

111 West Monroe Street              HARRIS TRUST AND SAVINGS BANK, an Illinois
Chicago, Illinois  60603            banking corporation in its capacity as
                                    Collateral Agent



                                    By:/s/ KEITH RICHARDSON
                                       ---------------------------------
                                    Name: KEITH RICHARDSON
                                         -------------------------------

                                    Title: ASSISTANT VICE PRESIDENT
                                          ------------------------------

                                 SCHEDULE 1.01

                                 LIST OF BANKS



                   LIST OF BANKS/LENDING OFFICES       COMMITMENTS
                   ----------------------------------  -----------
              1.   Bank of Montreal                    $80,000,000
                   115th South LaSalle, 12th Floor
                   Chicago, Illinois 60603

              2.   The Toronto-Dominion Bank           $50,000,000
                   Two Houston Center
                   909 Fannin Street
                   Suite 1700
                   Houston, Texas 77010

              3.   Canadian Imperial Bank of Commerce  $50,000,000
                   909 Fannin Street
                   Suite 1200
                   Houston, Texas 77010

              4.   ABN AMRO Bank, N.V.,                $25,000,000
                   CAYMAN ISLANDS BRANCH
                   c/o ABN AMRO Bank
                   650 West Georgia Street
                   Suite 2500
                   Internal Box No. 11587
                   Vancouver, CANADA
                   V6B 4N8

                                SCHEDULE 1.02

                               EXISTING NOTES


1. Note dated December 27, 1991 by Lakehead Pipe Line Partners, L.P. to the Bank of Montreal in the face amount of $80,000,000.00.

2. Note dated December 27, 1991 by Lakehead Pipe Line Partners, L.P. to The Toronto-Dominion Bank in the face amount of $50,000,000.00.

3. Note dated December 27, 1991 by Lakehead Pipe Line Partners, L.P. to the Canadian Imperial Bank of Commerce in the face amount of $50,000,000.00.

4. Note dated December 27, 1991 by Lakehead Pipe Line Partners, L.P. to ABN AMRO Bank, N.V., Cayman Islands Branch in the face amount of
     $25,000,000.00.

5. Note dated December 27, 1991 by Lakehead Services, Limited Partnership to the Bank of Montreal in the face amount of $80,000,000.00.

6. Note dated December 27, 1991 by Lakehead Services, Limited Partnership to The Toronto-Dominion Bank in the face amount of $50,000,000.00.

7. Note dated December 27, 1991 by Lakehead Services, Limited Partnership to the Canadian Imperial Bank of Commerce in the face amount of $50,000,000.00.

8. Note dated December 27, 1991 by Lakehead Services, Limited Partnership to ABN AMRO Bank, N.V., Cayman Islands Branch in the face amount of $25,000,000.00.

9. Note dated December 27, 1991 by Lakehead Pipe Line Company, Limited Partnership to the Bank of Montreal in the face amount of $80,000,000.00.

10. Note dated December 27, 1991 by Lakehead Pipe Line Company, Limited Partnership to The Toronto-Dominion Bank in the face amount of $50,000,000.00.

11. Note dated December 27, 1991 by Lakehead Pipe Line Company, Limited Partnership to the Canadian Imperial Bank of Commerce in the face amount of $50,000,000.00.

12. Note dated December 27, 1991 by Lakehead Pipe Line Company, Limited Partnership to ABN-AMRO Bank N.V., Cayman Islands Branch in the face amount of $25,000,000.00.

                                 SCHEDULE 5.08

                             ENVIRONMENTAL MATTERS

IMPORTANT NOTE: The information set forth below is provided in order to disclose fully Notices of Violation and Environmental Reports. Presentation of such information herein does not constitute an admission or agreement by the General Partner or the Borrowers that any of such matters would have a material adverse effect on its financial condition or results of operations, or in the case of the general partner of the Operating Partnership and the Operating Partnership only, on the Business or Assets.

Notices of Violation


     1. On November 5, 1991, the United States Environmental Protection
Agency ("EPA") issued a Notice of Violation to the General Partner regarding discharges of wastewater from hydrostatic testing at the Superior terminal, along with a Request for Information regarding the handling of this material. The Company responded to the EPA in a letter dated December 18, 1991. The Company believes its response adequately addressed the issues and no subsequent correspondence was received from the EPA. The Company therefore believes this issue is resolved.

     2. On December 13, 1991 the Wisconsin Department of Natural Resources
(WDNR) issued a letter serving as a notice of noncompliance for violations of dissolved oxygen limits and for insufficient sampling as reported in the General Partners' September and October 1991 discharge monitoring reports. The Company responded to the WDNR on January 8, 1992 and no further action has been pursued by the WDNR.

     3. On May 22, 1995 the Wisconsin Department of Natural Resources notified the Company of alleged violations of pollution discharge elimination laws and regulations, and that the matter had been referred to Wisconsin's Attorney General for enforcement. On October 13, 1995, the Company signed a Stipulation and Order for Judgment resolving the issue with the State of Wisconsin.

     4. There are no other notices of environmental violations previously received by the General Partner which the General Partner has reason to believe have not been resolved.

Environmental Reports

     The Company routinely submits reports to federal and state agencies regarding spills, response and remediation activities, and certain other issues on an as-needed basis.

     1. Letter dated October 13, 1995 to the Wisconsin Department of Natural Resources (WDNR) providing the Company's comments on the WDNR report "Newton Creek

System Sediment Contamination - Site Characterization," and responding to WDNR comments on the Company's report "Harbor Sediment Sampling Documentation Report."

     2. Letter dated August 3, 1994 to the Wisconsin Department of Natural Resources submitting a "Case Summary and Close Out Form" for the Company's Ogdensburg Dock Site in Superior, Wisconsin.

     3. Reports to the Minnesota Pollution Control Agency regarding groundwater sampling and closure plans for the Grand Rapids, Minnesota spill site.

     4. Letter dated August 21, 1996 to the Wisconsin Department of Natural Resources requesting site closure regarding the Sheldon Station spill site.

     5. Release Initial Response and Investigation Report dated June, 1994 submitted to the Wisconsin Department of Natural Resources regarding a leak at Booster Pump #4 at the Superior Terminal.

     6. Reports to the State of Michigan regarding final remediation and closure activities regarding the Romeo, Michigan site.

     7. Response dated June 1, 1994, and Supplemental Response dated July 1, 1994 to the United States Environmental Protection Agency (USEPA) regarding a Request for Information pursuant to Section 104(e) of CERCLA for the Manistique River/Harbor Area of Concern, Manistique, Michigan.

     8. Minnesota Pollution Control Agency request dated August 1, 1991 regarding long-term pipeline release cleanup issues and Response dated October 8, 1991.

     9. Response dated March 28, 1990 to Request for Information, and Response dated May 9, 1990 to Supplemental Request for Information from United States Environmental Protection Agency, and supplementary responses dated November 25, 1991 to Requests for Information provided to United States Environmental Protection Agency and the State of Minnesota regarding Kummer landfill.

     10. Summary report dated April 7, 1994, submitted to the State of Wisconsin for clean-up of contaminated soil at the Saxon station facility. Quarterly status reports submitted to date. Closure is anticipated yet in 1996.

     11. Verbal notification on July 10, 1996 to the State of Michigan, reporting a small release at the Leonard station site.

     12. Report and follow-up verbal Communications with the State of Michigan on discovery of contaminated soil in October 1994, from a previous leak in St. Clair County, Michigan in 1970.

     13. Verbal notification on August 1, 1996 to the State of Wisconsin, reporting a small release at the Walworth station site.

     14. Reports to the State of Michigan regarding a work plan for remediation of two sites near Wakefield, MI, where test water was released during hydrostatic testing of the pipeline on September 15 and 16, 1993. Final report and site closure request submitted August 22, 1994 for one site and December 13, 1994 for the other.

     15. Status report to State of Michigan dated November 15, 1994, summarizing the response to a release of hydrostatic test water near Marysville, Michigan.

     16. Response dated June 19, 1996 to the United States Environmental Protection Agency Request for Information pursuant to a leak at the Niles, Michigan pumping station.

     17. Written response dated December 20, 1995 to State of Michigan request for information regarding discovery of contaminated soil at the Mackinaw pump station during the removal of the station sump tank.

     18. Letter dated May 28, 1993, to the Wisconsin Department of Natural Resources documenting additional soil sampling and contaminated soil management for closure of an underground storage tank removal site at Lakehead's Superior, Wisconsin Pipeline Maintenance Shop.

     19. Letter dated June 14, 1996, to the Minnesota Pollution Control Agency documenting cleanup activities at a crude oil leak site near Floodwood, Minnesota.

     20. Letter dated May 21, 1996, to the Minnesota Pollution Control Agency documenting the response to a leak at Lakehead's Viking, Minnesota pump station.

     21. Letter dated August 21, 1996, to the Illinois Environmental Protection Agency responding to several questions regarding the Parker Road, Illinois site.

     22. Verbal report provided to Richard Kable of the Minnesota Pollution Control Agency on August 28, 1996 regarding the status of the cleanup of a crude oil leak at Lakehead's Donaldson, Minnesota Station which occurred on August 24, 1996.

     23. Letter dated June 20, 1996, to the Minnesota Pollution Control Agency presenting the results of the most recent well sampling and documentation for a well installation at the Wrenshall site which is being monitored jointly with Conoco, Inc.

     24. Focused Feasibility Study dated April 1996 to the Minnesota Pollution Control Agency presenting an analysis of remedial alternatives and the preferred alternative for remediation of a historic leak near the Tamarac River, Marshall County, Minnesota.

     25. Letter dated December 7, 1996, presenting the analytical results from the annual groundwater sampling at a historic leak site near Argyle, Minnesota.

                             SCHEDULE 5.15(B)(II)

                               LIST OF COUNTIES


1. ILLINOIS (5)                4. MINNESOTA (13)

   Cook                           Aitkin
   Du Page                        Beltrami
   Kane                           Carlton
   McHenry                        Cass
   Will                           Clearwater
                                  Hubbard
2. INDIANA (4)                    Itasca
                                  Kittson
   Lake                           Marshall
   La Porte                       Pennington
   Porter                         Polk
   St. Joseph                     Red Lake
                                  St. Louis
3. MICHIGAN (29)
                               5. NEW YORK (1)
   Arenac
   Bay                            Erie
   Berrien
   Calhoun                     6. NORTH DAKOTA (1)
   Cheboygan
   Cass                           Pembina
   Crawford
   Delta                       7. WISCONSIN (19)
   Dickinson
   Emmet                          Adams
   Gogebic                        Ashland
   Ingham                         Bayfield
   Iron                           Chippewa
   Jackson                        Clark
   Kalamazoo                      Columbia
   Lapeer                         Dane
   Livingston                     Douglas
   Mackinac                       Iron
   Macomb                         Jefferson
   Marquette                      Marathon
   Oakland                        Marquette
   Ogemaw                         Rock
   Oscoda                         Rusk
   Otsego                         Sawyer
   Saginaw                        Taylor
   Schoolcraft                    Walworth
   St. Clair                      Washburn
   St. Joseph                     Wood
   Tuscola

                              SCHEDULE 5.15(C)(II)

                      LIST OF PRIMARY TANKAGE, MAINTENANCE
                             AND OFFICE FACILITIES




1.  Superior, Wisconsin Tankage Terminal,
    Pipeline Maintenance Facility and District Office
    Douglas County, Wisconsin

2.  Clearbrook, Minnesota Tankage Terminal
    Clearwater County, Minnesota

3.  Griffith, Indiana Tankage Terminal,
    Pipeline Maintenance Facility and District Office
    Lake County, Indiana

4. Bemidji, Minnesota Pipeline Maintenance Facility and District Office
      Beltrami County, Minnesota

5.  Fort Atkinson, Wisconsin Area Office and
      Pipeline Maintenance Facility
    Jefferson County, Wisconsin

6. Bay City, Michigan Pipeline Maintenance Facility and District Office
    Bay County, Michigan

7.  Ironwood, Michigan Pipeline Maintenance Facility
    Gogebic County, Michigan

8.  Escanaba, Michigan Pipeline Maintenance Facility
    Delta County, Michigan

9.  Thief River Falls, Minnesota Pipeline Maintenance
      Facility
    Pennington County, Minnesota

10. Marshall, Michigan Pipeline Maintenance Facility
    Calhoun County, Michigan

                                SCHEDULE 5.21(A)

                                  ERISA PLANS

Plan Sponsorship



     The General Partner had established, maintained, and contributed to a Plan, as defined in the Agreement, called the Employees' Annuity Plan of Lakehead Pipe Line Company, Inc. The General Partner's obligations with respect to such Plan ceased on December 31, 1995, when the sponsorship of such Plan was transferred to IPL Energy (U.S.A.) Inc., a Related Person, effective January 1, 1996. The Plan has had a funding surplus for several years; for the plan year ending December 31, 1995, Plan assets exceeded liabilities by approximately $12,000,000.


Assumption of Liability

     Effective January 1, 1996, IPL Energy (U.S.A.) Inc., a Related Person, assumed liability with respect to all "employee benefit plans" (as defined in ERISA) and fringe benefit plans formerly sponsored and maintained by the General Partner. The employee benefit plans are the following: Employees' Annuity Plan of Lakehead Pipe Line Company, Inc., Lakehead Pipe Line Company, Inc. Employees' Savings Plan, Lakehead Pipe Line Company, Inc. Hospital-Medical Plan, Lakehead Pipe Line Company, Inc. Dental Plan, Lakehead Pipe Line Company, Inc. Flexible Benefit Plan, Lakehead Pipe Line Company, Inc. Group Life Insurance Plan, Lakehead Pipe Line Company, Inc. Short Term Disability Plan, Lakehead Pipe Line Company, Inc. Long Term Disability Plan, and Lakehead Pipe Line Company, Inc. Accidental Death and Dismemberment Plan. The fringe benefit plans are the following: Lakehead Pipe Line Company, Inc. Employee Assistance Plan, Lakehead Pipe Line Company, Inc. Higher Education Awards Plan, and Lakehead Pipe Line Company, Inc. Educational Refund Plan.

                                  EXHIBIT A

                         NOTICE OF NON-CONTINUATION


                           ______________, 199___


Lakehead Pipe Line Company, Inc.
21 West Superior Street
Duluth, Minnesota 55802-2067

Lakehead Pipe Line Partners, L.P.
c/o Lakehead Pipe Line Company, Inc.
21 West Superior Street
Duluth, Minnesota 55802-2067

Lakehead Services Limited Partnership
c/o Lakehead Pipe Line Company, Inc.
21 West Superior Street
Duluth, Minnesota 55802-2067

Lakehead Pipe Line Company, Limited Partnership
c/o Lakehead Pipe Line Company, Inc.
21 West Superior Street
Duluth, Minnesota 55802-2067

Ladies and Gentlemen:

     The undersigned hereby gives you notice, pursuant to Section 2.01 of that certain Amended and Restated Revolving Credit Agreement, dated as of September 6, 1996 (as the same may be amended or restated from time to time, the "Amended and Restated Credit Agreement") executed by and among Lakehead Pipe Line Company, Inc., Lakehead Pipe Line Partners, L.P., Lakehead Services, Limited Partnership, Lakehead Pipe Line Company, Limited Partnership; the Bank of Montreal, as Agent for the Banks; Harris Trust and Savings Bank, as Collateral Agent for the Banks; and the Banks shown in Schedule 1.01 thereto that the Loan Period for each of the Loans made by the Electing Banks referenced below shall end on the Potential Loan Maturity Date, and that unless you replace each of the Electing Banks in accordance with Section 2.01 of the Amended and Restated Credit Agreement, the Potential Loan Maturity Date shall become the Loan Maturity Date, whereupon the Loans, including both principal and interest, and all other amounts, if any, due and owing to the Banks, the Agent and the Collateral Agent pursuant to the Amended and Restated Credit Agreement and the Security Documents, shall be immediately due and payable in full.

     For purposes hereof, please be advised that the Electing Banks are ________________________, and the Potential Loan Maturity Date is
__________________.

     Capitalized terms used herein without definition have the meanings assigned to them in the Amended and Restated Credit Agreement.



                                                     BANK OF MONTREAL, as Agent

                                                     By:_____________________
                                                     Name:___________________
                                                     Title:__________________

                                  EXHIBIT B

                             NOTICE OF BORROWING

                            ______________, 199__


        The undersigned ________________ (the "Borrower") hereby gives you notice irrevocably, pursuant to Section 2.02 of that certain Amended and Restated Revolving Credit Agreement, dated as of September 6, 1996 (as the same may be amended or restated from time to time, the "Amended and Restated Credit Agreement") executed by and among Lakehead Pipe Line Company, Inc., Lakehead Pipe Line Partners, L.P., Lakehead Services, Limited Partnership, Lakehead Pipe Line Company, Limited Partnership; the Bank of Montreal, as Agent for the Banks; Harris Trust and Savings Bank, as Collateral Agent for the Banks; and the Banks shown on Schedule 1.01 thereto of the Borrowing(s) specified below:

I.   PRIME RATE LOAN:

     (A) Aggregate Principal Amount: $__________________

     (B) Date of Borrowing: _____________________, 199__

     (C) Prime Rate Loan Security: Qualifying Securities_________OR
                                   Mortgaged Properties__________

     Collateral Account Number______________
     Trust Number____________________

II.  CD RATE LOAN:

     (A) Aggregate Principal Amount: $______________________

     (B) Date of Borrowing: ________________________, 199___

     (C) CD Rate Loan Security: Qualifying Securities_______OR
                                Mortgaged Properties________

     (D) CD Rate Initial Interest Period: _______ days(1)

     Collateral Account Number______________
     Trust Number____________________

_______________
   1 Select Interest Period which is not more than 365 days, except that such period may be longer with the prior consent of the Banks.

III. LIBOR RATE LOAN:

     (A) Aggregate Principal Amount: $_________________

     (B) Date of Borrowing: ____________________, 199__

     (C) LIBOR Rate Loan Security: Qualifying Securities______OR
                                   Mortgaged Properties_______

                                                            2
     (D) LIBOR Rate Initial Interest Period:  _______ months

     Collateral Account Number______________
     Trust Number____________________

IV. The Borrowing(s) herein requested are to be received in immediately available funds on _______________________________, 199 __ in the following account:


Bank Name:      _______________________________

ABA Number:     _______________________________

Account Title:  _______________________________

Account Number: _______________________________


     Capitalized terms used herein without definition have the meanings assigned to them in the Amended and Restated Credit Agreement.


                                ________________________

                                By:_____________________
                                Name:___________________
                                Title:__________________



CONFIRMATION OF RECEIPT BY AGENT [FAX TO: (403) 231-4848]
BANK OF MONTREAL


BY:_____________________            DATE:_______________________
         (signed)


_______________
2 Select Interest Period which is not more than 12 months, except that such period may be longer with the prior consent of the Banks.

                                   EXHIBIT C

                       NOTICE OF CONTINUATION/CONVERSION


BORROWER: _____________________________________ (the "Borrower")

                          DATE: ______________________



FAX TO:  BANK OF MONTREAL, AGENT

         FAX #:  (312) 750-3456

         ATTENTION:


Per Section 2.14 of the Amended and Restated Revolving Credit and Term Loan Facility Agreement dated September 6, 1996, the Borrower hereby provides notice of its desire to continue and/or convert Loans, as follows:


MATURING INTEREST PERIOD(S)                     NEW INTEREST PERIOD(S)

Maturity Date:                                  Effective Date:

                                                                   Date       Principal

Principal Amount:                               Maturity:

Type of Loan:                                   Type of Loan:

              (Prime Rate, CD Rate, LIBOR Rate)                    (Prime Rate, CD Rate, LIBOR Rate)

Collateral Trust Account #:                     Collateral Trust Account #:

Collateral:                                     Collateral:

   (Qualifying Securities or Mortgaged Property)    (Qualifying Securities or Mortgaged Property)

On behalf of the Borrower,

LAKEHEAD PIPE LINE COMPANY INC.,
its general partner

Per: ____________________________

Per: ____________________________

CONFIRMATION OF RECEIPT BY AGENT [FAX TO: (403) 231-4848]
BANK OF MONTREAL


BY:______________________________________        DATE:_______________________
                  (signed)

Notice Deadline:  Before 11:00 a.m. New York Time, not less than 3 or more than
                  5 business days prior to Continuation/Conversation Date.

                                  EXHIBIT D

                            CREDIT EVENT CERTIFICATE

                            ______________, 199__


        The undersigned ________ (the "Borrower"), pursuant to Section 2.19 of that certain Amended and Restated Revolving Credit Agreement, dated as of September 6, 1996 (as the same may be amended or restated from time to time, the "Amended and Restated Credit Agreement") executed by and among Lakehead Pipe Line Company, Inc., Lakehead Pipe Line Partners, L.P., Lakehead Services, Limited Partnership, Lakehead Pipe Line Company, Limited Partnership; the Bank of Montreal, as Agent for the Banks; Harris Trust and Savings Bank, as Collateral Agent for the Banks; and the Banks shown on Schedule 1.01 thereto hereby certifies as follows with respect to each Credit Event described in Paragraph I below:

      I.   Complete only as applicable: The Credit Event(s) to which
                                        this Credit Event Certificate applies
                                        is:

            (a) Borrowing(s) described in Notice of Borrowing dated________;

            (b) Conversion or Continuation of Loans (with a change in Collateral) described in Notice of Continuation/Conversion dated__________________;

            (c) Conversion or Continuation of Loans (without a change in Collateral) described in Notice of Continuation/Conversion dated__________________;

            (d) Assumption by_________________of Loans in the principal amount of __________________ previously outstanding to_________________________.


        II. Complete only as applicable: The Borrower hereby certifies as follows with respect to such Credit
                                         Event(s):

            (a) No Event of Default has occurred or is continuing or would result from such Credit Event(s).

            (b) The representation and warranty contained in Section 5.04 of the Amended and Restated Credit Agreement is true and correct as of the date of such Credit Event with the same effect as if made on such date.

            (c) With respect to any Loan to be secured by Qualifying Securities, the value of the Qualifying Securities of the undersigned in which the Collateral Agent will have a first perfected security interest prior to or contemporaneously with the making of such Loan shall be no less than the Required Collateral Amount for such Loan.

            (d) If the undersigned is the Operating Partnership and if such Loan is an MP Loan, then (1) after giving effect to the incurrence of such Loan, the Operating Partnership is in compliance with the most stringent limitations on the incurrence or maintenance of Funded Debt contained in any instrument or agreement applicable to it or binding on it or waivers of compliance with such limitations have been obtained and are in full force and effect and have been made available to the Agent, and (2) such Loan is permitted by and is being incurred in full compliance with the provisions of Section 10.1(b), 10.1(f) or 10.1(i), as the case may be, of the Mortgage Note Agreements and Section 10.2(i) thereof. The opinion of counsel required to be delivered to the Trustee under the Trust Agreement pursuant to Clause (3) of the proviso to Section 10.2(i) of the Mortgage Note Agreements is attached hereto.

            (e) The proceeds of the Loans will be used for general partnership purposes, including, without limitation, acquisitions, operating expenditures, working capital, and capital expenditures (whether for maintenance, enhancement, or otherwise).

            (f) At the time of the incurrence of the Loans and after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness, the ratio of the Indebtedness owing by the Operating Partnership to the Operating Partnership's Partners' Equity is no greater than
                 1.85 to 1.00 as determined on the date on which the Operating Partnership shall become liable for such Indebtedness. A calculation in reasonable detail showing compliance with the foregoing is attached hereto as Schedule II.

     Capitalized terms used herein without definition have the meanings assigned to them in the Amended and Restated Credit Agreement.





                                             __________________________

                                             By: ______________________
                                             Name:_____________________
                                             Title:____________________

                                   EXHIBIT E

                  OPERATING PARTNERSHIP COMPLIANCE CERTIFICATE



The undersigned___________________, _________________________ , of Lakehead
Pipe Line Company, Limited Partnership (the "Operating Partnership"), does hereby certify pursuant to Section 6.03 of that certain Amended and Restated Revolving Credit Agreement, dated as of September 6, 1996 (as the same may be amended or restated from time to time, the "Amended and Restated Credit Agreement") executed by and among Lakehead Pipe Line Company, Inc., Lakehead Pipe Line Partners, L.P., Lakehead Services, Limited Partnership, Lakehead Pipe Line Company, Limited Partnership; the Bank of Montreal, as Agent for the Banks, and Harris Trust and Savings Bank, as Collateral Agent for the Banks; and the Banks shown on Schedule 1.01 thereto, as follows:

I. I have reviewed the terms of the Amended and Restated Credit Agreement and the other Credit Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the General Partner and each Borrower and their respective Subsidiaries during the fiscal [quarter] [year] ending______________.
     The financial statements which accompany this certificate present fairly, in all material respects, the information contained therein (subject to changes resulting from normal, year-end adjustments), in accordance with GAAP applied on a basis consistent with prior fiscal periods. I also certify that I have no knowledge of the existence and continuance as of the date set forth below of any condition or event which constitutes a Default or an Event of Default.


II. During and at the end of the quarter ended the Operating Partnership was in compliance with the restrictions contained in Sections 8.01(b), (d),
     (e), (f) and (g), 8.07(a)(ii), 8.07(a)(iii), 8.07(c)(ii) and 8.19 of the
     Amended and Restated Credit Agreement. Compliance with the foregoing restrictions is demonstrated in reasonable detail in Schedule I attached hereto.

III. The Cash Flow/Interest Coverage Pricing Ratio as of the end of the immediately preceding fiscal quarter is____________________, calculated as set forth below:

                  Cash Flow                             $_____Million(A)

                  Consolidated Gross Interest Expense   $_____ Million(B)

                  Cash Flow/Interest Pricing Ratio       ____A/B

     Capitalized terms used herein without definition have the meanings assigned to them in the Amended and Restated Credit Agreement.


     EXECUTED AND DELIVERED as of_____________________, 199___.


                                 LAKEHEAD PIPE LINE COMPANY,
                                 LIMITED PARTNERSHIP


                                 By:  Lakehead Pipe Line Company, Inc.,
                                      General Partner

                                 By:_________________________________
                                    Name:____________________________
                                    Title:___________________________

                                   EXHIBIT F

                        FORM OF SUBORDINATION PROVISIONS

     Subordination. (a) The indebtedness ("Subordinated Debt") evidenced by this instrument is subordinate and junior in right of payment to all Senior Debt (as defined in subdivision (b) hereof) of the Operating Partnership to the extent provided herein.

     (b) For all purposes of these subordination provisions the term "Senior Debt" shall mean all principal of and Make Whole Amount, if any, and interest on (i) the Operating Partnership's Notes in the aggregate face amount of $______ pursuant to the Amended and Restated Revolving Credit Agreement dated as of September 6, 1996, (and any notes issued in substitution therefor) and (ii) all other indebtedness of the Operating Partnership for borrowed money unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such other indebtedness is junior and subordinate to other indebtedness and obligations of the Operating Partnership. The Senior Debt shall continue to be Senior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of or extension or renewal of the Senior Debt.

     (c) Upon the happening of an event of default with respect any Senior Debt, as defined therein or in the instrument under which the same is outstanding, which occurs at the maturity thereof or which automatically accelerates or permits the holders thereof to accelerate the maturity thereof, then, unless and until such event of default shall have been remedied or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set off or otherwise) shall be made on account of the principal of, or premium, if any, or interest on any Subordinated Debt, or as a sinking fund for the Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt.

     (d) In the event of


     (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Operating Partnership, its creditors as such or its property,

     (ii) any proceeding for the liquidation, dissolution or other winding-up of the Operating Partnership, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

     (iii) any assignment by the Operating Partnership for the benefit of creditors, or

     (iv)  any other marshalling of the assets of the Operating Partnership,


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


all Senior Debt (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of any Subordinated Debt on account of any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property (other than securities of the Operating Partnership or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of this Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall have been paid in full.

     (e) In the event that any holder of Subordinated Debt shall have the right to declare any Subordinated Debt due and payable as a result of the occurrence of any one or more defaults in respect thereof, under circumstances when the terms of subdivision (d) above are not applicable, such holder shall not declare such Subordinated Debt due and payable or otherwise to be in default and shall take no action at law or in equity in respect of any such default unless and until all Senior Debt shall have been paid in full.

     (f) If any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of the Operating Partnership or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by a holder of Subordinated Debt in contravention of any of the terms hereof and before all the Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. In the event of the failure of any holder of any Subordinated Debt to endorse or assign any such payment, distribution or security, each holder of Senior Debt is hereby irrevocably authorized to endorse or assign the same.

     (g) No present or future holder of any Senior Debt shall be prejudiced in the right to enforce subordination of Subordinated Debt by any act or failure to act on the part of the Operating Partnership. Nothing contained herein shall impair, as between the Operating Partnership and the holders of this Subordinated Debt, the obligation of the Operating Partnership to pay to the holder hereof the principal hereof and interest hereon as and when the same shall become due and payable in accordance with the terms hereof, or prevent the holder of any Subordinated Debt from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon a default or Event of Default hereunder, all subject to the rights of the holders of the Senior Debt to receive cash, securities or other property otherwise payable or deliverable to the holders of Subordinated Debt.

     (h) Upon the payment in full of all Senior Debt, the holders of Subordinated Debt shall be subrogated to all rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full, and, for purposes of such subrogation, no payment or distribution received by the holders of Senior Debt of cash, securities or other property to which the holders of the Subordinated Debt would have been entitled except for these subordination provisions shall, as between the Operating Partnership and its creditors other than the holders of Subordinated Debt, on the one hand, and the holders of Subordinated Debt, on the other, be deemed to be a payment or distribution by the Operating Partnership to or on account of Senior Debt.

                                   EXHIBIT G

                              ASSIGNMENT AGREEMENT


To:  Lakehead Pipe Line Company, Inc. ("General Partner")
     Lakehead Pipe Line Partners, L.P. ("MLP")
     Lakehead Services, Limited Partnership ("Services Partnership")
     Lakehead Pipe Line Company, Limited Partnership ("Operating Partnership")

To:  BANK OF MONTREAL,
     as the Agent

     Re: Assignment by________________________[Assignor] to____________________
[Assignee] of Loans and Commitment under Amended and Restated Credit Agreement


Gentlemen and Ladies:


     We refer to clause (b) of Section 11.03 of the Amended and Restated Revolving Credit Agreement, dated as of September 6, 1996, (together with all amendments, supplements, restatements and other modifications, if any, from time to time thereafter made thereto, the "Amended and Restated Credit Agreement"), among the General Partner, Services Partnership, MLP, and Operating Partnership, the certain commercial lending institutions (the "Banks") as are, or shall from time to time become, parties thereto, and Bank of Montreal, as Agent (in such capacity, together with its successors, herein called Agent) for the Banks and Harris Trust and Savings Bank, as collateral agent for the Banks (together with its successors in such capacity, the "Collateral Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Amended and Restated Credit Agreement.

     This agreement is delivered to you pursuant to clause (b) of Section 11.03 of the Amended and Restated Credit Agreement and also constitutes notice to each of you of the assignment and delegation to_______________ (the "Assignee") of a portion of the Loans and Commitments of _______________ (the "Assignor") outstanding under the Amended and Restated Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Commitment and Participation Percentage for the purposes of the Amended and Restated Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

     [Add paragraph dealing with accrued interest and fees with respect to the Loans assigned.]

     The Assignor hereby represents and warrants to the Assignee, that it is the legal and beneficial owner of, and has not sold, assigned or transferred any of the Loans, Notes and Commitments being assigned to Assignee hereunder.

     The Assignee hereby acknowledges and confirms that it has received a copy of the Amended and Restated Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Amended and Restated Credit Agreement as a condition to the making of the Loans thereunder. The Assignee further confirms and agrees that in becoming a Bank and in making its Commitments and Loans under the Amended and Restated Credit Agreement, such actions have been and will be made without recourse to, or representation or warranty by any Agent or the Assignor.

     Except as otherwise provided in the Amended and Restated Credit Agreement, effective as of the date of acceptance hereof by the Agent

            (a) the Assignee

                 (i) shall be deemed automatically to have become a party to the Amended and Restated Credit Agreement, have all the rights and obligations of a "Bank" under the Amended and Restated Credit Agreement and the other Credit Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

                 (ii) agrees to be bound by the terms and conditions set forth in the Amended and Restated Credit Agreement and the other Credit Documents as if it were an original signatory thereto; and

            (b) the Assignor shall be released from the obligations under the Amended and Restated Credit Agreement and the other Credit Documents to the extent specified in Section 11.03 of the Amended and Restated Credit Agreement.

     The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and commitments and requests the Agent to acknowledge receipt of this document.

                                     [NAME OF ASSIGNEE]

                                     Domestic Office:

                                             Address:_______________________

                                     Address for Notices:

                                             Address:_______________________

                                     Telephone No.:

                                             Attention:

                                          with a copy to:

                                              Address:___________________

                                          Telecopier No.:

                                          Telephone No.:

                                          Attention:

     This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


Loan Commitment                          [ASSIGNOR]
   (as adjusted)
US$_______________
                                         By:_____________________
                                         Name:
                                         Title:
Outstanding Term Loans
   (as adjusted)

US$_______________________to MLP
US$_______________________to Operating Partnership
US$_______________________to Services Partnership

Participation Percentage
   (as adjusted)

__________________________

Loan Commitment                          [ASSIGNEE]
   (as adjusted)
US$_______________________

                                         By:_____________________
Outstanding Term Loans                   Name:
   (as adjusted)                         Title:
US$_______________________to MLP
US$_______________________to Operating Partnership
US$_______________________to Services Partnership

Participation Percentage
   (as adjusted)

__________________________

(Signatures continued on the following page)

ACCEPTED AND ACKNOWLEDGED
this___day of___________________,

199____.

BANK OF MONTREAL,
     as Agent


By:____________________________
   Title: